                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             THACKERAY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $23,733,000, representing the agreed upon value for capital account purposes of the Orlando, Florida property being transferred by the Registrant.

     (4)  Proposed maximum aggregate value of transaction: $23,733,000

     (5)  Total fee paid: $4,747

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                PRELIMINARY COPY

                             THACKERAY CORPORATION

                               400 Madison Avenue
                                   Suite 1508
                            New York, New York 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                            , 1996

To the Stockholders of Thackeray Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Thackeray Corporation (the "Company") will be held at the Warwick Hotel, 65 West 54th
Street, New York, New York 10019 on             ,             , 1996 at 10:00
A.M., for the following purposes:

     1. To consider and to act upon a proposal to transfer (i) approximately 140 acres of the Company's Orlando, Florida property to BT Orlando Limited Partnership, a Florida limited partnership (the "BT Partnership"), in exchange for a general partnership interest in BT Partnership and (ii) the remaining approximately 78 acres of the Company's Orlando, Florida property to a to-be-formed Florida limited partnership (the "Number 2 Partnership") in exchange for a general partnership interest in the Number 2 Partnership (collectively, the "Transaction").

     2. To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     3. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1996.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock to authorize the Transaction. Odyssey Partners, L.P., The Estate of Peter Sharp, Peter Sharp & Co., Inc. and The Peter Jay Sharp Foundation, which in the aggregate beneficially own 52.1% of the outstanding shares of Common Stock, have advised Thackeray that they intend to vote for the proposed Transaction.

     The directors have fixed the close of business on             , 1996 as the
record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. See the "INTRODUCTION--List of Company's Stockholders" section of the accompanying Proxy Statement for the place where the list of stockholders may be examined.

     AFTER CAREFUL CONSIDERATION, THE DIRECTORS OF THE COMPANY UNANIMOUSLY APPROVED THE TRANSACTION. THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS AND CONDITIONS OF THE PROPOSED TRANSAC-

TION ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE TRANSACTION.

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ARE PRESENT AT THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          JULES ROSS
                                          Secretary

Dated:             , 1996

                             THACKERAY CORPORATION

                               400 Madison Avenue
                                   Suite 1508
                            New York, New York 10017

                         ANNUAL MEETING OF STOCKHOLDERS

                                                 , 1996

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Thackeray Corporation ("Thackeray" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the 1996 Annual Meeting of Stockholders to be held at 10:00 A.M. on
                      , 1996 at the Warwick Hotel, 65 West 54th Street, New York, New York 10019 and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is anticipated that the Proxy Statement and proxy card will be mailed to stockholders on or
about                       , 1996.

                                  INTRODUCTION

GENERAL

     Shares represented by proxies properly signed and returned will be voted at the meeting. If the accompanying proxy card is signed but no specification is made thereon, the shares of the Company's common stock, par value $.10 per share (the "Shares"), represented by the proxy will be voted for (i) the proposal to transfer (A) approximately 140 acres of the Company's Orlando, Florida property (the "Orlando Property") to BT Orlando Limited Partnership, a Florida limited partnership (the "BT Partnership"), in exchange for a general partnership interest described herein, and (B) the remaining approximately 78 acres of the Orlando Property to a to-be-formed Florida limited partnership ("Number 2 Partnership" and collectively with the BT Partnership, the "Partnerships"), in exchange for a general partnership interest as described herein (collectively, the "Transaction"), (ii) the nominees for director designated by the directors and (iii) the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants. If a specification has been made on the proxy card, the Shares will be voted in accordance with the specification.

     A stockholder who gives a proxy may revoke it at any time before the proxy is voted at the meeting. The proxy is revocable by a written instrument (including a subsequently dated proxy) signed in the same manner as the proxy and received by the Company at or before the time it is voted. A stockholder who attends the meeting in person may, if he wishes, vote by ballot at the meeting, thereby cancelling any proxy previously given.

AVAILABLE INFORMATION

     Thackeray is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citibank Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the SEC this Proxy Statement. Statements contained in this Proxy Statement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document, including those included as an exhibit to this Proxy Statement, each such statement being qualified in all respects by such reference.

RECORD DATE AND QUORUM

     The voting securities entitled to vote at the meeting consist of the Shares, each of which entitles the holder thereof to one vote. Only stockholders
of record at the close of business on                       , 1996 are entitled
to vote at the meeting or at any adjournment thereof. On that date, there were 5,107,401 Shares outstanding. Shares held of record by a broker or its nominee are included in determining the number of shares present at the meeting.

     The presence, in person or by proxy, of holders of record of Shares representing a majority of the outstanding Shares entitled to vote at the Annual Meeting will constitute a quorum for action at the Annual Meeting.

STOCKHOLDERS' PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company so that such notice is received by management at its principal executive offices at 400 Madison Avenue, Suite 1508, New York, New York 10017 by November 30, 1996 and is in such form as is required under the rules and regulations promulgated by the SEC.

SOLICITATION

     The total cost of this solicitation will be borne by the Company. Proxies may be solicited by directors, officers and employees of the Company, without special remuneration. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $5,200, plus reimbursement for out-of-pocket expenses. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of Shares entitled to vote at the meeting will be reimbursed by the Company for their out-of-pocket expenses incurred in this connection. In addition to the mails, proxies may be solicited by personal interviews, telephone or telegraph.

LIST OF COMPANY'S STOCKHOLDERS

     A list of the Company's stockholders as of the record date for the meeting will be available for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company at the address set forth above.

ANNUAL AND QUARTERLY REPORTS

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended December 31, 1995, without exhibits, without charge to each person who forwards a written request therefor, which request shall include a representation that he was a beneficial holder of shares of the Company on
                    , 1996, to Secretary, Thackeray Corporation, 400 Madison Avenue, Suite 1508, New York, New York 10017.

     This Proxy Statement is accompanied by the Company's 1995 Annual Report to Stockholders (the "Annual Report") and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (the "Quarterly Report"), which reports are attached hereto as Exhibits A and B, respectively, and which information is hereby incorporated by reference.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                -------
      INTRODUCTION..........................................................          1
           General..........................................................          1
           Available Information............................................          2
           Record Date and Quorum...........................................          2
           Stockholders' Proposals..........................................          2
           Solicitation.....................................................          2
           List of Company's Stockholders...................................          3
           Annual and Quarterly Reports.....................................          3
      THE TRANSFER OF THE ORLANDO PROPERTY..................................          5
           General..........................................................          5
           Stockholder Approval.............................................          5
           Appraisal Rights.................................................          6
           Fairness.........................................................          6
           Summary of the BT Partnership Agreement..........................          6
           Summary of the Number 2 Partnership Letter Agreement.............         11
           Additional Information Concerning the Partnerships...............         12
           Information Concerning Belz......................................         12
           Interests of Company's Officers and Directors in the
            Transaction.....................................................         13
           Fairness Opinion.................................................         13
           Accounting Treatment.............................................         15
           Federal Income Tax Consequences..................................         15
           Regulatory Approvals.............................................         15
      PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS...........................         17
      BT PARTNERSHIP FINANCIAL INFORMATION..................................         20
      BUSINESS OF THE COMPANY...............................................         24
      MARKET VALUE AND DIVIDENDS............................................         24
      OWNERSHIP OF VOTING SECURITIES........................................         25
      ELECTION OF DIRECTORS.................................................         26
      SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS...........................         29
      MISCELLANEOUS.........................................................         29

                                   EXHIBITS
      -------------------------------------------------------------------
      The Company's 1995 Annual Report to Stockholders...................    EXHIBIT A
      The Company's Quarterly Report on Form 10-Q for the quarter ended
        March 31, 1996...................................................    EXHIBIT B
      BT Partnership Agreement...........................................    EXHIBIT C
      Number 2 Partnership Letter Agreement..............................    EXHIBIT D
      Fairness Opinion...................................................    EXHIBIT E

                      THE TRANSFER OF THE ORLANDO PROPERTY

GENERAL

     The Company's property in Orlando, Florida (the "Orlando Property") consists of a tract of approximately 218 acres in an area zoned for commercial uses as to approximately 162.5 acres and for multi-family residential uses as to the balance. The Orlando Property was originally acquired by the Company's predecessor in interest in 1975 by deed in lieu of foreclosure.

     Over the last several years the Company initiated discussions with major mall and shopping center developers for the purchase or joint development of the Orlando Property. No offers acceptable to the Company were made. The Company has concluded after long negotiations with Belz Enterprises ("Belz") that a joint venture with Belz is most likely to produce its optimum return. Belz is the operator of an approximately 80 acre factory outlet mall which abuts Thackeray's Orlando Property and attracts more than 12 million customers annually, making the Belz mall one of Orlando's most popular attractions. The Company itself is not in a position to develop the Orlando Property because it lacks the necessary capital, personnel or experience to do so. The Company believes that the Transaction is the best available vehicle to realize the value of the Orlando Property.

     On December 12, 1995 the Company and Belz entered into a letter of intent . The Company and Belz then proceeded to negotiate the terms of the agreements described below. On March 5, 1996, the Company's board of directors unanimously approved the Transaction and on May 20, 1996, the Company and Belz entered into the partnership agreement for the BT Orlando Limited Partnership and a letter agreement relating to the Number 2 Partnership. The partnership agreement and the letter agreement are attached hereto as Exhibits C and D, respectively. The partnership agreement provides that the Orlando Property will be transferred to the partnership when the requisite construction financing is obtained. The partnership will terminate if such financing is not obtained by May 20, 1998, in which event the Transaction will not be consummated, unless such date is extended by the Company and Belz.

     The Board of Directors believes that the terms and conditions of the proposed transfer of the Orlando Property to the Partnerships in exchange for the general partnership interests to be issued to subsidiaries of the Company are fair to and in the best interest of the Company and its stockholders and unanimously recommends that the stockholders approve the Transaction.

STOCKHOLDER APPROVAL

     The presence at the Annual Meeting, in person or by proxy, of the holders of the majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors for the meeting. The Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock to authorize the proposed transfer of the Orlando Property. Abstentions and "broker non-votes" will be included in the calculation for purposes of determining whether the Transaction has been approved and will have the same effect as a "no" vote.

     Odyssey Partners, L.P., The Estate of Peter Sharp, Peter Sharp & Co., Inc. and The Peter Jay Sharp Foundation, which in the aggregate beneficially own 52.1% of the outstanding shares of Common Stock, have advised Thackeray that they intend to vote for the proposed Transaction.

APPRAISAL RIGHTS

     The Delaware General Corporation Law does not provide for appraisal rights for stockholders in the context of the proposed transfer of the Orlando Property.

FAIRNESS

     The Board of Directors received an opinion of Houlihan Valuation Advisors ("Houlihan"), a national valuation and financial advisory firm, attached hereto as Exhibit E, as to the fairness from a financial point of view to the Company's public stockholders of the consideration to be received in the proposed Transaction. See "Fairness Opinion."

SUMMARY OF THE BT PARTNERSHIP AGREEMENT

  GENERAL

     The Agreement of Limited Partnership ("BT Partnership Agreement") of BT Orlando Limited Partnership (the "BT Partnership" or the "Partnership") is the governing instrument establishing the BT Partnership's right under the laws of the State of Florida to operate as a limited partnership and containing the rules under which it will be operated. The following summary of the BT Partnership Agreement does not purport to be a complete description and is qualified in its entirety by reference to the BT Partnership Agreement attached as Exhibit C to this Proxy Statement. Each stockholder should carefully read this Proxy Statement and the BT Partnership Agreement before voting on the proposal.

     The General Partners of the BT Partnership will be BEF, Inc., a Tennessee corporation ("BEFI"), and Brennand-Paige Industries, Inc., a Delaware corporation ("BPI") which is a wholly-owned subsidiary of the Company. BT Partnership, a Tennessee general partnership ("BT"), and EST Orlando, Ltd., a Florida limited partnership ("EST"), are the limited partners of the BT Partnership. BEFI, BT and EST are affiliates of Belz.

     The purpose of the BT Partnership is to acquire from the Company approximately 140 acres of its Orlando Property which are commercially zoned, and to develop, construct, operate and lease thereon a retail, entertainment and shopping center complex consisting of at least 600,000 square feet (the "Project").

  MANAGEMENT

     The General Partners are responsible for the management of the BT Partnership's business. Each General Partner has one vote in all matters pertaining to General Partner action or approval. The Partners have appointed BEFI to act as the Administrative General Partner. As Administrative General Partner, BEFI has the authority over, among other things, maintenance of the BT Partnership's property, employment and coordination of the services of all employees, collection and disbursement, where appropriate, of BT Partnership income, financial recordkeeping and maintenance of the day-to-day business functions of the BT Partnership. No action may be taken or sum expended or obligation incurred by the BT Partnership or Administrative General Partner with respect to matters within the scope of the Major Decisions (as such term is defined in the BT Partnership Agreement) affecting the Partnership unless such decisions have been approved in writing by all General Partners. The Limited Partners will take no part in management decisions of the BT Partnership, or otherwise participate in the control of the business of the BT Partnership.

     As Administrative General Partner, BEFI shall prepare and submit for approval by BPI a development and marketing plan, a construction budget and schedule, and annual operating budgets containing proposed development, marketing and operating activities.

     Major Decisions includes sale of the Orlando Property or granting a mortgage thereon, acquisition of additional land, approval of the master development plan and of annual budgets, financings, transfers of partnership interests and admission of new partners, selection of architects and contractors, transactions with affiliates and approval of leasing parameters.

  CONTRIBUTION TO CAPITAL

     The initial capital of the BT Partnership consists of $350 to be contributed by the Company, $10 to be contributed by BEFI, $412.80 to be contributed by BT and $227.20 to be contributed by EST. Approximately 140 acres of the Orlando Property will be transferred to the BT Partnership simultaneously with the closing of the BT Partnership's construction financing loan. Such portion of the Orlando Property will be valued at $15,246,000 for capital account purposes. BEFI, BT and EST have agreed to contribute pro rata as required the cost of all preconstruction and preclosing expenses associated with the development of the Project. No Partner will be required to contribute any additional capital to the BT Partnership unless requested in writing by the General Partners to fund net operating losses of the BT Partnership or for any other purpose deemed appropriate by the General Partners.

     BPI, BT, BEFI and EST will have a 35%, 41.28%, 1% and 22.72% partnership interest, respectively, subject to certain preferred distributions described below.

  DISTRIBUTIONS

     For purposes of allocating distributions among the Partners, the BT Partnership Agreement distinguishes between "Net Cash From Operations" and "Net Cash From Sales or Refinancing." The term "Net Cash From Operations" means the gross cash proceeds from partnership operations less partnership expenses as determined by the General Partners. The term "Net Cash From Sales or Refinancing" means the net cash proceeds from all sales and other dispositions and all refinancings, less any portion thereof used to establish reserves, all as determined by the General Partners.

     Net Cash From Operations. Net Cash From Operations will be distributed by the General Partners at such times as they reasonably deem advisable, as follows: (i) first to the Partners to reimburse them for certain real estate taxes (to be paid by BPI) and preconstruction expenses (to be paid by BT, BEFI and EST and certain amounts previously paid by BPI), respectively ("Preconstruction Expenses"); (ii) second, to the Partners, proportionate to the respective amounts of their unpaid cumulative preferred return; and (iii) then, to the Partners in accordance with their respective partnership interest percentages. The Partners will receive a cumulative, non-compounded preferred return of 9% per annum on their capital contributions, commencing on the closing of the construction loan to finance construction of the Project. Distribution of Net Cash From Operations does not constitute a reduction or a return of a Partner's capital contribution.

     Net Cash From Sales or Refinancing. Net Cash From Sales or Refinancing will be distributed by the General Partners, unless the General Partners agree to establish or increase reserves for liabilities, as follows: (i) first, to the Partners to reimburse them for their Preconstruction Expenses; (ii) second, to the Partners, proportionate to the respective amounts of their unpaid cumulative preferred returns; (iii) third, in the event of a sale of part of the Project, to the Partners proportionate to their respective amounts of federal income tax liabilities which they may be required to pay on their allocable shares of taxable income of the Partnership for such year, but only to the extent such estimated tax liability is greater than the amount otherwise distributable to such Partner from such sale or refinancing proceeds; (iv) fourth, to the Partners, a return of capital proportionate to the respective amounts of their unreturned capital contributions; and (v) then, to the Partners in accordance with their respective partnership interest percentages.

     Distributions Upon Termination. Asset distributions upon dissolution and termination of the BT Partnership will be made (i) first, to the payment of creditors and to the setting up of reserves as deemed necessary by the General Partners or a liquidating trustee; and (ii) thereafter, as provided under Distributions of Net Cash From Sales or Refinancing.

  PROFITS AND LOSSES

     Income, gain and loss generally will be allocated, both for financial statement and income tax purposes, among the Partners of the BT Partnership in a manner comparable to that applicable to distributions.

  COMPENSATION OF THE GENERAL PARTNERS

     The Administrative General Partner (or its affiliated designee) will receive, pursuant to a Management and Leasing Agreement, (i) a management fee of three percent (3%) of the gross rentals collected by the BT Partnership; (ii) a leasing fee of three percent (3%) of the minimum rent for the initial term of all leases executed on behalf of the BT Partnership; and (iii) certain other fees. The agreed form of Management and Leasing Agreement is an exhibit to the BT Partnership Agreement attached as Exhibit C to this Proxy Statement. If BEFI ceases to be a General Partner, BPI may terminate the Management and Leasing Agreement and designate a new management and leasing agent. Both General Partners will be entitled to reimbursement by the BT Partnership for their reasonable out-of-pocket expenses paid to unaffiliated third parties incurred on behalf of the BT Partnership.

  EXCULPATION OF THE GENERAL PARTNERS

     The Administrative General Partner will not be liable to the BT Partnership or to the Partners for damages or otherwise for any acts performed by it within the scope of authority conferred on it by the BT Partnership Agreement, except for gross negligence, malfeasance or acts in contravention of the BT Partnership Agreement.

     So long as the General Partners act in good faith, they will not be liable or accountable to the BT Partnership or to any of the Partners, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which they may do or refrain from doing in connection with the business affairs of the BT Partnership, except for willful misconduct, gross negligence, breach of fiduciary duty, malfeasance or acts in contravention of the BT Partnership Agreement.

     The BT Partnership will indemnify and hold the General Partners harmless from all liability relating to any action taken or omitted by the General Partners for or on behalf of the BT Partnership, including the payment by the General Partners of any debts of the BT Partnership, except where such action or omission is attributable to willful misconduct, gross negligence, breach of fiduciary duty, malfeasance or acts in contravention of the BT Partnership Agreement by the person seeking indemnification.

  TERM AND TERMINATION

     The BT Partnership will continue until December 31, 2055, unless earlier dissolved and terminated pursuant to the limited partnership laws of the State of Florida or the provisions of the BT Partnership Agreement. In the event of the death, dissolution, act of insolvency, adjudication of insanity or incompetency, inability to serve, or other termination, of a General Partner, its interest as a General Partner will be terminated and converted to a Limited Partnership interest, and the BT Partnership will be continued with the remaining General Partner serving alone. In the event of the death, dissolution, act of insolvency, adjudication of insanity or incompetency, inability to serve, or other termination of both General Partners, their interests as General Partners will be terminated and converted to a Limited Partnership interest and the BT Partnership will be dissolved, provided the remaining Partners may, within ninety (90) days after notice of any such event, by affirmative vote of 100% of the Limited Partners elect to continue the BT Partnership and elect a new General Partner or General Partners. If the Limited Partners do not elect to continue the BT Partnership, the Limited Partners will by majority vote designate a liquidating Partner to wind up and liquidate the BT Partnership.

     The BT Partnership will also terminate upon the earliest to occur of (i) the determination of the General Partners; (ii) the sale of substantially all of its assets; (iii) the failure to obtain construction financing for the Project by May 20, 1998 (which date may be extended, upon request of BEFI, for six months if more than 50% of the Project is leased by such date); and (iv) failure of the Company to obtain necessary consents from its stockholders by August 20, 1996 (which may be extended by BPI until February 20, 1997).

  LIMITATIONS ON TRANSFERABILITY OF BT PARTNERSHIP INTERESTS

     The General Partnership interests may not be sold, assigned, hypothecated or otherwise transferred, except as Limited Partnership interests, subject to the provisions contained in the BT Partnership Agreement.

     Commencing one year after the Project receives certificates of occupancy for the stores within the Project which had leases in existence at the closing of the construction loan, BPI may transfer its General Partnership interest (or the Company may transfer its stock in BPI) to another party in a tax-free transaction without the consent of the other Partners and without triggering the right of first refusal (described below). However, as part of such tax-free transaction, BPI must give the other Partners the right to participate in such transaction on the same terms as BPI.

     If either BPI, or BEFI, BT and EST (acting as a single group), wishes to sell all of its interests in the BT Partnership (no sale of a portion thereof being permitted) at any time, the other Partner (treating BPI as one Partner, and BEFI, BT and EST as one Partner) has the option to exercise a right of first refusal within (30) days after the delivery by the selling Partner of a notice of proposed sale, to purchase such interests at the purchase price and pursuant to the provisions set forth in the notice of proposed sale. The purchasing Partner will have the right, at its option and in lieu of the terms offered by the third party offeror, to pay for the interests by means of a cash payment of 20% of the purchase price and with the balance payable in equal monthly installments of principal over a sixty (60) month period plus interest at a rate equal to the prime rate of Citibank, N.A. plus 2% per annum. Payment of the 80% deferred purchase price (if the deferred payment method is selected) shall be evidenced by a promissory note and secured by a pledge of the purchased interest. Upon the request of the selling Partner, payment of

30% of the purchase price shall be guaranteed by a guarantor provided by the purchasing Partner. If the other Partner fails to exercise such option, such selling Partner will have the right to sell its interests as a Limited Partner in the BT Partnership so offered to the person named in the notice of proposed sale at the price and pursuant to the provisions set forth therein. However, if such Partner fails to complete such sale within ninety (90) days after the lapse of the other Partner's right to purchase such interests or after the other Partner's rejection of such offer of sale, such right will terminate, and such Partner cannot thereafter sell to any person such interests without again complying with the foregoing procedure.

     At any time commencing one year after the Project receives certificates of occupancy for the stores within the Project which had leases in existence at the closing of the construction loan, if the General Partners cannot agree upon the terms of the sale of the Project, or in the event of an unresolvable dispute as to a material matter, either BPI (as to its entire Partnership interest) or BT, BEFI and EST (as to their aggregate Partnership interests) may offer (the "Electing Partner") to either buy from or sell to the other (the "Determining Partner") its entire interest in the Partnership, such offer to be made by written notice (the "Original Notice"). The Original Notice shall state the Electing Partner's desire to effect the sale of its entire interest in the Partnership or the purchase of the Determining Partner's entire interest in the Partnership for an amount equal to the Purchase Price (as defined below). The "Purchase Price" shall be an amount equal to the amount which would be received by the Partner required to sell (the "Selling Partner") if all the Partnership assets had been sold for an amount equal to their fair market value (as determined by the Electing Partner and reflected in the Original Notice) and the proceeds thereof had been applied and distributed under the BT Partnership Agreement as though the Partnership were terminated. However, in no event shall the Purchase Price to the Selling Partner be an amount less than the sum of the Selling Partner's capital contribution and cumulative preferred return (and arrearages).

     The Determining Partner may (i) sell its interest to the Electing Partner for the Purchase Price, (ii) buy the interest of the Electing Partner for the Purchase Price, or (iii) place the Project for sale to a third party at a price not less than the fair market value of the Project as determined by the Electing Partner in the Original Notice. If no such third party offer is received within six months, the Determining Partner must elect to either sell or buy as provided above. The Purchase Price shall be paid in cash, or at the Purchasing Partner's election, 20% in cash with the balance due and payable over five years in equal annual installments with interest at 9% per annum. Payment of the deferred purchase price shall be secured and guaranteed in the same manner as provided with respect to exercising rights of first refusal. If the purchasing Partner defaults in its obligation to purchase (for the Purchase Price and otherwise upon the terms and conditions set forth above) the interest of the Selling Partner, the Selling Partner shall have a right to purchase the interest of the purchasing Partner for a Purchase Price equal to 80% of the Purchase Price which otherwise would have been applicable had the Selling Partner elected to purchase the Partnership interest of the defaulting Partner.

  ADMISSION OR WITHDRAWAL OF GENERAL PARTNERS

     Additional or replacement General Partners may be admitted by the affirmative vote of any remaining General Partners and all of the Limited Partners.

  PARTNERS' INDEPENDENT ACTIVITIES

     The BT Partnership Agreement provides that the General Partners and their officers, shareholders, directors, partners, and affiliates may participate in other activities or businesses of any nature and description, including business ventures that are related to the real estate industry.

  AMENDMENTS

     The BT Partnership Agreement may be amended (i) by the General Partners as to certain non-material matters and (ii) by the General Partners and the Partners (including the General Partners) holding a majority of the partnership interests as to other matters, except that the consent of each Partner is required as to amendments relating to personal liabilities, allocations of profits and losses and distributions and dilution of ownership percentages.

  PARTNER OBLIGATIONS AND GUARANTY AGREEMENT

     Under the BT Partnership Agreement, BPI, BEFI, BT and EST are, among other things, obligated to do the following:

     (a) BPI is obligated to contribute the approximately 140 acres of the Orlando Property to the Partnership simultaneous with closing of the construction financing.

     (b) If any lender with respect to the Project requires the guarantee of any Partner for any debt of the Partnership, all Partners shall guarantee such debt. In such event, to the extent any Partner is ultimately responsible for payment of any portion of any Partnership debt in excess of its proportionate share thereof, such Partner is entitled to rights of indemnity and contribution from the other Partners.

     (c) BPI and BEFI each agree to indemnify the Partnership and the remaining Partners for any loss, expense or damage which they might suffer as a result of such General Partner's willful misconduct, gross negligence, breach of fiduciary duty or malfeasance.

     (d) If either BPI or BEFI (in conjunction with BT and EST) cause the "buy-sell" provisions of the BT Partnership Agreement to be utilized, BPI (if it is the purchasing Partner under such "buy-sell" provisions) or BEFI (if it, in conjunction with BT and EST, is the purchasing Partner under such "buy-sell" provisions) agree to become responsible for all the debts of the Partnership incurred before or after such purchase, and agree to indemnify and hold harmless the selling General Partner with respect to such debts and all claims, causes of action and damages arising with respect thereto.

     Pursuant to an agreement entered into as of May 20, 1996 (the "Guaranty Agreement"), the Company (with respect to the obligations of BPI set forth above) and Belz Investco L.P. ("Belz Investco") (with respect to the obligations of BEFI, BT and EST as set forth above) have each agreed to guarantee and perform the obligations of their respective affiliates described above. The Guaranty Agreement is attached as part of Exhibit C to this Proxy Statement.

SUMMARY OF THE NUMBER 2 PARTNERSHIP LETTER AGREEMENT

     On May 20, 1996, the Company and Belz Investco entered into a letter agreement regarding the development of the remaining approximately 78 acres (the "Phase II Property") of the Company's Orlando Property (the "Letter Agreement"). The Letter Agreement is attached as Exhibit D to this Proxy Statement. Pursuant to the Letter Agreement, the Company and Belz Investco have agreed to form a new limited partnership (the "Number 2 Partnership"), 50% of which will be owned by the Company or its affiliate and 50% of which will be owned by Belz or its affiliate. The Number 2 Partnership will develop 22.5 acres of the Phase II property as commercial property and 55.5 acres of the Phase II Property as multi-family residential property. The parties agreed that the limited partnership agreement for the Number 2 Partnership will contain the same provisions as those in the BT Partnership Agreement, subject to adjustment to reflect land and timing differentials, with an affiliate of Belz Investco acting as Administrative General Partner and agreeing to use its best efforts to develop the commercial and residential portions of the Phase II Property.

     The Company will contribute the approximately 78 acres to the Number 2 Partnership, which property will be valued for capital account purposes at $8,487,000 (allocated $4,500,000 to the commercial real estate and $3,987,000 to the multi-family residential real estate), with the same cumulative preferred returns as provided in the BT Partnership Agreement. The commercial and multi-family residential parcels of land (or such portions thereof as are currently being developed) will be transferred to the Number 2 Partnership simultaneous with the closing of the respective construction loans thereon.

     The commencement date for the Number 2 Partnership will be the date of completion of the Project by the BT Partnership (deemed to be the date upon which certificates of occupancy are issued for the stores within the Project which had leases in existence at the closing of the construction loan). The commercial real estate parcel will not be transferred to the Number 2 Partnership if the Partnership fails for any reason to secure and close construction financing therefor within 24 months from the commencement date. The multi-family residential parcel will not be transferred to the Number 2 Partnership if the Partnership fails for any reason to secure and close construction financing therefor within 36 months from the commencement date; provided, however, if construction financing for more than 50% of the residential acreage has been obtained and said acreage is currently being developed by the Number 2 Partnership, upon request from Belz Investco the 36 months shall be extended for an additional 12 months.

ADDITIONAL INFORMATION CONCERNING THE PARTNERSHIPS

     The name, address and telephone number of the Partnerships' chief executive office will be as follows:

              c/o Belz Enterprises
              530 Oak Court Drive, Suite 300
              Memphis, Tennessee 38187-1199
              Telephone No.: 901-767-4780

     Each Partnership will be engaged in the development of the portion of the Orlando Property which is to be transferred to it.

INFORMATION CONCERNING BELZ

     Belz owns and operates shopping malls, builds and manages corporate campuses and develops suburban residential communities. The company also owns and manages distribution centers, office buildings, mixed-use urban centers and ten budget to luxury hotels. Belz's annual revenues exceeded $300 million for the year ended December 31, 1995. Belz employs over 4,000 employees and has, as of

December 31, 1995, 21 million square feet of real estate space under its control and an additional two million square feet under its management.

INTERESTS OF COMPANY'S OFFICERS AND DIRECTORS IN THE TRANSACTION

     No director or officer of the Company has a personal or business relationship with Belz or the Partnerships. In addition, no officer or director of the Company has any interest in the Transaction, other than as stockholders of the Company.

FAIRNESS OPINION

     The description of Houlihan's Fairness Opinion set forth below does not purport to be complete, and is qualified in its entirety by reference to the text of such opinion, attached as Exhibit E to this Proxy Statement.

     Houlihan has rendered its opinion that the consideration to be received by the Company in connection with the Transaction is fair to the Company's public stockholders from a financial point of view. The allocations among the partners in the Partnerships and the other terms of the Transaction were determined by negotiation between Belz and the Company and was not based on any recommendations made by Houlihan. For purposes of its opinion, Houlihan reviewed the BT Partnership Agreement and the Letter Agreement, certain financial information of the Company and general information concerning the Company and the Orlando Property.

     The Company engaged Houlihan after having executed the letter of intent, but conditioned its approval of the Transaction upon the receipt of the Fairness Opinion. Prior to such engagement, neither the Company, Belz nor any of their affiliates had any relationship with Houlihan or any of its affiliates or representatives, except that the Company has a minority interest in a company which engages Houlihan for annual ESOP valuation purposes. For its services in rendering the fairness opinion described above, Houlihan will receive a total fee of $27,500 and will be reimbursed for its reasonable out-of-pocket expenses, whether or not the Transaction is closed. Houlihan is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements and valuations for estate, corporate and other purposes. The Board of Directors selected Houlihan on the basis of such experience.

     Houlihan's engagement was not in any way limited in the scope of its investigation. A summary of Houlihan's analyses and conclusions follows.

     Houlihan analyzed the structure and terms of the Transaction, including a review of the BT Partnership Agreement, the Letter Agreement and other documents related thereto; analyzed financial forecasts for the BT Partnership prepared by Belz (the "Projections"); met with representatives of Belz to discuss the Projections and other relevant aspects of the Project; visited the Orlando Property; met with individuals who are experts in the Orlando commercial real estate market; had discussions with representatives of the Company to discuss the background of the Transaction as well as other alternatives which were considered; analyzed capitalization rates, required rates of return, vacancy rates and other relevant data for entities which own and manage shopping malls; and considered various alternatives to the Transaction, including a sale of the Orlando Property outright, a joint venture to develop the Orlando Property with another developer, and continuing to hold the Orlando Property for investment.

     The Company represented to Houlihan that it had discussions with numerous commercial real estate developers besides Belz regarding the sale or joint development of the Orlando Property, none of whom expressed interest in pursuing the matter on terms acceptable to the Company. Belz's interest stemmed in large part from the fact that it had developed the two factory outlet malls adjacent to the Orlando Property and had a unique understanding of the property's commercial potential and how to design, build and manage a retail development to realize that potential.

     Houlihan analyzed the expected investment returns to be received by the Company in connection with the Transaction. These include a 9% preferred return on its $15,246,000 initial capital investment; 35% of the Net Cash Flow From Operations of the BT Partnership after payment of the preferred return; the return of its $15,246,000 initial capital contribution upon a sale or refinancing of the property; and 35% of Net Cash From Sales or Refinancing after the repayment of the initial capital. Houlihan analyzed such returns under multiple scenarios, assuming a sale of the property at various points in time and under various sales prices. Houlihan also performed sensitivity analyses on the critical assumptions underlying the Projections, determining how the investment returns to the Company are impacted by changes in assumptions regarding lease rates; vacancy rates; interest rates; the number of leasable square feet; as well as other factors.

     While no financial projections were available with respect to the Number 2 Partnership, Houlihan considered the potential for additional returns to the Company upon the development of the property held by the Number 2 Partnership. These include a 9% preferred return on its $8,487,000 initial capital investment; 50% of the Net Cash Flow From Operations after payment of the preferred return; the return of its $8,487,000 initial capital contribution upon a sale or refinancing of the property; and 50% of Net Cash From Sales or Refinancing after the repayment of the initial capital.

     One alternative considered by Houlihan was an outright sale of the Orlando Property. While the Orlando Property was never listed for sale with a real estate broker, the Company had numerous discussions over time with a number of potential buyers, none of whom, according to the Company, expressed interest in purchasing the property on terms acceptable to the Company.

     Houlihan was provided with a real estate appraisal (the "Appraisal") of the Orlando Property, as of March 1, 1994. According to the Appraisal, the Orlando Property had an appraised fair market value of $32,000,000 at that time. The commercially zoned acreage was valued at $200,000 an acre, implying a value of approximately $28,000,000 for the approximately 140 commercial acres to be developed in the Project.

     From the standpoint of its evaluation of the fairness of the transaction, Houlihan considered whether the Orlando Property could be sold within a reasonable period of time for its appraised value as of March 1, 1994. In connection with this evaluation, Houlihan conducted detailed due diligence with experts in the Orlando commercial real estate market and relied substantially on their opinions. The opinions of such experts are that, among other things, the Appraisal did not adequately address the difference between the investment characteristics of the Orlando Property and those of the comparable land sales which were used to value it, particularly the Orlando Property's significantly larger size, as well as its limited traffic access and egress. On the basis of its discussions with the such real estate experts, Houlihan concluded that substantial uncertainty exists regarding not only whether the Orlando Property could be sold within a reasonable period of time for its appraised value, but whether it could be sold at a price whereby the net proceeds to the Company would be greater than the net present value of the returns expected to be received by the Company in connection with the Transaction.

ACCOUNTING TREATMENT

     The Orlando Property will be reclassified at its carrying value on the Company's balance sheet from the caption "Investment in real estate" to "Investment in real estate partnership." Preconstruction costs and real estate taxes incurred by the Company will be recorded as an asset to the extent reimbursable pursuant to the BT Partnership Agreement.

     Preconstruction costs incurred by the partners of the BT Partnership and real estate taxes incurred by the Company with respect to the approximately 140 acres of the Orlando Property, to the extent reimbursable pursuant to the BT Partnership Agreement, will be capitalized as development costs and shown on the BT Partnership's balance sheet as a corresponding "Payable to Partners." The approximately 140 acres of the Orlando Property to be contributed to the BT Partnership will be recorded by the BT Partnership based upon the book carrying value of the contributing partner, the Company, with a corresponding increase in the Company's capital account.

FEDERAL INCOME TAX CONSEQUENCES

     A contribution of property to a partnership in exchange for an interest in that partnership generally is not a taxable event. Accordingly, the Company will not realize any gain or loss for federal income tax purposes upon the consummation of the Transaction. Rather, the Company will have a basis in each of the two general partnership interests it receives in exchange for the Orlando Property equal to its adjusted tax basis in the portions of the Orlando Property exchanged therefor.

     As partnerships, the BT Partnership and the Number 2 Partnership will not be subject to federal income tax. Its partners, however, will be required to include in income (and will be entitled, subject to certain limitations, to deduct) the items of partnership income and expense allocable to them under the respective partnership agreements and the Internal Revenue Code of 1986, as amended, regardless of whether any cash is distributed to them. For purposes of these allocations, any gain recognized on the Orlando Property will be allocated to the Company to the extent that such gain is inherent in the Orlando Property at the time of the Transaction.

REGULATORY APPROVALS

     In connection with the development and construction of the Project by the BT Partnership, various federal, state and local regulatory requirements must be complied with and permits obtained. Except as provided below, the BT Partnership has not begun securing these permits. The following described permits are, however, customary for all development projects of this nature in the State of Florida.

     The primary federal regulatory approval is receipt of a permit or acknowledgement of a statutory exemption from the Army Corps of Engineers regarding potential wetland impacts. In order to obtain this permit, the BT Partnership must conduct a detailed inspection of wetland areas located on the Orlando Property, determine their viability and potential impacts from development activity and request the required permit or exemption from the Army Corps of Engineers.

     The primary state regulatory approvals necessary for development and construction of the Project involve permits from the South Florida Water Management District ("SFWMD") and the Florida Department of Environmental Protection ("FDEP"). SFWMD is an agency of the State of Florida which regulates stormwater drainage impacts and certain environmental impacts in this area of the State. Upon creation of the master stormwater drainage plan and identification of potential impacts to wetlands which may be located on the Orlando Property, SFWMD will review and recommend appropriate conditions associated with a stormwater management permit and an environmental resource permit. The FDEP regulates the review and approval of the onsight sanitary sewer collection system and discharge of the same into an appropriate treatment facility. Sewer discharge capacity has been verified in the applicable treatment facility managed by the City of Orlando.

     At the local level, the Partnership will need to obtain a master plan approval, subdivision plat approval and a building permit from the City of Orlando. The master plan approval involves the City's review and approval of site related issues such as access, landscaping, parking and similar site related design issues. The City requires a subdivision plat approval for all property sought to be developed. Finally, issuance of a City building permit will constitute City final approval of the construction plans for the Project.

     The Company has no reason to believe that it will not receive all requisite permits and approvals.

     The scope of the Project would normally require compliance with the State of Florida's rules regarding Developments of Regional Impact ("DRI"). However, because the Orlando Property is located in an area which was previously vested for high intensity development, it has been determined by the Florida Department of Community Affairs that the Orlando Project will not have to undergo DRI review.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated balance sheet of the Company as of March 31, 1996 and unaudited pro forma consolidated income statements of the Company for the year ended December 31, 1995 and the quarter ended March 31, 1996 give effect to the proposed transfer of the Orlando Property as if such transfer had been consummated on March 31, 1996 and at the beginning of such periods, respectively, and based on the BT Partnership being able to secure and close on the construction financing for the Project. The pro forma financial statements have been prepared based upon the Company's Consolidated Financial Statements appearing in the Annual Report and the Quarterly Report. These pro forma statements are not necessarily indicative of the results that actually would have occurred if the transfer had taken place during such periods or which may be attained in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto appearing in the Annual Report and the Quarterly Report.

THACKERAY CORPORATION
PRO FORMA BALANCE SHEET

MARCH 31, 1996
(UNAUDITED)

                                                                      PRO FORMA
(Dollars in thousands)                                   ACTUAL      ADJUSTMENTS       PRO FORMA
                                                         -------     -----------       ---------
ASSETS:
  Cash and cash equivalents............................  $ 2,863                        $ 2,863
  Investments in real estate...........................    7,059        (5,331)(a)        1,728
  Investment in real estate partnership................       --         5,331(a)         5,331
  Other assets.........................................      206                            206
                                                         -------       -------          -------
                                                         $10,128       $     0          $10,128
                                                         =======       =======          =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accrued expenses and other liabilities...............      494                            494
  Stockholders' equity:
     Common stock......................................      619                            619
     Capital in excess of par value....................   53,424                         53,424
     Accumulated deficit...............................  (34,419)                       (34,419)
     Treasury stock....................................   (9,990)                        (9,990)
                                                         -------                        -------
          Total stockholders' equity...................    9,634                          9,634
                                                         -------                        -------
          Total liabilities and stockholders' equity...  $10,128                        $10,128
                                                         =======                        =======

- ---------------
(a) Pro forma adjustment reflects the reclassification of the Orlando Property from "Investments in real estate" to "Investments in real estate partnership."

THACKERAY CORPORATION
PRO FORMA STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)

                                                                  PRO FORMA
                                                    ACTUAL       ADJUSTMENTS     PRO FORMA
                                                   ---------     -----------     ---------
(Dollars in thousands)
Revenues from real estate operations.............  $      80                     $      80
Expenses of real estate operations...............       (432)         232(b)          (200)
                                                   ---------        -----        ---------
Loss from real estate operations.................       (352)         232             (120)
General and administrative expenses..............        452                           452
Interest income, net.............................        (85)                          (85)
                                                   ---------        -----        ---------
Loss from continuing operations before
  income taxes...................................       (719)         232             (487)
Income taxes.....................................         --                            --
                                                   ---------        -----        ---------
Loss from continuing operations..................       (719)         232             (487)
                                                   =========        =====        =========
Loss per share from continuing operations........  $   (0.14)       $0.04        $   (0.10)
                                                   ---------        -----        ---------
Number of shares.................................  5,107,401                     5,107,401
                                                   =========                     =========

PRO FORMA STATEMENT OF INCOME

QUARTER ENDED MARCH 31, 1996
(UNAUDITED)

                                                                  PRO FORMA
                                                    ACTUAL       ADJUSTMENTS     PRO FORMA
                                                   ---------     -----------     ---------
(Dollars in thousands)
Revenues from real estate operations.............  $      18                     $      18
Expenses of real estate operations...............        (72)          60(b)           (12)
                                                   ---------        -----        ---------
Gain (Loss) from real estate operations..........        (54)          60                6
General and administrative expenses..............        104                           104
Interest income, net.............................        (38)                          (38)
                                                   ---------        -----        ---------
Loss from continuing operations before
  income taxes...................................       (120)          60              (60)
Income taxes.....................................         --                            --
                                                   ---------        -----        ---------
Loss from continuing operations..................       (120)          60              (60)
                                                   =========        =====        =========
Loss per share from continuing operations........  $   (0.02)       $0.01        $   (0.01)
                                                   ---------        -----        ---------
Number of shares.................................  5,107,401                     5,107,401
                                                   =========                     =========

- ---------------
(b) Pro forma adjustment reflects the deferral of the real estate taxes on the Orlando Property which were expensed as property carrying costs on the Company's books that would be deemed reimbursable pursuant to the partnership agreement.

                      BT PARTNERSHIP FINANCIAL INFORMATION

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of BT Orlando Limited Partnership:

We have audited the accompanying balance sheet of BT Orlando Limited Partnership as of May 20, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BT Orlando Limited Partnership as of May 20, 1996, in conformity with generally accepted accounting principles.

                                             Arthur Andersen LLP
New York, New York
June 20, 1996

BT ORLANDO LIMITED PARTNERSHIP
BALANCE SHEET

MAY 20, 1996

ASSETS
Development costs (Note 3)........................................................  $68,572
                                                                                    -------
  Total Assets....................................................................  $68,572
                                                                                    =======
LIABILITIES AND PARTNERS' CAPITAL
Payable to Partners (Note 3)......................................................  $68,572
Partners' Capital
  Contributions
     BEF, Inc.....................................................................       10
     Brennand-Paige Industries, Inc...............................................      350
     BT Partnership...............................................................      413
     EST Orlando, Ltd.............................................................      227
                                                                                    -------
                                                                                      1,000
  Contributions Receivable........................................................   (1,000)
                                                                                    -------
     Total Partners' Capital......................................................        0
                                                                                    -------
  Total Liabilities and Partners' Capital.........................................  $68,572
                                                                                    =======

       The accompanying notes are an integral part of this balance sheet.

                         BT ORLANDO LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENT

                                  MAY 20, 1996

NOTE 1:  ORGANIZATION AND BUSINESS

     BT Orlando Limited Partnership (the "Partnership"), a Florida limited partnership, was formed on May 20, 1996 for the purpose of acquiring approximately 140 acres of land and to develop, construct, operate and lease a retail shopping center of at least 600,000 square feet in Orlando, Florida.

     Brennand-Paige Industries, Inc. ("BPI"), a wholly owned subsidiary of Thackeray Corporation, is a 35% general partner and BEF, Inc., an affiliate of Belz Investco, L.P., is a 1% general partner. The limited partners, who are affiliates of Belz Investco, L.P., are BT Partnership with a 41.28% interest and EST Orlando, Ltd. with a 22.72% interest. The general partners and limited partners are collectively referred to as the Partners.

     The partnership agreement provides for BPI to contribute its rights, title and interests in the land to the Partnership simultaneously with the closing of a construction financing loan. The partnership agreement provides for a 24 month period to secure and close on the construction financing. Pursuant to the partnership agreement, the Partners have agreed that the land will have a stated value of $15,246,000 and that, upon contribution, BPI will have Preferred Partnership Capital, as defined, of such amount. BPI will be entitled to receive a 9% cumulative, non-compounding preferred return on its Preferred Partnership Capital commencing upon the closing of the construction loan.

     The partnership agreement provides that all Major Decisions, as defined, are to be jointly approved by both of the general partners. The Partnership will terminate on December 31, 2055, unless terminated earlier, as provided for in the partnership agreement.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Capitalization of Development Costs

     The Partnership capitalizes all direct and indirect costs relating to the project development.

Contributions Receivable

     Partners' contributions receivable are recorded as a reduction to partners' capital until received.

NOTE 3:  DEVELOPMENT COSTS

     Development costs incurred through May 20, 1996 represent preconstruction costs incurred by the Partners that are to be reimbursed by the Partnership pursuant to the partnership agreement.

PRO FORMA BALANCE SHEET

     The following unaudited pro forma opening balance sheet of the Partnership as of May 20, 1996, gives effect to the proposed transfer of the approximately 140 acres of the Orlando Property as if such transfer had been consummated on May 20, 1996, based upon the Partnership being able to secure and close on the construction financing for the Project. The unaudited pro forma balance sheet should be read in conjunction with the Partnership's audited balance sheet.

BT ORLANDO LIMITED PARTNERSHIP
PRO FORMA BALANCE SHEET

MAY 20, 1996
(UNAUDITED)

                                                                   PRO FORMA
                                                      ACTUAL      ADJUSTMENTS       PRO FORMA
                                                      -------     -----------       ----------
ASSETS
Land................................................       --     $ 3,423,755(a)    $3,423,755
Development costs...................................  $68,572                           68,572
                                                      -------      ----------       ----------
          Total Assets..............................  $68,572     $ 3,423,755       $3,492,327
                                                      =======      ==========       ==========
LIABILITIES AND PARTNERS' CAPITAL
Payable to Partners.................................  $68,572                       $   68,572
Partner's Capital
  Contributions
     BEF, Inc.......................................       10                               10
     Brennand-Paige Industries, Inc.................      350       3,423,755(a)     3,424,105
     BT Partnership.................................      413                              413
     EST Orlando, Ltd...............................      227                              227
                                                      -------      ----------       ----------
                                                        1,000       3,423,755        3,424,755
  Contributions Receivable..........................   (1,000)                          (1,000)
                                                      -------      ----------       ----------
          Total Partners' Capital...................        0       3,423,755        3,423,755
                                                      -------      ----------       ----------
  Total Liabilities and Partners' Capital...........  $68,572     $ 3,423,755       $3,492,327
                                                      =======      ==========       ==========

- ---------------
(a) Pro forma adjustment represents the approximately 140 acres of the Orlando Property to be contributed to the Partnership by the Company at the closing of the construction financing, assuming the Partnership is able to secure construction financing for the Project. The value of the land is recorded by the Partnership at the book carrying value of the Company. Pursuant to the BT Partnership Agreement, the partners have agreed that the land will have a stated value of $15,246,000 and that, upon contribution, BPI, a wholly-owned subsidiary of the Company, will have Preferred Partnership Capital, as defined, of such amount. BPI will be entitled to receive a 9% cumulative, non-compounding preferred return on its Preferred Partnership Capital commencing upon the closing of the construction loan.

                            BUSINESS OF THE COMPANY

General

     Thackeray is a Delaware corporation which holds real estate and mortgage loans secured by real estate, for investment.

     Thackeray's business is the management of its mortgage loans and real estate investments. Thackeray does not presently intend to acquire additional real estate assets and plans to continue to manage its assets and to sell some or all of its remaining real estate assets in order to realize a profit on its investments as advantageous opportunities for such sales occur. Thackeray is subject to competition from various types of enterprises owning or investing in properties similar to those owned by Thackeray and otherwise engaging in activities similar to those of Thackeray. Many of these enterprises have substantially greater financial and personnel resources and greater experience in construction, development, management and sale of real estate properties than Thackeray.

     For information with respect to the real estate and mortgage loans, see Notes 1 and 3 of Notes to Consolidated Financial Statements included in the Annual Report, which Notes are incorporated herein by reference.

     In March 1996, the Company entered into a contract for the sale of its 90.9 acre Dade County, Florida property for $2.5 million, which amount is in excess of the carrying value of the property. The closing is contingent on the buyer's obtaining development approvals for the intended use of the property. If such approvals are obtained, the contract contemplates a fourth quarter 1996 closing.

Indebtedness

     For information with respect to the Company's indebtedness, see Note 4 of Notes to Consolidated Financial Statements included in the Annual Report, which
Note is incorporated herein by reference.

Employees

     As of July 1, 1996, the Company had two employees.

Properties

     For additional information with respect to the Company's investments in real estate and to its lease obligations, see Notes 1, 3 and 7 of Notes to Consolidated Financial Statements included in the Annual Report, which Notes are incorporated herein by reference.

     Thackeray's executive offices are located at 400 Madison Avenue, New York, New York. The lease at this location expires in December 1997 and provides for an annual base rent of $30,000.

Legal Proceedings

     There are no legal proceedings currently pending against the Company or its subsidiaries.

                           MARKET VALUE AND DIVIDENDS

     The Company's Common Stock is traded on the New York Stock Exchange. The Company's Annual Report, which is incorporated herein by reference, sets forth the high and low sales prices for Thackeray's Common Stock for the periods indicated therein. The high and low sales prices therefor during the first quarter of 1996 were $5.50 and $4.375, respectively, and during the second quarter of 1996 were $4.375 and $3.50, respectively. During the three years ended December 31, 1995 and during 1996, no dividends were paid on Thackeray's Common Stock.

                         OWNERSHIP OF VOTING SECURITIES

     The following table contains certain information with respect to each
person known to the Company to have been, at               , 1996 (or, as
otherwise set forth below), the beneficial owner of more than 5% of the Shares. Except as otherwise indicated, all Shares are owned directly.

                                                                AMOUNT AND NATURE
                     NAME AND ADDRESS OF                          OF BENEFICIAL         PERCENT OF
                       BENEFICIAL OWNER                             OWNERSHIP             CLASS
- --------------------------------------------------------------  -----------------       ----------
Odyssey Partners, L.P.........................................      1,337,625(1)           26.2%
  31 West 52nd Street
  New York, New York 10019
Estate of Peter Sharp.........................................        981,400(2)           19.2%
  c/o Peter Sharp & Co., Inc.
  1370 Avenue of the Americas
  New York, New York 10019
The Peter Jay Sharp Foundation................................        341,000               6.7%
  c/o Peter Sharp & Co., Inc.
  1370 Avenue of the Americas
  New York, New York 10019
Dimensional Fund Advisors Inc.................................        312,300(3)            6.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

- ---------------

(1) Of this amount 1,309,500 Shares are owned directly by Odyssey Partners, L.P. ("Odyssey") and 28,125 Shares are owned directly by Ronald B. Rothberg, formerly a principal of Odyssey and currently a director of the Company. Leon Levy, Jack Nash, Stephen Berger, Joshua Nash and Brian F. Wruble, by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the common stock owned by Odyssey and, accordingly, may be deemed beneficial owners of the common stock owned by Odyssey. Each of the aforesaid persons expressly disclaims any such beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) which exceeds the proportionate interest in the common stock which he may be deemed to own as a general partner of Odyssey. The Company has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the common stock owned by Odyssey. Odyssey is a private investment firm with substantial equity capital invested in marketable securities and closely held businesses.

(2) Of this amount, 937,500 Shares are owned directly by the Estate of Peter Sharp and 43,900 Shares are owned directly by Peter Sharp & Co., Inc., which is wholly-owned by the Estate of Peter Sharp.

(3) Such information is as of December 31, 1995 and is based upon information furnished to the Company by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 312,300 Shares as of December 31, 1995, all of which Shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles of qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such Shares.

                             ELECTION OF DIRECTORS

     It is proposed to elect a Board of Directors consisting of five members, each to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

     Unless authority is withheld, it is intended that proxies will be voted for the election of the five nominees named below, each of whom is currently serving as a director. The Board of Directors does not contemplate that any of these nominees will be unable or will decline to serve. However, if any of them is unable or declines to serve, the persons named in the accompanying Proxy may vote for another person or persons in their discretion.

INFORMATION CONCERNING NOMINEES

     The following table sets forth certain information with respect to the five nominees for election to the Board of Directors. Except as otherwise indicated, each nominee has held his present principal occupation for the past five years.

   NAME, AGE (AT MARCH 1, 1996) AND                                             FIRST BECAME A
    POSITION HELD WITH THE COMPANY               PRINCIPAL OCCUPATION              DIRECTOR
- --------------------------------------  --------------------------------------  --------------
Martin J. Rabinowitz(1)...............  Limited Partner of Odyssey, an               1985
  64                                    investment partnership, New York, New
  Chairman of the Board (since 1986)    York (since 1993; previously General
  and President (since 1987)            Partner); Director and Chairman of the
                                        Board, Eagle Food Centers, Inc. (since
                                        1992).
Jules Ross(1).........................  Principal of Odyssey (since 1987);           1988
  63                                    Director, Monroc, Inc. (since 1988).
  Vice President, Finance and           President, CER Corporation, an
  Treasurer (since 1990) and Secretary  engineering consulting firm, Las
  (since 1991)                          Vegas, Nevada (1991-1993).
Ronald D. Rothberg(2).................  President, The RDR Group Inc., a             1983
  49                                    private investment company (since
                                        1988); Vice President and Secretary of
                                        the Company (1983-1991).
Moses Rothman(2)......................  Chairman, Black Inc. A.G., a film            1988
  77                                    distributor, London, England (since
                                        1971).
John Sladkus(1).......................  Senior Vice President of Peter Sharp &       1981
  72                                    Co., Inc., a real estate management
                                        company, New York, New York; Executive
                                        Vice President of Avatar Holdings
                                        Inc., a land development company,
                                        Coral Gables, Florida (1981-1991)

- ---------------

(1) Member of the Company's Executive Committee and Nominating Committee.

(2) Member of the Company's Audit Committee.

     None of the present directors who is a nominee for election to the Board of Directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, except as indicated above.

EXECUTIVE OFFICERS OF THE COMPANY

     There are no executives officers of the Company other than those named above. Officers are generally elected annually at the first meeting of the directors of the Company following the Annual Meeting of Stockholders.

COMPENSATION AND INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     The Company qualifies as a "small business issuer" under the rules of the Securities and Exchange Commission and, accordingly, the information in this section is furnished in accordance with the rules applicable to such issuers.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of the Chief Executive Officer for services in all capacities to the Company and its subsidiaries in 1993, 1994 and 1995. No executive officer had compensation during the fiscal year ended December 31, 1995 in excess of $100,000.

                                                                      LONG TERM COMPENSATION
                                                                  ------------------------------
                                        ANNUAL COMPENSATION
                                     --------------------------          AWARDS
                                                        OTHER     --------------------   PAYOUTS
          NAME AND                                     ANNUAL     RESTRICTED   OPTIONS   -------   ALL OTHER
         PRINCIPAL                                     COMPEN-      STOCK       (# OF     LTIP      COMPEN-
          POSITION            YEAR   SALARY   BONUS   SATION(1)    AWARD(S)    SHARES)   PAYOUTS    SATION
- ----------------------------  ----   ------   -----   ---------   ----------   -------   -------   ---------
Martin J. Rabinowitz........  1995    -0-     -0-      -0-          -0-         -0-       -0-       $ 1,500(1)
Chairman, CEO                 1994    -0-     -0-      -0-          -0-         -0-       -0-         1,500(1)
and President                 1993    -0-     -0-      -0-          -0-         -0-       -0-         1,500(1)

- ---------------

(1) Mr. Rabinowitz did not receive any salary or other compensation from the Company, except in his capacity as director.

     Directors of the Company who are not salaried officers of the Company are paid a fee of $500 for each meeting attended. In addition, the members of the Company's Audit Committee receive a fee of $500 for each committee meeting attended. No fee is paid for meetings held by telephone conference call.

ADDITIONAL INFORMATION

     The Board of Directors held a total of four meetings during 1995.

     The Company has a standing Nominating Committee and Audit Committee, but has no standing Compensation Committee.

     The Audit Committee assists in the review of the scope and the results of the audit of the financial statements of the Company and in the selection of auditors and makes inquiries as to the Company's accounting, financial and operating controls. There were two Audit Committee meetings held in 1995. The members of the Audit Committee are Ronald D. Rothberg and Moses Rothman.

     The Nominating Committee makes recommendations regarding nomination of candidates for election as directors. The Committee's members are Martin J. Rabinowitz, Jules Ross and John Sladkus. There was one meeting of the Nominating Committee in 1995. If sent by mail, addressed to the Secretary of the Company at the offices of the Company, 400 Madison Avenue, Suite 1508, New York, New York 10017, the Committee will review stockholder recommendations for nominees for election as directors, provided that the recommendation is accompanied by a resume outlining the proposed nominee's business and professional qualifications and a statement of the facts which cause the stockholder to believe that the nomination of such person would serve the best interests of the Company. Any such recommendations with respect to the 1997 Annual Meeting should be received by the Company by November 29, 1996.

     No family relationships exist between any director or executive officer of the Company.

     Directors are elected by a plurality of the votes of the shares present or represented by proxy at the meeting. Consequently, only shares that are voted in favor or a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of             , 1996, the number of
Shares beneficially owned by each director of the Company, each executive officer named in the Summary Compensation Table above and by all directors and executive officers of the Company as a group. Except as otherwise indicated, all Shares are owned directly.

                                                               AMOUNT AND NATURE OF     PERCENT OF
                        NAME OF GROUP                          BENEFICIAL OWNERSHIP       CLASS
- -------------------------------------------------------------  --------------------     ----------
Martin J. Rabinowitz(1)......................................             --                 --
Jules Ross...................................................             --                 --
Ronald D. Rothberg...........................................         28,125(2)             (3)
Moses Rothman................................................          2,000                (3)
John Sladkus.................................................             --                 --
All directors and officers as a group (5 persons)............         30,125(4)             (3)

- ---------------
(1) Mr. Rabinowitz is a limited partner of Odyssey. Accordingly, he does not beneficially own shares owned by Odyssey. Does not include 5,650 Shares owned by Mr. Rabinowitz's wife as to which Shares Mr. Rabinowitz disclaims beneficial ownership.

(2) All of such Shares are beneficially owned by Odyssey, but directly owned by Mr. Rothberg.

(3) Less than 1%.

(4) See footnotes above.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The directors of the Company have appointed the firm of Arthur Andersen LLP, subject to such appointment being ratified by the stockholders at the Annual Meeting, to audit the accounts of the Company for the fiscal year ending December 31, 1996 and to perform such other services as may be required of them. The Company knows of no direct or indirect financial interests of Arthur Andersen LLP in the Company. Should this firm of public accountants be unable to perform these services for any reason, the directors will appoint other independent public accountants to serve for the remainder of the year. Arthur Andersen LLP served as the Company's independent public accountants for 1995.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. He will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. Unless a contrary specification is indicated, proxies will be voted to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants.

     A favorable vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required for the ratification of the appointment of Arthur Andersen LLP. Abstentions are treated as votes against the proposal and broker non-votes have no effect on the vote.

                                 MISCELLANEOUS

OTHER MATTERS

     The Board of Directors of the Company knows of no other business to be presented at the meeting but if other matters properly do come before the meeting, it is intended that the persons named in the accompanying proxy card will vote the Shares for which they hold proxies in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          JULES ROSS
                                          Secretary

            , 1996

                                                                       EXHIBIT A

                             THACKERAY CORPORATION

                                 ANNUAL REPORT

                                      1995

THE COMPANY

     Thackeray Corporation ("the Company") is a Delaware corporation which holds real estate and mortgage loans secured by real estate, for investment.

                             THACKERAY CORPORATION

Dear Stockholder:

     The net proceeds from the May 1995 sale of Atlantic Hardware & Supply Corporation have provided the Company with sufficient liquidity for the near term.

     As I mentioned in last year's letter, our principal focus is in preserving and enhancing the value of our Orlando Property. In that regard, we recently entered into a non-binding letter of intent with a prominent developer with respect to the joint development of the property and will keep you apprised of its progress.

                                        Very truly yours,

                                        /s/  Martin J. Rabinowitz

                                        ----------------------------------------
                                        MARTIN J. RABINOWITZ
                                        Chairman of the Board

March 20, 1996
New York, New York

SELECTED FINANCIAL DATA

FIVE YEAR SUMMARY

     The following tabulation presents selected financial data as restated for comparability with continuing operations for Thackeray for each of the five years in the period ended December 31, 1995 (amounts stated in thousands except for per share data):

                                             1995         1994         1993        1992        1991
                                            -------     ---------     -------     -------     -------
Real estate revenues....................    $    80     $     472     $    99     $    95     $    88
(Loss) from continuing operations before
  income taxes..........................       (719)         (861)       (643)       (757)     (1,299)
Income taxes............................         --            --          --          --          --
Income (loss) from discontinued
  operations, net.......................     (1,216)        1,031       1,201         138      (2,170)
Net income (loss).......................     (1,935)          170         558        (619)     (3,469)
Net income (loss) per share.............       (.38)          .03         .11        (.12)       (.68)
Total assets............................     10,203        12,506      13,450      13,447      13,936
Mortgage loans and real estate..........      7,121         7,254       7,869       7,881       7,935
Stockholders' equity....................      9,754        11,689      11,519      10,961      11,580

     No dividends were declared on Thackeray's common stock during the period covered by this tabulation. (See Notes 2 and 4 of Notes to Consolidated Financial Statements for discussion of discontinued operations.)

QUARTERLY FINANCIAL DATA (UNAUDITED)

     Financial data for interim periods were as follows (amounts stated in thousands except for per share data):

                                              MARCH 31     JUNE 30   SEPTEMBER 30 DECEMBER 31
                                              --------     -------   ------------ -----------
1995
  Real estate revenues....................     $   20      $    21      $   20      $    19
  Income (loss) from real estate
     operations...........................        (43)         (60)        (59)        (190)
  Net income (loss).......................       (201)      (1,430)        (53)        (251)
  Net income (loss) per share.............       (.04)        (.28)       (.01)        (.05)
1994
  Real estate revenues....................     $   24      $   355      $   74      $    19
  Income (loss) from real estate
     operations...........................        (53)         159           2         (499)
  Net Income (loss).......................        (28)         115         157          (74)
  Net Income (loss) per share.............       (.01)         .03         .03         (.02)

OPERATING REVIEW

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Company believes that its current cash balance will be sufficient to fund its requirements for the foreseeable future.

     At December 31, 1995, the Company had no material commitments for capital expenditures.

RESULTS OF OPERATIONS

  1995 vs. 1994

     Total real estate revenues for 1995 were $80,000 versus $472,000 for the prior year. 1994 included a real estate sale in the amount of $330,000, as well as other revenues of $50,000, resulting from a forfeited real estate deposit.

     Property carrying costs for 1995 were $25,000 or 7.6% higher than the amount incurred for 1994. The increase is largely due to an increase in professional fees relating to the real estate properties.

     General and administrative expenses for 1995 were essentially level with amounts incurred in 1994.

     In 1995, the Company increased its allowance for possible losses on real estate by $80,000, reducing the carrying value of its Sumter County, Florida acreage to reflect current market conditions.

  1994 vs. 1993

     Total real estate revenues for 1994 of $472,000 were $373,000 higher than the prior year. 1994 included the aforementioned real estate sale of $330,000, and other revenues of $50,000.

     Property carrying costs for 1994 were $63,000 or 23.9% higher than the amount incurred in 1993. The increase is primarily due to higher property taxes.

     General and administrative expenses for 1994 decreased by $29,000 or 6.1% from amounts incurred in 1993. The decrease was primarily in professional costs.

     In 1994, the Company increased its allowance for possible losses on real estate by $436,000, reducing the carrying value of its Dade County, Florida acreage to reflect current market conditions.

IMPACT OF INFLATION

     The Company acknowledges that the costs of carrying and operating its real estate may be adversely affected by inflation, however it also expects that such increased costs would be offset by commensurate increases in market value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Thackeray Corporation:

We have audited the accompanying consolidated balance sheets of Thackeray Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thackeray Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             Arthur Andersen LLP
New York, New York
March 20, 1996

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 1995 AND 1994

                                                                   1995             1994
                                                               ------------     ------------
ASSETS:
  Cash and Cash equivalents................................    $  3,020,000     $    130,000
  Mortgage loans...........................................          62,000          115,000
  Investments in real estate (net of allowance of $713,000
     in 1995 and $633,000 in 1994).........................       7,059,000        7,139,000
  Other assets.............................................          62,000          118,000
  Net assets of discontinued operations....................              --        5,004,000
                                                               ------------     ------------
                                                               $ 10,203,000     $ 12,506,000
                                                               ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses....................    $     83,000     $     46,000
  Accrued income and other taxes...........................         238,000          193,000
  Short-term debt..........................................              --          450,000
  Other liabilities........................................         128,000          128,000
                                                               ------------     ------------
          Total liabilities................................         449,000          817,000
                                                               ------------     ------------
  Commitments
  Stockholders' equity:
     Common stock, $.10 par value (20,000,000 shares
       authorized; 6,187,401 shares issued)................         619,000          619,000
     Capital in excess of par value........................      53,424,000       53,424,000
     Accumulated deficit...................................     (34,299,000)     (32,364,000)
     Treasury stock (1,080,000 shares).....................      (9,990,000)      (9,990,000)
                                                               ------------     ------------
          Total stockholders' equity.......................       9,754,000       11,689,000
                                                               ------------     ------------
                                                               $ 10,203,000     $ 12,506,000
                                                               ============     ============

      The accompanying notes are an integral part of these balance sheets.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                        1995            1994           1993
                                                     -----------     ----------     ----------
REVENUES FROM REAL ESTATE OPERATIONS:
  Rental and mortgage income.....................    $    73,000     $   82,000     $   97,000
  Sales of real estate...........................          7,000        340,000          2,000
  Other revenues.................................             --         50,000             --
                                                     -----------     ----------     ----------
          Total real estate revenues.............         80,000        472,000         99,000
                                                     -----------     ----------     ----------
EXPENSES OF REAL ESTATE OPERATIONS:
  Property carrying costs including real estate
     taxes.......................................        352,000        327,000        264,000
  Cost of real estate sales......................             --        100,000             --
  Provision for possible losses on real estate...         80,000        436,000             --
                                                     -----------     ----------     ----------
          Total real estate expenses.............        432,000        863,000        264,000
                                                     -----------     ----------     ----------
  Loss from real estate operations...............       (352,000)      (391,000)      (165,000)
                                                     -----------     ----------     ----------
  General and administrative expenses............        452,000        447,000        476,000
  Interest (income) expense, net.................        (85,000)        23,000          2,000
                                                     -----------     ----------     ----------
  Loss from continuing operations before
     income taxes................................       (719,000)      (861,000)      (643,000)
  Income Taxes...................................             --             --             --
                                                     -----------     ----------     ----------
  Loss from continuing operations................       (719,000)      (861,000)      (643,000)
  Income (loss) of discontinued operations (net
     of
     state income tax expense of $56,000 in 1995,
     $175,000 in 1994 and $90,000 in 1993).......        (43,000)     1,031,000      1,201,000
  Loss on sale of discontinued operations........     (1,173,000)            --             --
                                                     -----------     ----------     ----------
          Net income (loss)......................    $(1,935,000)    $  170,000     $  558,000
                                                     ============    ==========     ==========
INCOME (LOSS) PER SHARE FROM:
  Continuing operations..........................    $     (0.14)    $    (0.17)    $    (0.13)
  Discontinued operations........................          (0.24)          0.20           0.24
                                                     -----------     ----------     ----------
  Income (loss) per share........................    $     (0.38)    $     0.03     $     0.11
                                                     ============    ==========     ==========
  Number of shares...............................      5,107,401      5,107,401      5,107,401
                                                     ============    ==========     ==========

        The accompanying notes are an integral part of these statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                        1995            1994            1993
                                                     -----------     -----------     -----------
CASH FLOWS PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:
  Net income (loss)..............................    $(1,935,000)    $   170,000     $   558,000
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities:
       (Income) loss relating to discontinued
          operations.............................      1,216,000      (1,031,000)     (1,201,000)
       Depreciation and amortization.............         18,000           6,000           8,000
       Gain on sale of real estate...............             --        (230,000)             --
       Provision for possible real estate
          losses.................................         80,000         436,000              --
  Changes in assets and liabilities:
       Increase (decrease) in accounts payable
          and accrued liabilities................          4,000         (43,000)       (468,000)
       Other, net................................         19,000          16,000          81,000
                                                      ----------     -----------     -----------
          Net cash flows provided by (used in)
            operating activities.................       (598,000)       (676,000)     (1,022,000)
                                                      ----------     -----------     -----------
CASH FLOWS PROVIDED BY (USED IN) INVESTING
  ACTIVITIES:
  Proceeds from sale of subsidiaries.............      3,854,000              --         250,000
  Collections of mortgage loans..................         53,000          79,000          15,000
  Proceeds from sale of real estate..............             --         330,000              --
  Proceeds from sale of other investment.........         38,000              --              --
  Additions to property, plant and equipment.....         (7,000)             --          (6,000)
                                                      ----------     -----------     -----------
          Net cash flows provided by (used in)
            investing activities.................      3,938,000         409,000         259,000
                                                      ----------     -----------     -----------
CASH FLOWS PROVIDED BY (USED IN) FINANCING
  ACTIVITIES:
  Proceeds (repayment) of short-term debt........       (450,000)        200,000         250,000
                                                      ----------     -----------     -----------
          Net cash flows provided by (used in)
            financing activities.................       (450,000)        200,000         250,000
                                                      ----------     -----------     -----------
       Increase (decrease) in cash and cash
          equivalents............................      2,890,000         (67,000)       (513,000)
  Cash and Cash equivalents--beginning of
     period......................................        130,000         197,000         710,000
                                                      ----------     -----------     -----------
  Cash and Cash equivalents--end of period.......    $ 3,020,000     $   130,000     $   197,000
                                                      ==========     ===========     ===========

        The accompanying notes are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1995, 1994 AND 1993

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Thackeray Corporation ("Thackeray" or the "Company") and its subsidiaries, all of which are wholly owned. All significant intercompany transactions and balances have been eliminated.

     As a result of the sale of Atlantic Hardware & Supply Corporation ("Atlantic"), as more fully described in Note 2 below, the Company's operations are now comprised exclusively of managing its real estate investments and mortgage loans. Accordingly, the Company has elected to prepare an unclassified balance sheet as of December 31, 1995 for its continuing operations. In addition, the accompanying statements of operations for the year then ended reflect the activities of such continuing operations. The consolidated financial statements for all prior periods have been restated for purposes of comparability.

Cash and Cash Equivalents

     For purposes of the consolidated financial statements, the Company considers investments in certificates of deposit which will mature in three months or less, to be cash equivalents.

Mortgage Loans

     Mortgage loans are stated at their remaining principal balances less, in certain cases, a market valuation discount. Such discounts were established at the time the loans were made to provide a market rate of return to Thackeray.

Real Estate

     Substantially all of Thackeray's real estate was acquired through or in lieu of foreclosure. The carrying value of such real estate acquired prior to January 1, 1978 includes unpaid principal and any funded interest. Any such real estate acquired subsequent to December 31, 1977 was, at its acquisition date, recorded at the lower of cost or fair value.

Real Estate--Allowance for Possible Losses

     The allowance for possible losses represents the best estimate by Thackeray's management of the losses that may ultimately be incurred upon the disposition of its real estate investments over a period of time in an orderly manner. This is in accordance with generally accepted accounting principles which require that losses be anticipated and recorded when they can be estimated or determined. However, unrealized gains or appreciation may not be anticipated or recorded until actually realized through consummated transactions. Accordingly, no consideration or recognition has been given to any unrealized gains or appreciation which may ultimately be realized upon disposition of real estate.

Earnings Per Share

     Net income (loss) applicable to common stock from continuing operations and from discontinued operations in each of the years 1995, 1994 and 1993 was divided by the weighted average number of shares outstanding during the period.

Reclassifications

     Certain reclassifications have been made to prior year information in the Consolidated Financial Statements to conform with current year presentation.

Accounting Estimates

     The preparation of these Consolidated Financial Statements required the use of certain estimates and assumptions by management in determining the Company's assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

2.  SALE OF BUSINESSES

     On May 19, 1995, Brennand Paige Industries, Inc. ("BPI"), a direct subsidiary of the Company, sold all of the outstanding capital stock of Atlantic, BPI's wholly owned subsidiary, for $3,854,000 in cash. The Company and the buyer of Atlantic ("Buyer"), each have investments in two entities, Monroc Inc. and Sals Investors, L.P. The purchase price was negotiated at arms length between the respective managements of the Company and the Buyer. Proceeds from the sale in the amount of $450,000 were used to repay advances previously made by Atlantic to the Company. The remainder of the proceeds is being used for working capital purposes of the Company.

     The operating results of Atlantic are reflected in the accompanying consolidated statements of operations for the years ended December 31, 1995, 1994 and 1993 as income (losses) of discontinued operations. Net sales of Atlantic from January 1, 1995 through May 19, 1995 were $6,509,000, and for the years ended December 31, 1994 and 1993 were $18,741,000 and $13,508,000, respectively. Net assets of Atlantic as of May 19, 1995 were $4,949,000.

3.  INVESTMENTS IN REAL ESTATE

     The various classifications of real estate owned by Thackeray, all of which is located in Florida, at December 31, 1995 and 1994 were as follows:

                                                                    1995           1994
                                                                 ----------     ----------
Partially developed land.....................................    $1,585,000     $1,585,000
Undeveloped land.............................................     5,762,000      5,762,000
Land leased to others........................................       425,000        425,000
                                                                 ----------     ----------
                                                                  7,772,000      7,772,000
  Less:
    Allowance for possible losses............................       713,000        633,000
                                                                 ----------     ----------
                                                                 $7,059,000     $7,139,000
                                                                 ==========     ==========

     The determination of the allowance for possible investment losses gives effect to several variable factors, including estimates of selling prices and net costs to be incurred during the assumed holding period. To the extent that these variable factors change, the allowance may be changed.

     In December 1995, the Company entered into a non-binding letter of intent with a real estate developer regarding a joint venture development of the Company's property in Orlando, Florida. Negotiations are continuing concerning the terms of the proposed joint venture. If an agreement is reached, it would be subject to the execution of definitive agreements and approval of the Company's stockholders. There can be no assurance as to whether a definitive agreement will be reached.

4.  DEBT

     In connection with the sale of Atlantic (see Note 2), all outstanding borrowings of the Company were repaid. For the year 1994, the weighted average interest rate incurred was 8.7%.

     There was no interest paid by continuing operations during the years ended December 31, 1995, 1994, and 1993.

5.  INCOME TAXES

     The Company generated taxable losses from continuing operations for each of the years ended December 31, 1995, 1994 and 1993. Accordingly no income tax provisions (credits) have been reported for such years for continuing operations.

     On a consolidated basis for each of the years 1995 and 1993, the Company reported a taxable loss and, therefore, no Federal income taxes were provided.

     The Company reported taxable income for the year ended December 31, 1994. However, the Company had net operating loss carryforwards well in excess of the reported taxable income and, therefore, no Federal income taxes are payable for the year ended December 31, 1994. Accordingly, the 1994 Federal income tax provision ($60,000) has been eliminated through utilization of such loss carryforwards in the accompanying Consolidated Statements of Operations through the reversal of the related valuation reserve (see below).

     As of December 31, 1995, Thackeray had net operating loss carryforwards for Federal income tax purposes of approximately $5,600,000, which can be carried forward to offset future taxable income. The net operating loss carryforwards will expire in 1998 ($1,300,000), 2007 ($1,800,000), 2008 ($100,000) and 2010
($2,400,000). Net operating loss carryforwards for book purposes approximate $5,100,000. In addition, the Company has capital loss carryforwards of $1,800,000, all of which expire in 2000.

     In 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". No restatements or adjustments to the consolidated financial statements of the Company were required as a result of such adoption.

     As a result of the adoption of SFAS No. 109, the tax effect of these net operating loss carryforwards has been recorded as a deferred tax asset. However, because no substantial amount of these net operating loss carryforwards are expected to be realized, a valuation reserve equal to such deferred tax asset has been established.

     In 1993, in accordance with the provision of SFAS No. 109, the Company eliminated its excess liability for income taxes in the amount of $688,000. Such reduction is reflected as a credit to discontinued operations, as the excess liability related to formerly owned businesses.

6.  STOCKHOLDERS' EQUITY

     Changes in stockholders' equity for the years ended December 31, 1995, 1994 and 1993 were as follows:

                                              Common Stock            Capital                              Treasury Stock
                                         ----------------------      in excess                       --------------------------
                                           Number                       of          Accumulated        Number
                                         of Shares      Amount       Par Value        Deficit        of Shares        Amount
                                         ----------    --------     -----------     ------------     ----------     -----------
Balance December 31, 1992............     6,187,401    $619,000     $53,424,000     $(33,092,000)    (1,080,000)    $(9,990,000)
Net income for the year..............            --          --              --          558,000             --              --
                                          ---------    --------     -----------     ------------     ----------     -----------
Balance December 31, 1993............     6,187,401     619,000      53,424,000      (32,534,000)    (1,080,000)     (9,990,000)
Net income for the year..............            --          --              --          170,000             --              --
                                          ---------    --------     -----------     ------------     ----------     -----------
Balance December 31, 1994............     6,187,401     619,000      53,424,000      (32,364,000)    (1,080,000)     (9,990,000)
Net (loss) for the year..............            --          --              --       (1,935,000)            --              --
                                          ---------    --------     -----------     ------------     ----------     -----------
Balance December 31, 1995............     6,187,401    $619,000     $53,424,000     $(34,299,000)     1,080,000     $(9,990,000)
                                          =========    ========     ===========     ============     ==========     ===========

7.  COMMITMENTS

     Thackeray leases office space under a lease agreement which expires in 1996.

     Total rent expense of continuing operations amounted to $30,000 in 1995 and 1994, and $19,000 in 1993.

8.  BUSINESS SEGMENTS

     Subsequent to the sale of Atlantic, the remaining operations are comprised exclusively of real estate and mortgage loan management.

9.  SUBSEQUENT EVENT

     In March 1996, the Company entered into a contract for the sale of its 90.9 acre Dade County, Florida property for $2.5 million. The closing is contingent on the buyer's obtaining development approvals for the intended use of the property. If such approvals are obtained, the contract contemplates a fourth quarter 1996 closing. Such contract amount is in excess of the carrying value of the property.

STOCKHOLDER REFERENCE

AVAILABILITY OF FORM 10-K

  Stockholders may obtain a copy of Thackeray's Annual Report on Form 10-K for the year ended December 31, 1995, without exhibits, free of charge by writing to the Assistant Secretary,
  Thackeray Corporation,
  400 Madison Avenue, Suite 1508
  New York, New York 10017

REGISTRAR AND TRANSFER AGENT

  Chemical Bank
  450 W. 33rd Street
  New York, New York 10001

INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP
  New York, New York

GENERAL COUNSEL

  Weil, Gotshal & Manges LLP
  New York, New York

MARKET FOR THACKERAY'S COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

  Thackeray's common stock is traded on the New York Stock Exchange. The following table sets forth the reported high and low sales prices for Thackeray's common stock during the periods indicated as reported in the record of composite transactions for New York Stock Exchange listed securities.

                                         Quarter Ended
                        -----------------------------------------------
                                                  September    December
                        March 31     June 30         30           31
                        --------     --------     --------     --------
       1995  High       4 3/4        5 5/8        5 1/4        4 5/8
             Low        3 7/8        3 5/8        4 1/2        4 1/4
       1994  High       4 3/8        4 3/4        4 1/2        4 5/8
             Low        4            4            4 1/8        3 3/4

  As of the close of business on March 20, 1996, there were approximately 1,444 holders of record of Thackeray's common stock.

  During the three years ended December 31, 1995, no dividends were paid on Thackeray's common stock.

DIRECTORS

MARTIN J. RABINOWITZ(1)
Limited Partner, Odyssey Partners, L.P.
  an investment partnership
New York, New York

JULES ROSS(1)
Principal, Odyssey Partners, L.P.

RONALD D. ROTHBERG(2)
President, The RDR Group Inc., a private
  investment company
Pomona, New York

MOSES ROTHMAN(2)
Chairman, Black Inc. A.G., a film distributor
London, England

JOHN SLADKUS(1)
Senior Vice President,
  Peter Sharp & Co., Inc.,
  a real estate management company
New York, New York

OFFICERS

MARTIN J. RABINOWITZ
Chairman of the Board and President

JULES ROSS
Vice President, Finance, Treasurer and Secretary

EXECUTIVE OFFICE

400 Madison Avenue, Suite 1508
New York, New York 10017
(212) 759-3695

(1) Member of Executive Committee and Nominating Committee
(2) Member of Audit Committee

                                                                       EXHIBIT B

                                   FORM 10-Q
                     SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON D.C. 20459
                /X/  QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   For quarterly period ended March 31, 1996
                                       or
             / /  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
             For the transition period from  ________ to  ________
                         Commission File Number 1-8254
                             THACKERAY CORPORATION
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                        04-2446697
      (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)
              400 MADISON AVE.
                 SUITE 1508
             NEW YORK, NEW YORK                                     10017
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

                                 (212) 759-3695
              (Registrant's telephone number, including area code)

                                   Unchanged
              (Former name, former address and former fiscal year,
                         if changed since last report)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 5,107,401 shares of common stock, $.10 par value, as of May 1, 1996.

PART I -- FINANCIAL INFORMATION
ITEM 1 -- FINANCIAL STATEMENTS
THACKERAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

MARCH 31, 1996 AND DECEMBER 31, 1995


                                                                   1996             1995
                                                               ------------     ------------
                                                               (UNAUDITED)
ASSETS:
  Cash and Cash equivalents................................    $  2,863,000     $  3,020,000
  Mortgage loans...........................................          62,000           62,000
  Investments in real estate (net of allowance of $713,000
     in 1996 and 1995).....................................       7,059,000        7,059,000
  Other assets.............................................         144,000           62,000
                                                               ------------     ------------
          Total Assets.....................................    $ 10,128,000     $ 10,203,000
                                                               ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses....................    $    128,000     $     83,000
  Accrued income and other taxes...........................         238,000          238,000
  Other liabilities........................................         128,000          128,000
                                                               ------------     ------------
          Total liabilities................................         494,000          449,000
                                                               ------------     ------------
  Stockholders' equity:
     Common stock, $.10 par value (20,000,000 shares
       authorized; 6,187,401 shares issued)................         619,000          619,000
     Capital in excess of par value........................      53,424,000       53,424,000
     Accumulated deficit...................................     (34,419,000)     (34,299,000)
     Treasury stock (1,080,000 shares).....................      (9,990,000)      (9,990,000)
                                                               ------------     ------------
          Total stockholders' equity.......................       9,634,000        9,754,000
                                                               ------------     ------------
          Total liabilities stockholders' equity...........    $ 10,128,000     $ 10,203,000
                                                               ============     ============

      The accompanying notes are an integral part of these balance sheets.

THACKERAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                (UNAUDITED)

                                                                      1996           1995
                                                                   ----------     ----------
REVENUES FROM REAL ESTATE OPERATIONS:
  Rental and mortgage income...................................    $   18,000     $   18,000
  Other revenues...............................................             0          2,000
                                                                   ----------     ----------
          Total real estate revenues...........................        18,000         20,000
                                                                   ----------     ----------
EXPENSES OF REAL ESTATE OPERATIONS:
  Property carrying costs including real estate taxes..........        72,000         63,000
                                                                   ----------     ----------
          Total real estate expenses...........................        72,000         63,000
                                                                   ----------     ----------
  Loss from real estate operations.............................       (54,000)       (43,000)
                                                                   ----------     ----------
  General and administrative expenses..........................       104,000        105,000
  Interest (income) expense, net...............................       (38,000)         8,000
                                                                   ----------     ----------
  Loss from continuing operations before
     income taxes..............................................      (120,000)      (156,000)
  Income Taxes.................................................             0              0
                                                                   ----------     ----------
  Loss from continuing operations..............................      (120,000)      (156,000)
  Loss of discontinued operations (net of
     state income tax expense of $35,000 in 1995)..............             0        (45,000)
                                                                   ----------     ----------
          Net loss.............................................    ($ 120,000)    $ (201,000)
                                                                   ==========     ==========
LOSS PER SHARE FROM:
  Continuing operations........................................        ($0.02)        ($0.03)
  Discontinued operations......................................          0.00          (0.01)
                                                                   ----------     ----------
          Total loss per share.................................        ($0.02)        ($0.04)
                                                                   ==========     ==========
  Number of shares.............................................     5,107,401      5,107,401
                                                                   ==========     ==========

        The accompanying notes are an integral part of these statements.

THACKERAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                (UNAUDITED)

                                                                   1996              1995
                                                                -----------       ----------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
  Net loss..................................................    $  (120,000)      ($ 201,000)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Loss relating to discontinued operations...............              0           45,000
     Depreciation and amortization..........................          3,000            2,000
  Changes in assets and liabilities, exclusive of
     discontinued operations
  Increase in accounts payable and accrued liabilities......         45,000           60,000
  Other, net................................................        (85,000)          12,000
                                                                -----------       ----------
  Net cash flows provided by (used in) operating
     activities.............................................       (157,000)         (82,000)
                                                                -----------       ----------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Collections of mortgage loans.............................              0           17,000
  Additions to property, plant and equipment................              0           (4,000)
                                                                -----------       ----------
  Net cash flows provided by (used in) investing
     activities.............................................              0           13,000
                                                                -----------       ----------
  Decrease in cash and cash equivalents.....................       (157,000)         (69,000)
Cash and Cash equivalents--beginning of period..............      3,020,000          130,000
                                                                -----------       ----------
Cash and Cash equivalents--end of period....................    $ 2,863,000       $   61,000
                                                                ============      ==========

        The accompanying notes are an integral part of these statements.

                     THACKERAY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            MARCH 31, 1996 AND 1995

1.  BASIS OF PRESENTATION

     The significant accounting policies followed by the Company in the preparation of these unaudited interim financial statements are consistent with the accounting policies followed in the audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

     Certain information and footnote disclosures included in the audited financial statements have been omitted. For additional information, reference is made to the financial statements and notes thereto included in the Company's Annual Report to Stockholders for the year ended December 31, 1995.

     The net loss applicable to common stock for the three months ended March 31, 1996 and 1995 was divided by the number of shares outstanding during the period to determine per share data.

2.  INCOME TAXES

     The Company anticipates it will generate a Federal taxable loss for the year ending December 31, 1996, and therefore it expects that no Federal income taxes will be payable for the year ending December 31, 1996. In addition, for the year ended December 31, 1995, net operating loss carryforwards were in excess of Federal taxable income. Accordingly, Federal income tax provisions (credits) for the three month periods ended March 31, 1996 and 1995, have been eliminated through the utilization of such loss carryforwards in the accompanying Consolidated Statements of Operations.

3.  STATEMENTS OF CASH FLOWS

     There were no interest payments from continuing operations for the three months ended March 31, 1996 and 1995.

     There were no income tax payments from continuing operations, during the three months ended March 31, 1996 and 1995.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

(1)  MATERIAL CHANGES IN FINANCIAL CONDITION

     The Company anticipates that its current cash balance will be sufficient to fund its requirements for the foreseeable future.

     At March 31, 1996 the Company had no material commitments for capital expenditures.

     In December 1995, the Company entered into a non-binding letter of intent with a real estate developer regarding a joint venture development of the Company's property in Orlando, Florida. Negotiations are continuing concerning the terms of the proposed joint venture. If an agreement is reached, it would be subject to the execution of definitive agreements and approval of the Company's stockholders. There can be no assurance as to whether a definitive agreement will be reached.

     In March 1996, the Company entered into a contract for the sale of its 90.9 acre Dade County, Florida property for $2.5 million. The closing is contingent on the buyer's obtaining development approvals for the intended use of the property. If such approvals are obtained, the contract contemplates a fourth quarter 1996 closing. Such contract amount is in excess of the carrying value of the property.

(2)  MATERIAL CHANGES IN RESULTS OF OPERATIONS

     Total real estate revenues for the three months ended March 31, 1996 were $18,000 versus $20,000 for the comparable period in 1995. The 1995 period included proceeds from sales of real estate in the amount of $2,000.

     Property carrying costs for the first three months of 1996 were $72,000 or 14.3% higher than the amount incurred for 1995. The increase is due to higher professional fees relating to the properties.

     General and administrative expenses were virtually level with amounts reported in the first quarter of 1995.

     Interest income for the three months ended March 31, 1996 was $38,000, which results from investment of proceeds received from the sale of the Company's operating subsidiary in May 1995.

                           PART II. OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

          (a)     -- Exhibits
           27     -- Financial data schedule
          (b)     -- Reports on Form 8-K
                  The Company did not file any Current Reports on form 8-K during the quarter ended March 31, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THACKERAY CORPORATION

                                               By /s/ JULES ROSS
                                                 Jules Ross
                                                 Vice President, Finance,
                                                 (Principal Financial Officer)

Date: May 1, 1996

                                                                       EXHIBIT C

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         BT ORLANDO LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into at Orlando, Florida, as of the 20th day of May, 1996, among BEF, INC., a Tennessee corporation ("BEFI"), and BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation ("BRENNAND") (individually, a "General Partner" and collectively, the "General Partners") and BT PARTNERSHIP, a Tennessee general partnership ("BT") and EST ORLANDO, LTD., a Florida limited partnership ("EST") ("Limited Partners") (the General Partners and the Limited Partners are sometimes hereinafter collectively referred to as the "Partners").

     NOW, THEREFORE, for and in consideration of the mutual covenants and understandings between the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree to form a Limited Partnership upon the following terms and conditions:

                                   ARTICLE I

                                  ORGANIZATION

     SECTION 1.1 FORMATION AND NAME. The Parties hereto hereby form a Limited Partnership under the Revised Uniform Limited Partnership Act as adopted in the State of Florida, Florida Statutes Section 620.101 (the "Act") under the name and style of BT ORLANDO LIMITED PARTNERSHIP (hereinafter referred to as the "Partnership").

     SECTION 1.2 CERTIFICATE OF LIMITED PARTNERSHIP. (a) The Administrative General Partner shall cause a Certificate of Limited Partnership as described in
Section 620.108 of the Act (the "Certificate") to be filed in the Office of the Secretary of State of Florida in accordance with the Act. The Administrative General Partner shall cause a certified copy of the Certificate to be recorded with the Secretary of State in Tallahassee.

     (b) Upon dissolution of the Partnership, the General Partners shall promptly execute and cause to be filed a Certificate of Cancellation in accordance with the Act.

                                   ARTICLE II

           CHARACTER, PLACE OF BUSINESS, REGISTERED AGENT AND OFFICE
                        TERM OF PARTNERSHIP AND PARTNER

     SECTION 2.1 PARTNERSHIP BUSINESS.  The business of the Partnership is to:

          (a) Acquire approximately 140 commercially zoned acres in Orlando, Florida (as described by metes and bounds in Exhibit A hereto) and develop, construct, operate and lease thereon a retail/entertainment/shopping center complex consisting of at least 600,000 square feet (the "Project").

          (b) Engage in such other activities as are related or incidental to the foregoing purposes.

Any and all of the property as may from time to time be owned by the Partnership shall hereinafter be referred to as the "Property."

     SECTION 2.2 PLACE OF BUSINESS. The principal office of the Partnership shall be located at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, or at such other substituted or additional places of business in the State of Tennessee or elsewhere as may be designated by the General Partners.

     SECTION 2.3 REGISTERED AGENT AND OFFICE FOR SERVICE OF PROCESS. The registered agent and office for the Partnership for service of process and maintenance of records required to be maintained under Section 620.106 of the Act shall be Gary J. Cohen, 1500 Miami Center, 201 South Biscayne Boulevard, Miami, Florida 33131.

     SECTION 2.4 TERM. The Partnership shall continue for a term ending December 31, 2055, unless earlier dissolved and terminated pursuant to the Act or pursuant to any other provisions of this Agreement.

     SECTION 2.5 NAME AND ADDRESS OF GENERAL PARTNERS. The General Partners of the Partnership and its address and the number of Units owned by it are as follows:

                                                                                   UNITS
                                                                                   -----
    BEF, Inc.....................................................................      1
    530 Oak Court Drive, Suite 300
    Memphis, Tennessee 38117
    Brennand-Paige Industries, Inc...............................................     35
    c/o Thackeray Corporation
    400 Madison Avenue, Suite 1508
    New York, New York 10017

     SECTION 2.6 NAME AND ADDRESS OF LIMITED PARTNERS. The Limited Partners and their addresses and the number of Units owned by them are as follows:

                                                                                   UNITS
                                                                                   -----
    BT Partnership...............................................................  41.28
    530 Oak Court Drive, Suite 300
    Memphis, Tennessee 38117
    EST Orlando, Ltd.............................................................  22.72
    5211 International Drive
    Orlando, Florida 32819

     BEFI, BT and EST have each contributed capital of $10 per Unit to the Partnership. In addition, Brennand will cause to be contributed, for its Preferred Partnership Capital and Units, the Property as set forth in Section
4.2 and capital of $350.00.

                                  ARTICLE III

                                  DEFINITIONS

     SECTION 3.1 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amount which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(i) and 1.704-2(i)(5); and

          (b) Debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(5) and 1.704-l(b)(2)(ii)(d)(6) of the Regulations.

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     SECTION 3.2 "PREFERRED PARTNERSHIP CAPITAL" means, as of any day, a Partner's Capital Contributions adjusted as follows:

          (a) Increased by the amount of any Partnership liabilities which, in connection with distributions pursuant to Section 6.1 hereof, are assumed by such Partner or are secured by any Partnership property distributed to such Partner, and

          (b) Reduced by the amount of cash and fair market value of any Partnership property distributed to such Partner pursuant to (i) Section 6.2(iii) distributions resulting from Section 5.4(b) allocations or (ii)
     Section 6.2(iv) distributions and the amount of liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

     In no event shall distributions of Net Cash Flow From Operations reduce the amount of Preferred Partnership Capital or otherwise be construed as a return of or payment in reduction of a Partner's Preferred Partnership Capital, nor shall any revaluation of the Property (for federal income tax purposes or otherwise) reduce or in any way affect the amount, balance or computation of "Preferred Partnership Capital." A change in the "Gross Asset Value" of any Partnership property will not, in any event, decrease Preferred Partnership Capital.

     In the event any Partner transfers all or any portion of its Units in accordance with the terms of this Agreement, its transferee shall succeed to such portion of the Preferred Partnership Capital of the transferor as is agreed in writing between the transferor and the transferee.

     SECTION 3.3 "AFFILIATE" means with respect to any individual, partnership, corporation, trust or other entity (collectively, "Person"), (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interest of such Person, (iii) any officer, director or general partner of such Person, (iv) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interest of any Person described in clauses (i) through (iii) of this sentence, or (v) any Person who is a member of such Person's family. For purposes of the preceding sentence, "family" shall include a Person's spouse, lineal ascendants, descendants, siblings, and lineal ascendants and descendants of such siblings or spouse. For purposes of this definition, the term

"controls," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the term "control" shall also mean the control of beneficial ownership of ten percent (10%) or more of the outstanding voting securities or control of the entity referred to. With respect to BEFI and BT, "Affiliate" shall be defined to include any Person which is an Affiliate of Jack A. Belz or Lothar Estein.

     SECTION 3.4 "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

          (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

          (c) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partners, or Limited Partners), are computed in order to comply with such Regulations, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to the terms hereof upon the dissolution of the Partnership or otherwise.

     SECTION 3.5 "CAPITAL CONTRIBUTIONS" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner. Any contributions during a calendar month shall not be deemed made until the last day of the month.

     SECTION 3.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     SECTION 3.7 "CUMULATIVE PREFERRED RETURN" means for each fiscal year of the Partnership commencing upon the closing of the construction loan to finance construction of the Project, an amount equal to 9% per annum of the Preferred Partnership Capital, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Cumulative Preferred Return is being computed, cumulative but not compounded.

     SECTION 3.8 "CUMULATIVE PREFERRED RETURN ARREARAGE" means, for a fiscal period of the Partnership, an amount equal to the excess, if any, of the aggregate of the Cumulative Preferred Returns for all prior fiscal periods of the Partnership, over the Cumulative Preferred Returns actually distributed to the Partners for such prior fiscal periods.

     SECTION 3.9 "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partners.

     SECTION 3.10 "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partners; provided that, if the contributing Partner is a General Partner, the determination of the gross fair market value of a contributed asset shall require the consent of the other General Partner and Limited Partners holding a majority of the Limited Partnership Units;

          (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (x) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (y) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership; and
     (z) the liquidation of the Partnership within the meaning of Regulations
     Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (x) and (y) above shall be made only if the General Partners reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partner in the Partnership;

          (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; provided that, if the distributee is a General Partner, the determination of the fair market value of the distributed asset shall require the consent of the other General Partner and Limited Partners holding a majority of the Units; and

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to
Section 3.9(a), Section 3.9(b) or Section 3.9(d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing profits and losses. In no event shall any adjustment to the Gross Asset Value of any Partnership asset decrease the amount of any Partner's Preferred Partnership Capital.

     SECTION 3.11 "NET CASH FLOW FROM OPERATIONS" for any fiscal period shall mean the gross cash receipts from Partnership operations (excluding receipts from loans, Capital Contributions or Net Cash From Sales or Refinancing) less the portion thereof used to pay, or establish reserves for, all Partnership expenses, debt service payments, capital improvements, replacements and contingencies, all as determined by the General Partners. Net Cash Flow From Operations shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this Section 3.11.

     SECTION 3.12 "NET CASH FROM SALES OR REFINANCING" shall mean the net cash receipts from all sales and other dispositions and all financing or refinancing of Property, or any part thereof. All Net Cash From Sales or Refinancings shall be distributed to the Partners as set forth in Section 6.2, unless the General Partners agree to establish or increase reserves for contingent liabilities. Net Cash From Sales or Refinancings shall be increased by any reduction of reserves previously established pursuant to the preceding sentence. Net Cash From Sales or Refinancing shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with a sale or other disposition of Property.

     SECTION 3.13 "NET PROFITS AND NET LOSSES" shall mean the net income or net loss, respectively, of the Partnership for federal income tax purposes, including, without limitation, allocations to the Partnership of net income and net loss, as determined by the Partnership's accountants, and as agreed by the General Partners as set forth in Section 5.8.

     SECTION 3.14 "REGULATIONS" means regulations promulgated by the United States Department of the Treasury under authority of the Code.

                                   ARTICLE IV

                        CAPITAL CONTRIBUTIONS AND LOANS

     SECTION 4.1 CAPITALIZATION. The initial capital of the Partnership shall consist of (a) the Preferred Partnership Capital, and (b) One Hundred (100) Partnership Units initially consisting of thirty-six (36) General Partnership Units ("General Partnership Units") and sixty-four (64) Limited Partnership Units ("Limited Partnership Units"), all of which are hereinafter collectively referred to as "Units" and sometimes, where the context so allows, individually, as a "Unit."

     SECTION 4.2 PAYMENT FOR THE UNITS. The Partners shall contribute as their initial Capital Contributions to the Partnership all of their right, title and interest in and to the property or cash described in Exhibit A attached hereto and made a part hereof by this reference. The Partners agree that the land described in Exhibit A has (for purposes of this Agreement) the Gross Asset Value listed opposite such property and that each Partner's Capital Account shall be credited with an initial Capital Contribution listed opposite its name in Exhibit A. Title to the land to be contributed by Brennand shall be transferred to the Partnership simultaneously with the closing of the Partnership's construction financing loan.

     SECTION 4.3 ADDITIONAL CAPITAL CONTRIBUTIONS.

     (a) Additional Contributions. Except as provided herein, no Partner shall be required to contribute additional capital to the Partnership. BEFI, BT and EST agree that they will contribute prorata as required, the cost of all Partnership preconstruction/preclosing expenses associated with the development of the Project, including but not limited to, planning, engineering, environmental testing, insurance, legal, permitting, appraisal, construction loan application, financing and mortgage brokerage fees, marketing and management costs. Construction financing is to be obtained to finance both the hard and soft construction costs of the Project. BEFI shall use its best efforts to secure construction financing for the Project, subject to the approval of Brennand.

     Additional Capital Contributions may be called for by the General Partners by written demand upon the Partners from time to time to fund net operating losses of the Partnership or for any other purpose deemed appropriate by the General Partners in their reasonable discretion. Such Additional Capital Contributions shall be payable in proportion to the number of Units owned by each Partner.

     In the event that any lender with respect to the Project requires the guarantee of any Partner for any debt of the Partnership, all Partners shall guarantee such debt. To the extent any Partner is ultimately responsible for payment of any portion of any Partnership debt in excess of his proportionate share thereof determined by reference to the number of Units owned by such Partner ("Excess Share"), such Partner shall be entitled to rights of indemnity and contribution from the other Partners to the extent of such Excess Share, so that each Partner ultimately bears responsibility for such debt in proportion to the number of Units owned by such Partner. Similar provisions shall apply in the event that any Affiliate of a Partner is ultimately responsible for payment of any portion of any Partnership debt in excess of the proportionate share of each Partner to which such Person is an Affiliate.

     (b) Failure to Contribute. In the event additional capital is required pursuant to Section 4.3(a) hereof and a Partner (the "Non-Contributing Partner") fails to contribute its entire proportionate share within thirty (30) days of notice that such is due, then the other contributing Partners ("Contributing Partners") and the Partnership shall have the following remedies in addition to an action against the Non-Contributing Partner for the amount due:

          (i) The Contributing Partners may loan to the Partnership the amount which the Non-Contributing Partner has failed to contribute, which loan shall be repaid with interest at a variable rate equal to the base rate as set from time to time by Citibank, N.A., or its successor in interest, plus four percent (4%), or, if lower, the highest rate permitted by applicable law, from the sums which would otherwise be distributed to the Non-Contributing Partner pursuant to Article VI prior to any distribution to the Non-Contributing Partner; provided, however, that at any time such loan has been outstanding for six months, any Partner who loaned funds may notify the Non-Contributing Partner that it is converting such loan, in the amount of the unpaid principal and interest at that time outstanding on the loan, to Capital Contributions to the Partnership. If the Non-Contributing Partner does not contribute to the Partnership the amount necessary to repay the outstanding loan balance to the Contributing Partner within fifteen (15) days of receipt of the notice specified above, the loan shall be converted to Capital Contributions to the Partnership if the Contributing Partner so elects, and the Partnership interests will be redetermined by issuing additional Units in the Partnership (which Units shall be General Partnership Units or Limited Partnership Units, according to whether the Contributing Partner is a General or a Limited Partner) or cancel Units in such amounts so that each Partner's interest in the Partnership shall be in proportion to each Partner's total Capital Contributions; provided, for these calculations, Preferred Partnership Capital shall not be deemed to be Capital Contributions.

          (ii) The Contributing Partners may arrange for a third-party loan to the Partnership upon such commercially reasonable terms as may be negotiated between the lender and the Contributing

     Partners, which loan shall be repaid in the manner described in subparagraph (i) immediately above.

                                   ARTICLE V

                                PROFIT AND LOSS

     SECTION 5.1 ALLOCATION OF NET PROFIT. After giving effect to the special allocations set forth in Section 5.3 hereof, the Partnership's net profits for any fiscal year shall be allocated in the following order and priority:

          (a) First, prorata to the Partners (in proportion to the respective amount of losses being offset) in an amount equal to the excess, if any, of
     (i) the cumulative Losses allocated pursuant to Section 5.2(b) for all prior fiscal years over (ii) the cumulative profits allocated pursuant to this Section 5.1(a) for all prior periods.

          (b) The balance, to the Partners proportionate to their ownership of Units.

     SECTION 5.2 ALLOCATION OF NET LOSSES. After giving effect to the special allocations set forth in Section 5.3 hereof, the Partnership's net losses for any fiscal year shall be allocated in the following order and priority:

          (a) First, to the extent profits have been allocated pursuant to
     Section 5.1(b) hereof for any prior year, losses shall be allocated to offset any profits allocated pursuant to Section 5.1(b) hereof (pro rata among the Partners in proportion to their shares of the profits being offset). To the extent any allocations of profits are offset pursuant to this Section 5.2(a), such allocations shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 5.

          (b) The balance, to the Partners proportionate to their ownership of Units.

          (c) The losses allocated pursuant to Section 5.2(a) and (b) hereof shall not exceed the maximum amount of losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Partners will have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to Section 5.2(a) or (b) hereof, the limitations set forth in this Section 5.2(c) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible losses to each Partner under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the limitations set forth in this Section 5.2(c) shall be allocated to the General Partners proportionate to the number of Units owned by each General Partner.

     SECTION 5.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order of priority:

          (a) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in
     Section 1.704-1(b)(2)(ii)(d)(5) or (6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.3(a) shall be made only if and to the extent that such Partner would have an

     Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made and as if this Section 5.3(a) were not in the Agreement.

          (b) Special Allocations. In the event the Partnership incurs "non-recourse debt" or "partner non-recourse debt" and allocates "non-recourse deductions" or "partner non-recourse deductions," then items of income and gain shall be specially allocated pursuant to this Section 5.3(b) as is necessary to keep the Partnership in compliance with Section 1.704-2(f) of the Regulations or its successor. This Section 5.3(b) is intended to keep the Partnership in compliance with the minimum gain chargeback requirements of Section 1.704-2(f) and shall be interpreted consistently therewith.

          (c) Priority Return Allocations. All or a portion of Partnership net profits, income or gain, if any, shall be specially allocated to the Partners in proportion to and to the extent of the excess, if any, of (i) the Cumulative Preferred Return distributions each Partner has received pursuant to Sections 6.1 and 6.2 hereof from the commencement of the Partnership, over (ii) the cumulative amount of Partnership net profits, income or gain allocated to such Partners pursuant to this Section 5.3(c) for all prior fiscal periods.

     SECTION 5.4 OTHER ALLOCATION RULES.

     (a) In the event of a transfer of any interest in the Partnership, and/or in the event of any increase or decrease in the interest of any Partner in the Partnership, whether arising out of or in connection with the entry of a new partner, the liquidation, partial or whole, of any partner's interest or otherwise, after the admission of any Partner, the share of the profits, losses and gains or losses from the disposition of Property, and each item of income and expenses pertaining thereto, of the respective Partners shall be fixed and determined by reference to the income and expenses reflected on the books and records of the Partnership according to the following convention: a Partner admitted on or before the 15th day of the month shall be deemed admitted as of the first day of the month and a Partner admitted after the 15th day of the month shall be deemed admitted as of the last day of the month; provided, however, that if this convention is not permitted under applicable Regulations, a convention permitted under such Regulations approximating the foregoing as closely as possible will be used.

     (b) In accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its agreed value (which shall be the fair market value of a Partner's non-cash Capital Contribution as of the date of the contribution). In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and any deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4(b) are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Partner's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

     SECTION 5.5 TRANSFER OF AN INTEREST. Upon the transfer by any Partner of all or any part of its Units, the proportionate amount of the Capital Account of the transferor shall be transferred to the transferee. Any such transferee shall have no right to partition the Partnership's assets or to have the value of its interest ascertained or to receive the value of such interest or, in lieu thereof, the profits attributable to any right in the Partnership, except as expressly provided in this Agreement.

     SECTION 5.6 INTEREST; WITHDRAWAL OF CAPITAL ACCOUNT. Except as expressly provided in this Partnership Agreement, no interest shall be paid on any Capital Contribution of any Partner, no Partner shall have any priority over any other Partner with respect to the return of its Capital Contribution, and no Partner shall be entitled to withdraw any part of its Capital Contributions to the Partnership or to receive any distribution from the Partnership. No Partner shall be entitled to demand or receive any property from the Partnership other than cash. Each Partner expressly waives the rights it might otherwise have for a partition of the Partnership's assets.

     SECTION 5.7 COMPLIANCE. The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-l(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     SECTION 5.8 ACCOUNTING. The Partnership books shall be kept in accordance with United States federal income tax accrual basis of accounting standards, except that for purposes of determining book net profits and losses the calculation of depreciation and amortization shall be based upon the fair market value at the time of contribution of all contributed property. The fiscal year of the Partnership is the calendar year. All Partnership income tax returns must be approved by both General Partners prior to the filing thereof with the Internal Revenue Service and the State of Florida. The General Partners shall cause the Partnership to have prepared and to distribute to all Partners the following reports:

          (a) Within ninety (90) days after the end of the Partnership's fiscal year, all information reasonably necessary for the preparation of the Partner's federal income tax returns.

          (b) Within one hundred twenty (120) days after the end of the Partnership's fiscal year, an annual report containing (i) a statement of financial condition as of the year then ended, (ii) an operating statement for the year then ended, and (iii) such other information as reasonably requested by the Limited Partners (or any of them). Items (i) and (ii) shall be audited by an accounting firm selected by both General Partners. The General Partners agree that Arthur Andersen is currently acceptable.

     SECTION 5.9 OPTIONAL ADJUSTMENTS TO BASIS. Where a distribution of a property is made in the manner provided in Section 734 of the Code, or where a transfer of a Partnership interest permitted by this Partnership Agreement is made in the manner provided in Section 743 of the Code, the General Partners may in their discretion file on behalf of the Partnership, an election under Section 754 of the Code in accordance with the procedures set forth in the Treasury Regulations. If any Partner transfers all or part of its Units, any basis adjustment allocable to said transfer, whether made under Section 754 of the Code, or otherwise, shall be allocated solely to the transferee.

                                   ARTICLE VI

                                 DISTRIBUTIONS

     SECTION 6.1 DISTRIBUTIONS OF NET CASH FROM OPERATIONS. Net Cash From Operations of the Partnership shall be distributed by the General Partners at such times as they reasonably deem it available. Net Cash From Operations shall be distributed (i) first to the Partners, to the extent reimbursement has not been completed pursuant to this Section, Sections 6.2(i) and 6.5, proportionate to their respective amounts referenced in Section 6.5;
(ii) second to the Partners, proportionate to their respective amounts of their Cumulative Preferred Return and Cumulative Preferred Return Arrearages; and
(iii) then, to the Partners, in the proportion that the number of Units owned by each Partner bears to the total number of all Partnership Units then outstanding. For purposes of this Section 6.1, Cumulative Preferred Return and Cumulative Preferred Return Arrearages shall be computed as of the end of the month immediately preceding the distribution.

     SECTION 6.2 DISTRIBUTIONS OF NET CASH FROM SALES OR REFINANCING. Net Cash From Sales or Refinancing shall be distributed (i) first, to the Partners, to the extent reimbursement has not been completed pursuant to this Section, Sections 6.1(i) and 6.5 proportionate to their respective amounts referenced in
Section 6.5; (ii) second, to the Partners, proportionate to their respective amounts of their Cumulative Preferred Return and Cumulative Preferred Return Arrearages; (iii) in the event of a sale of a part of the Property, to the Partners proportionate to their respective estimated amounts of federal income tax liabilities which they may be required to pay on their allocable shares of net profits reported by the Partnership for such fiscal year (determined as provided below), but only to the extent such estimated tax liability is greater than the aggregate amount otherwise distributable to such Partner under this
Section 6.2 without reference to this clause (iii); (iv) to the Partners proportionate to their respective amounts of Preferred Partnership Capital until paid in full; and (v) the balance to the Partners in the proportion that the number of Units owned by each Partner bears to the total number of all Partnership Units then outstanding. The Partnership's Accountant shall estimate the required amount of the distribution set forth in clause (iii) above, based upon the maximum individual United States Federal income tax rate then in effect and assuming each Partner is taxable as an individual. The distributions to be made pursuant to clause (iii) shall be irrespective of the actual amount of federal income tax which each Partner (or the Partners of such Partner, in the event of a "pass through" entity) may be required to pay with respect to the Partnership's income. For purposes of this Section 6.2, Cumulative Preferred Return and Cumulative Preferred Return Arrearages shall be computed as of the end of the month immediately preceding the distribution.

     SECTION 6.3 DISTRIBUTIONS UPON TERMINATION. (a) Upon dissolution and termination of the Partnership, assets shall be distributed (i) first, to the payment of creditors (including loans or advances made to the Partnership by the Partners) and to the setting up of reserves which the General Partners or liquidating trustee deems necessary for any contingent obligations of the Partnership; (ii) thereafter, as provided in Section 6.2.

     (b) If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Partner entitled to an interest therein shall receive such interest as a tenant-in-common with the other Partners entitled thereto, or at the reasonable discretion of the General Partners, said assets may be distributed to one or more Partners, with assets of equal fair market value distributed to the remaining Partners. Before any distribution in kind is made, the Capital Account of each Partner shall be credited or charged in accordance with Section 5.1 for the amount of net gain or loss on disposition that would have been credited or charged if such assets had been sold at their fair market value, and the Capital Account of each Partner shall be charged to reflect the distribution of such assets as though the adjusted basis of such assets to the Partnership was equal to their fair market value.

     SECTION 6.4 DISTRIBUTIONS IN KIND. In addition to distributions in kind upon termination of the Partnership, distributions in kind may also be made in accordance with subsection (b) of Section 6.3 without the dissolution and termination of the Partnership being required.

     SECTION 6.5 REIMBURSEMENT OF CERTAIN PRECONSTRUCTION EXPENSES. The preconstruction expenses incurred by the Partners and the real estate taxes on the Property incurred by Brennand for the period from the formation of the Partnership until the Property is transferred to the Partnership shall be paid by the Partnership to said Partners proportionate to the respective amounts incurred (to the extent available from the proceeds of any construction loan). Such reimbursements shall occur, to the extent funds are available, upon the issuance of certificates of occupancy for the stores within the Property which had leases in existence at the closing of the construction loan. Reimbursement of these expenses shall take priority over the distributions provided for in
Section 6.1(ii)-(iii) and Section 6.2(ii)-(v).

                                  ARTICLE VII

                              POWERS, DUTIES, AND
                        COMPENSATION OF GENERAL PARTNERS

     SECTION 7.1 POWERS AND DUTIES OF GENERAL PARTNERS. The General Partners shall be responsible for the management of the Partnership business with all rights and powers generally conferred by law or necessary, advisable or consistent in connection therewith. Each General Partner shall have one vote in all matters pertaining to General Partner action or approval or the converse thereof.

     SECTION 7.2 ADMINISTRATIVE GENERAL PARTNER. The Partners hereby appoint BEF, Inc. to act as the Administrative General Partner. The Administrative General Partner shall generally use its best efforts to take such reasonable actions as it deems necessary to develop the Property into the Project, subject to the provisions hereof as to the requirements for approval by both General Partners. The Administrative General Partner shall have the duty and authority to the extent funds are available therefor, to:

          (a) Generally maintain the Property;

          (b) Employ, retain, terminate and coordinate the services of all employees, contractors, and suppliers of products and services necessary in the conduct of the Partnership's business;

          (c) Collect all income of the Partnership, and to the extent funds of the Partnership are available therefor, pay all debts and other obligations of the Partnership including amounts due under loans to the Partnership and the cost of operation and maintenance of the Property;

          (d) Consistent with the Budgets, make all such repairs, improvements and development to the Property, in such manner and upon such terms as the Administrative General Partner may deem proper, and execute all contracts and agreements therefor, and pay for the same out of funds of the Partnership;

          (e) Maintain broad form fire and extended coverage on any improvements constructed on the Property in an insured sum not less than its replacement cost, and maintain liability insurance in the name of the Partnership and the Partners in an insured sum of not less than One Million Dollars ($1,000,000.00) per accident, and such other insurance as the Administrative General Partner may deem proper and appropriate, all with insurance companies licensed to do business in the State of Florida;

          (f) Keep accurate and adequate records and accounts of the financial and business affairs of the Partnership and provide the Partners with all financial reports required herein;

          (g) Prepare, or cause to be prepared, all reports, tax returns and documents of a similar nature required by the Partnership by the terms of this Agreement subject to the approval of the General Partners;

          (h) Pay all taxes, assessments, rents and other impositions applicable to the Property and the Partnership, and other assets owned by the Partnership;

          (i) Make such distributions to the Partners as set forth in Sections
     6.1 and 6.2 as are required by this Agreement, or authorized hereunder;

          (j) Generally perform all normal day-to-day business functions and otherwise operate and manage the business and affairs of the Partnership in accordance with this Agreement, and all applicable laws; and

          (k) Negotiate and execute tenant leases, in accordance with the leasing parameters agreed upon by the General Partners;

          (l) Coordinate and supervise consultants and contractors;

          (m) Provide marketing coordination and supervision to the Partnership;

          (n) Use its best efforts to negotiate and arrange for construction financing of the Project, subject to approval of the General Partners;

          (o) Consistent with the Budgets, take all such action and make all such decisions as it may deem proper and advisable on behalf of the Partnership in accomplishing the purposes of the Partnership and not otherwise limited or prohibited by this Agreement.

     Brennand shall have the right (upon provision of notice to BEFI) to consult with the Administrative General Partner with respect to all actions authorized pursuant to this Section 7.2.

     Notwithstanding anything to the contrary contained in this Agreement, the Administrative General Partner may not (without the prior written consent of Brennand), prior to the contribution of the Property to the Partnership by Brennand simultaneously with the closing of construction loan financing, take any action which may in its reasonable determination negatively impact or affect the Property, title thereto, or the marketability thereof.

     The Administrative General Partner will not commingle the Partnership funds with its own, its Affiliates' or third party funds. All checks to Affiliates, and all checks that vary from the approved Budget more than 10% for any individual line item (after allocation of available contingency funds) and 5% for all items in the aggregate (excluding taxes, insurance, management fees and utilities) shall require the prior approval of Brennand, which approval shall not be unreasonably withheld or delayed and which may be by fax transmission. The lack of response for a period of 72 hours shall constitute approval.

     The powers of BEFI hereunder are limited to actions within the scope of the Budgets, provided (x) there may be deviations therefrom reasonably deemed not to be material; and (y) notwithstanding anything to the contrary contained herein, the Administrative General Partner may, without obtaining the prior consent of the other General Partner, make any decision or take any action which otherwise requires the prior consent of the other General Partner pursuant to the terms hereof if, in the reasonable judgment of the Administrative General Partner, such decision or action is necessary for the protection of life or health or for the preservation of the Property or to avoid the suspension of any service to or of the Property and there is insufficient time to notify the other General Partner; provided, however, that the Administrative General Partner shall use its reasonable efforts to notify the other General Partner and request its consent prior to making any such decision or taking any such action.

     SECTION 7.3 COMPENSATION OF ADMINISTRATIVE GENERAL PARTNER. (a) The Administrative General Partner (or its Affiliate designee) shall receive a management fee of three percent (3%) of the gross rentals collected by the Partnership each month as per the attached Management and Leasing Agreement. In addition, the Administrative General Partner (or its Affiliate designee) shall receive a three percent (3%) leasing fee and renewal fees for all leases executed on behalf of the Partnership as per the attached Management and Leasing Agreement. The Administrative General Partner (or its Affiliate designee) is authorized to pay up to an additional two percent (2%) leasing fee to any unaffiliated outside real estate broker who secures leases on the Property; provided, however, that additional leasing fees paid to unaffiliated outside real estate brokers in excess of two percent (2%) shall decrease correspondingly the leasing fee to the Administrative General Partner. Both General Partners shall be entitled to reimbursement by the Partnership for their reasonable out-of-pocket expenses paid to unaffiliated third parties incurred on behalf of the Partnership.

     (b) The Administrative General Partner shall not be liable to the Partnership or to the Partners for damages or otherwise for any acts performed by it within the scope of authority conferred upon it by this Agreement, except for gross negligence, malfeasance or acts in contravention of this Agreement.

     (c) The Administrative General Partner shall devote so much time as reasonably necessary to the handling of the affairs of the Partnership as may be required. The Partners and their Affiliates may engage in other business ventures which may be in competition with the Partnership.

     SECTION 7.4 PLANS, BUDGETS AND SCHEDULES. All activities and expenditures pertaining to the business of the Partnership shall be carried out only in accordance with and as limited by development and marketing plans, construction budgets and schedules, and operating budgets approved by the General Partners in writing. The Administrative General Partner shall prepare and submit to the General Partners a development and marketing plan, a construction budget and schedule, and annual operating budgets containing proposed development, marketing and operating activities and revenues and expenditures for a specified succeeding period (collectively, the "Budgets"). Until otherwise agreed to by each General Partner, within ten (10) business days following the delivery of each such plan, budget and schedule, the General Partners shall confer (by telephone or by meeting) to review and consider (i) the specific plans, budget and schedules, (ii) overall development plans, budgets and schedules, (iii) Partnership expenditures and activities from prior periods, and (iv) other Partnership business. Unless the Administrative General Partner shall receive notice from the other General Partner within fifteen (15) business days following submission of a Budget that the Budget is unacceptable, the Administrative General Partner shall be entitled to rely on such Budget and such Budget shall be deemed approved by the Partnership for the next succeeding period (not to exceed twelve (12) months). In the event the other General Partner shall not agree with, or raise any objections to, the proposed annual operating budget, and the General Partners are unable to resolve the disputed or objectionable matters submitted by the Administrative General Partner prior to the commencement of the applicable calendar year, the aggregate amount of the annual operating budget for the preceding calendar year, adjusted upward by the percentage of increase in the Consumer Price Index during such preceding year, shall be deemed to be the annual operating budget in effect until such time as a new annual operating budget has been approved.

     SECTION 7.5 MAJOR DECISIONS. No act shall be taken or sum expended or obligation incurred by the Partnership or the Administrative General Partner with respect to matters within the scope of the major decisions ("Major Decisions") affecting the Partnership, as defined below, unless the same shall have been approved in writing by all General Partners in their respective sole discretions, and the General Partners shall have full and absolute authority to authorize and accomplish the Major Decisions on behalf of the Partnership. The Major Decisions shall be the following:

          (a) Sale of the Property or any material part thereof;

          (b) Transfer or assignment of the Property or any part thereof; granting a mortgage, encumbrance or security interest in the Property or any part thereof;

          (c) Acquisition of any additional land by the Partnership;

          (d) Approval of the master development plan and material changes thereto;

          (e) Approval of the Budgets and material changes thereto;

          (f) All financing, refinancing and prepayments of existing mortgage financing;

          (g) Transactions with Affiliates;

          (h) Transfers of Partnership interests or admissions of new Partners;

          (i) Approval of annual proforma leasing plans;

          (j) Any final agreements or permits with governmental agencies;

          (k) Selection of Architect, General Contractor and major subcontractors, consultants and professionals (including attorneys and accountants) for the development of the Project;

          (l) Revision of any material contract or plan which required approval of both General Partners.

     SECTION 7.6 ADMISSION OF LIMITED PARTNERS. The General Partners have the right to admit Limited Partners in substitution of Limited Partners disposing of their interests in the Partnership in accordance with the terms hereof. The General Partners also have the right to admit any lenders of funds for the acquisition, development or refinancing of the Partnership Property or other parties (including an increase in the contributions and interests or Units of existing Partners) where additional capital contributions are required, as additional Limited Partners, upon such terms as they shall deem advisable, provided (x) the interests of the General Partners and the Limited Partners are reduced prorata, and (y) the right to supply such financing or refinancing shall first be offered to the Partners.

     SECTION 7.8 CERTAIN LIMITATIONS. Notwithstanding the authority granted the General Partners under Sections 7.1 and 7.2 hereinabove, without obtaining the consent of (x) both General Partners and

(y) General and Limited Partners holding in the aggregate not less than a majority of units in the Partnership, such consent not to be unreasonably withheld, the General Partners will not:

          (a) Act in contravention of this Agreement;

          (b) Confess a judgment against the Partnership;

          (c) Admit a person as a General Partner or as a Limited Partner except as otherwise herein provided.

     SECTION 7.9 DEVOTION OF A GENERAL PARTNER'S TIME AND INDEPENDENT ACTIVITIES. A General Partner shall be required to devote only such time and effort to the Partnership business as shall be necessary for its orderly operation and shall not be required to devote its full time and efforts to the Partnership business, it being understood that the principal occupation of the General Partners is not the operation of the Partnership business. The General Partners and their officers, shareholders, directors, partners, and affiliates, may participate in whatever activities or businesses they choose, of whatsoever nature or purpose, notwithstanding that such activities or businesses do or may compete with the Partnership, or may result in a conflict of interest. Any such participation shall not create any rights in the Partnership or the Limited Partners in or to such other endeavors or the income or profits therefrom.

     SECTION 7.10 RELIANCE.  Notwithstanding the prior provisions of this
Article VII, all vendors, service suppliers and proposed tenants may rely upon execution of contracts, leases and related items by the Administrative General Partner only. Further, all checks except as provided below may be signed by the Administrative General Partner only. All checks representing distributions to Partners shall be signed by both General Partners.

                                  ARTICLE VIII

                   RIGHTS AND PROHIBITIONS OF LIMITED PARTNER

     SECTION 8.1 RIGHTS OF LIMITED PARTNER. (a) The Limited Partners and their respective officers, shareholders, directors, partners, and Affiliates (collectively, "Associates"), shall not in any way be prohibited from or restricted in engaging or owning an interest in any other business venture of any nature, including any venture which might be competitive with the business of the Partnership, and the Partnership may engage the Limited Partners and their Associates for specific purposes and may otherwise deal with the Limited Partners and their Associates on terms and for compensation to be agreed upon by such Limited Partners or Associates, as applicable, and the Partnership; provided, however, that Limited Partners shall not be entitled to participate in the management or control of the business of the Partnership.

     (b) Subject to such reasonable standards as the General Partners may establish, the Limited Partners shall be entitled to obtain from the General Partners, from time to time, upon reasonable demand for any purpose reasonably related to the respective Limited Partner's interest as a Limited Partner:

          (i) In addition to the information and documentation required under
     Section 5.8 hereinabove, true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) Promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) A current list of the name and last known business, residence or mailing address of each Partner;

          (iv) A copy of the Partnership Agreement and Certificate of Limited Partnership and all amendments thereto;

          (v) True and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) Such information regarding the affairs of the Partnership as is reasonably requested.

     (c) Each Limited Partner shall be entitled to cast one vote for each Partnership Unit held by it on all matters with respect to which such Partner is given the right to vote pursuant to this Agreement. Fractional units shall be entitled to a fractional vote equal to said fraction.

     SECTION 8.2 PROHIBITIONS WITH RESPECT TO LIMITED PARTNERS. The Limited Partners shall have no right:

          (a) To take part in the management or control of the Partnership business or to sign for or to bind the Partnership in any manner whatsoever.

          (b) To have their Capital Contributions repaid except to the extent provided in this Agreement or to demand property other than cash in payment of their Partnership Capital Accounts.

          (c) To require partition of Partnership property or to compel any sale or inventory or appraisement of the Partnership assets or sale of a deceased Partner's interests therein, notwithstanding any provisions of law to the contrary, the right thereto being hereby waived and relinquished.

          (d) To sell, assign, mortgage, pledge or transfer their respective interests in the Partnership as a substituted Limited Partner, except as provided in Article X hereof.

          (e) To withdraw from the Partnership prior to its dissolution and winding up in accordance with the provisions of Article XI.

                                   ARTICLE IX

               DISSOLUTION, WITHDRAWAL, ETC. OF A GENERAL PARTNER

     SECTION 9.1 TERMINATION AND REPLACEMENT OF A GENERAL PARTNER. (a) In the event of the death, dissolution, act of insolvency, adjudication of insanity or incompetency, inability to serve, or other termination, of a General Partner, its General Partner Units shall be converted to Limited Partner Units, and the Partnership shall be continued with the remaining General Partner serving alone. In the event of the death, dissolution, act of insolvency, adjudication of insanity or incompetency, inability to serve, or other termination of both General Partners, their interests as General Partners shall be terminated and the Partnership shall be dissolved, provided the remaining Partners may, within ninety (90) days after notice of any such event, by affirmative vote of 100% of the Limited Partners (a) elect to continue the Partnership, and (b) elect a new General Partner or General Partners, who or which shall consent to and accept such election. In the event the Limited Partners do not elect to continue the Partnership as above provided, the Limited Partners shall by majority vote designate a liquidating Partner to wind up and liquidate the Partnership as provided in Article XI hereof. As used in this Agreement, an "act of insolvency" shall occur in the event a General Partner:

          (i) shall file a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent and such adjudication (if involuntary) is not cured or otherwise set aside within sixty (60) days after the occurrence thereof; or

          (ii) has a receiver appointed for all or substantially all of his or its business or assets on the grounds of insolvency and such appointment (if involuntary) is not cured or otherwise set aside within ninety (90) days after the occurrence thereof; or

          (iii) has a trustee appointed for him or it after a petition has been filed for reorganization or arrangement under the Bankruptcy Act of the United States, or any law of the United States now in existence or hereafter enacted having the same general purpose and such act or event (if involuntary) is not cured or otherwise set aside within ninety (90) days from the occurrence thereof; or

          (iv) makes a general assignment for the benefit of his or its creditors.

     (b) If BEFI, Inc., ceases to be a General Partner, Brennand shall become the Administrative General Partner, the Management and Leasing Agreement referred to in Section 7.3 shall terminate and Brennand may designate a new management and leasing agent.

     SECTION 9.2 ADMISSION OF GENERAL PARTNERS. Additional or replacement General Partners may be admitted by the affirmative vote of all remaining General Partner(s) and 100% of the Limited Partners (excluding in said vote any General Partner (or related Limited Partner) being replaced).

     SECTION 9.3 PARTNERSHIP INTEREST OF TERMINATED GENERAL PARTNER. In the event of the termination of a General Partner for any of the reasons as provided in Section 9.1, the General Partnership Unit(s) of such terminated or withdrawing General Partner shall become Limited Partnership Unit(s) and such terminated or withdrawing General Partner shall become an assignee as set forth in Section 10.2(b) with the same interest in the Partnership capital, profits and losses as the former General Partner had, but with no voting or consent rights. Such assignee may become a substituted Limited Partner upon satisfaction of the conditions set forth in Section 10.3.

                                   ARTICLE X

                             TRANSFER OF INTERESTS

     SECTION 10.1 GENERAL PARTNERS. (a) The General Partnership Units shall not be sold, assigned, hypothecated or otherwise transferred, except as Limited Partnership Units subject to the provisions of Section 10.2; notwithstanding said limitation, however, commencing one year after the Project receives its certificates of occupancy as set forth in Section 16.1(a), Brennand may transfer its General Partner Units as such, or its parent may transfer all or a part of its own stock or its stock in Brennand, to another party in a tax-free transaction, other than to parties defined in Section 10.2(a)(iv) or (v), without requiring the consent of the remaining General Partner or the Limited Partners (and without triggering the right of first refusal under Sections 10.1(b) or 10.2(a)(vi) or (vii)); provided, Brennand or its parent, as applicable, shall first give the remaining Partners not less than thirty (30) days notice of such proposed transaction and allow the remaining Partners to participate in such transaction, at their election, on the same terms as Brennand's or its parent's participation.

     (b) If 25% or more of the equity ownership interests in a General Partner are sold other than to parties described in Sections 10.1(a) or 10.2(a) (iv) or
(v), said General Partner shall cease to be a General or Limited Partner, but rather shall be entitled only to the rights of an assignee under Section 10.2(b) hereinbelow. If 50% or more of the equity ownership interests in a General Partner are sold or proposed to be sold other than to parties described in Sections 10.1(a) or 10.2(a) (iv) or (v), said General Partner shall be required to offer its total Partnership Units (as Limited Partnership Units) to the remaining Partners pursuant to Section 10.2(a) (vii), the purchase price for the Limited Partnership Units so offered to be determined by referring to the price offered for the equity ownership interests in the General Partner, adjusted to eliminate all assets and liabilities of such General Partner other than its interest in the Partnership.

     SECTION 10.2 LIMITED PARTNERS.  (a) Except as specifically provided in this
Section 10.2(a), no Limited Partner (including for this purpose General Partnership Units converted to Limited Partnership Units pursuant to Sections
9.3 and 10.1) shall have the right to sell, assign, hypothecate or otherwise transfer its Units in the Partnership. All Partners agree to maintain their Partnership Units lien-free, any attempted hypothecation thereof being null and void.

          (i) No Limited Partner shall have the right to sell, assign, hypothecate, or transfer its Units as a Limited Partner in the Partnership to a minor or to any person who for any reason lacks the capacity to contract for himself under applicable laws. However, such limitation shall not restrict the right of a Limited Partner to sell, assign, hypothecate or transfer to a custodian or trustee for such a person.

          (ii) Upon the death, bankruptcy, insolvency or legal incompetency of an individual Limited Partner, such individual shall no longer be a Limited Partner. The legally authorized personal representative of such individual shall become a Limited Partner in his place and stead, with all of the rights of a Limited Partner solely for the purpose of settling or managing the estate of such individual, and such representative shall have the power as such individual possessed to make an assignment or transfer of his Partnership interest in accordance with the terms of subsections (iv), (v) or (vi) hereof and to join with such transferee in making application to substitute such transferee as a substituted Limited Partner subject to the provisions of Section 10.3.

          (iii) Upon the bankruptcy, insolvency, dissolution or other cessation to exist as a legal entity of any Limited Partner which is not an individual, such entity shall no longer be a Limited Partner. The authorized representative of such entity shall become a Limited Partner in its place and stead, with all of the rights of a Limited Partner solely for the purpose of effecting the orderly winding-up and disposition of the business of such entity, and such representative shall have the power as such entity possessed to make an assignment or transfer of its Partnership interest in accordance with the terms of subsections (iv), (v) or (vi) hereof and to join with such transferee in making application to substitute such transferee as a substituted Limited Partner, subject to the provisions of Section 10.3.

          (iv) The Limited Partnership Units may be transferred (by either inter vivos, testate or intestate disposition) to the spouse, to the descendants and their spouses of a Limited Partner (including in said definition of a Limited Partner the owners of a corporation, partnership or trust comprising such Limited Partner), to a corporation, partnership, trust or other entity which is majority owned and controlled by any one or more of said persons, or to an estate or a trust for the benefit of any such persons, or to Affiliates of a Limited Partner, subject to the provisions of Section 10.3.

          (v) Limited Partnership Units resulting from the conversion of the Brennand General Partner Units, in whole or in part, may be transferred to the equity owners or Affiliates of Brennand.

          (vi) If 25% or more of the equity ownership interests in a Limited Partner are sold other than to parties described in subsection (iv) or (v) hereinabove, said Partner shall cease to be a Limited Partner, but rather shall be entitled only to the rights of an assignee under Section 10.2(b) hereinbelow. If 50% or more of the equity ownership interests in a Limited Partner are sold or proposed to be sold other than to parties described in subsection (iv) or (v) hereinabove, said Partner shall be required to offer its total Limited Partnership Units to the remaining Partners pursuant to subsection (vii) hereinbelow, the purchase price for the Limited Partnership Units so offered to be determined by referring to the price offered for the equity ownership interests in the Limited Partner, adjusted to eliminate all assets and liabilities of such Limited Partner other than its interest in the Partnership.

          (vii) (x) Except as otherwise provided in subsections (iv) and (v), if either Brennand as to its 35 Units or BEFI, BT and EST acting as a single unit/entity holding in the aggregate 65 Units wishes to sell all of its Units (no sale of a portion thereof being permitted) in the Partnership, it shall first deliver to the other Partner a written notice of the proposed sale setting forth the name and address of the proposed purchaser, the purchase price (which must be an amount specified in dollars, but which may be paid either in a lump sum or in installments over an extended period of time) and the provisions of the proposed sale. A photostatic copy of the third party offer shall be included with said notice. The other Partner shall have the option, which shall be exercised by delivery to such Partner of a written notice of exercise at any time within thirty (30) days after the delivery of the notice of proposed sale, to purchase such Units at the purchase price and pursuant to the provisions set forth in accordance with the terms of the notice of proposed sale, and within thirty (30) days after delivery of the notice of exercise, the other Partner will purchase such Units in accordance with the division thereof agreed upon by the group constituting the other Partner; provided the purchasing Partner shall have the right at its respective option and in lieu of the terms offered by the third party offeror, to pay for the Units by means of a cash payment of 20% of the purchase price and with the balance payable in equal monthly installments of principal over a sixty (60) month period plus interest at an interest rate equal to the prime commercial rate of interest of Citibank, N.A., or its successor in interest, plus 2% per annum, adjusted daily, but never to exceed the maximum lawful contract rate. If said bank is not then in existence or not setting a prime rate, that New York City bank (with its principal place of business being there) with the largest net worth and so setting a prime rate shall be used.

          (y) Payment of the 80% deferred purchase price shall be evidenced by a negotiable promissory note and secured by a pledge of the purchased Units pursuant to security agreement and UCC-1 Financing Statements perfecting said security interest in form as reasonably required by the selling Partner. At the selling Partner's election and as a condition to the deferral, it may require the guaranty of 30% of the purchase price by a guarantor with a net worth not less than three times the amount of the guaranty, the guaranty to burn off on pay down of the deferred purchase price dollar for dollar. Prepayments may be made at any time without penalty. The entire deferred balance shall be due and payable on sale or other disposition of the Project. The net proceeds from a refinancing shall be applied as a prepayment against the deferred balance, any such prepayments to be applied against the last due payments without reduction in the regular monthly installments. All distribution under Section 6.1 shall be applied first to the remaining Partners' federal income tax liabilities attributable to their ownership interest in the Partnership, based upon the maximum individual United States income tax rate then in effect and assuming each Partner is taxable as an individual, with the entire balance to be applied against the current interest due and the principal installments next due and payable until such entire balance is exhausted.

          (z) If the other Partner fails to exercise the aforesaid option, such Partner shall have the right to sell its Units as a Limited Partner in the Partnership so offered to the person named in the notice of proposed sale at the price and pursuant to the provisions set forth therein. However, if such Partner fails to complete such sale within ninety (90) days after the lapse of the other Partner's right to purchase such Units or after the other Partner's rejection of such offer of sale, such right shall terminate, and such Partner shall not thereafter sell to any person such Units without again complying with the foregoing procedure.

          (vii) If Brennand converts its General Partnership Units to Limited Partnership Units, the provisions of Section 10.1(a) as to tax-free transactions, including the provisos thereafter, apply equally to such Limited Partnership Units.

     (b) Subject to compliance with and satisfaction of the provisions of subsections (a) and (c) of this Section 10.2, the Units of a Limited Partner shall be assignable, but the assignee shall not become a substituted Limited Partner, except pursuant to the provisions of Section 10.3. An assignee who does not become a substituted Limited Partner has no right to receive any information or account of Partnership transactions, to inspect the Partnership's books, to vote on Partnership matters, to request a meeting of the Partnership or to exercise any of the other rights of a Limited Partner other than to receive distributions of Cash Flow or other property and the allocation of Partnership profits, losses and credits (including all items thereof) to which his or her assignor would otherwise be entitled as to the Partnership Units.

     (c) No Assignment pursuant to Section 10.2 shall be effective as to the General Partners or the Partnership unless and until a copy of an instrument of assignment and assumption executed by the assignor and the assignee, in form and substance reasonably satisfactory to the Partnership and with both assignor and assignee indemnifying the General Partners and the Partnership against loss or liability arising out of such assignment, shall have been received by the General Partners. An assignee of a Limited Partner shall be entitled to receive distributions of Cash Flow or other property and the allocation of Partnership profits, losses and credits (including all items thereof) attributable to the Units acquired by reason of such assignment which are distributed or allocated, as the case may be, from and after the effective date of the assignment of such Units to it.

     (d) A Limited Partner that has assigned all of its Units in the Partnership, whether or not the assignee has become a substituted Limited Partner, shall not thereafter be entitled to any rights of a Limited Partner nor shall it have any obligations as Limited Partner except as otherwise provided by the Act.

     SECTION 10.3 SUBSTITUTION OF A LIMITED PARTNER. The assignee of the Units of a Limited Partner that has complied with the provisions of Section 10.2 hereof may become a substituted Limited Partner only when the General Partners shall have consented thereto (which shall be in their sole discretion), the assignee shall have become a party to this Agreement, such certificates or instruments as are required by law shall have been executed and filed and the assignor or the assignee shall have paid or obligated itself to pay all reasonable expenses (as the General Partners may reasonably determine) connected with such admission or substitution which shall include, without necessarily being limited to, a minimum fee of

Five Hundred Dollars ($500.00) (which the General Partners shall have the right to waive in their sole discretion).

     SECTION 10.4 LIMITATION ON ASSIGNMENT OR TRANSFER. Notwithstanding the above provisions, no transfer or assignment of any Partnership Units may be made if (a) such transfer or assignment, together with all other transfers and assignments of Partnership Units within the preceding twelve months would, in the opinion of counsel for the Partnership, result in a termination of the Partnership for purposes of Code Section 708, or any comparable provision then in effect; (b) in the opinion of counsel for the Partnership, such transfer or assignment would violate the Securities Act of 1933, as amended, or applicable state securities or Blue Sky laws or any other applicable provision of law in any respect; (c) in the opinion of such counsel, such transfer and assignment would cause the Partnership to be treated as an association taxable as a corporation rather than as a partnership subject to the provisions of Subchapter K of the Code, or any comparable provisions then in effect; or (d) such assignment would cause a breach or default under any contract or loan to which the Partnership is a party. Nothing contained in this Section 10.4 shall be deemed to require the General Partners to obtain an opinion of counsel concerning the matters covered hereby if, in the good faith judgment of the General Partners, such an opinion is not necessary. Notwithstanding the provisions of subsection (a) above, any transfer or assignment permitted under
Section 10.1(a) or 10.2(a)(viii) during the period commencing after the Project receives its certificates of occupancy as set forth in Section 16.1(a) and ending five (5) years thereafter shall be permitted.

                                   ARTICLE XI

                         TERMINATION OF THE PARTNERSHIP

     SECTION 11.1 TERMINATION. The Partnership shall be dissolved upon the earliest to occur of the following:

          (a) As provided in Section 9.1 (subject to continuance as therein provided).

          (b) Upon the expiration of the term specified in this Agreement.

          (c) Upon the determination of the General Partners.

          (d) Upon the sale of substantially all the assets of the Partnership.

          (e) Failure for any reason to secure and close construction financing for the Project within twenty-four (24) months after the date of execution hereof. If at the end of said 24-month period, leases have been executed for more than 50% of the rentable square footage within the Project, upon request from BEFI, this 24-month period shall be extended for an additional six (6) months.

          (f) The failure to obtain (i) the approval of this Partnership Agreement by the shareholders of Brennand's parent corporation and (ii) a reasonable fairness opinion from Brennand's investment bank within three
     (3) months from the date hereof, subject to the right of either party to extend said date for two (2) additional periods of three (3) months each, in its sole discretion. Brennand agrees to promptly seek and diligently pursue the obtaining of both (f)(i) and (f)(ii). Any extension shall extend the 24-month period in (e) above for a period corresponding to said extension.

          (g) The failure to obtain approval of this Partnership Agreement by the limited partners of EST within fourteen (14) days from the date hereof.

     In the event of dissolution of the Partnership pursuant to either Section 11.1(e), (f) or (g) above, (i) neither the Partnership nor any of its Partners (except for Brennand) shall have any legal rights as to or claims against the Property, (ii) all Partners of the Partnership (except Brennand) shall be deemed to have, and hereby expressly, release and waive any right, title or interest in or to the Property, and (iii) all Partners (except Brennand) shall be deemed to have, and hereby expressly, release and waive any and all right to pursue or enforce any right, action or claim whatsoever against the Property, at law or in equity, including, without limitation, an action for specific performance or any right provided by applicable law, if any, to record any encumbrance or cloud on title against the Property, including, without limitation, a lis pendens or other instrument, and any such encumbrance or cloud on title recorded against the Property in contravention of the foregoing shall be deemed to irrebuttably constitute slander of title against the Property.

     Upon dissolution of the Partnership, the liquidating Partner as provided in
Section 9.1 shall wind up and liquidate the Partnership by selling the Partnership's assets and distributing the net proceeds therefrom, or distributing the assets or portions thereof in kind, as hereinabove set forth in
Section 6.3. Upon completion of the liquidation, the Partnership shall be deemed completely dissolved and terminated.

     SECTION 11.2 FINAL ACCOUNTING. Each of the Partners shall be furnished with a statement by the Partnership's accountants, which shall set forth the assets and liabilities of the Partnership immediately prior to the date of the complete liquidation. Upon compliance by the liquidating Partner with the foregoing distribution plan, the Limited Partnership shall cease to be such, and the liquidating Partner, as the sole remaining partner of the Partnership, shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation.

                                  ARTICLE XII

                                   AMENDMENTS

     SECTION 12.1 AUTHORITY TO AMEND. (a) This Partnership Agreement may be amended by the General Partners without the approval of the Limited Partners if such amendment is solely for the purpose of clarification or does not change the substance hereof and the Partnership has obtained the opinion of its counsel to that effect.

     (b) This Partnership Agreement may further be amended by the General Partners without the approval of the Limited Partners if such amendment is for the purpose of substituting or adding Limited Partners in accordance with the provisions hereof.

     (c) This Partnership Agreement may further be amended by the General Partners without the approval of the Limited Partners if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Internal Revenue Code with respect to partnerships or of any federal or state securities law or regulations. Any amendment made pursuant to this paragraph may be made effective as of the date of this Partnership Agreement.

     (d) Except as otherwise specifically provided in this Partnership Agreement, amendments to this Partnership Agreement shall require the approval of (x) the General Partners and of (y) the Partners (including the General Partners) owning not less than a majority of the Partnership Units.

     (e) Notwithstanding Sections 12.1(a), 12.1(b), 12.1(c) and 12.1(d), any amendment to this Partnership Agreement which would (i) adversely affect the personal liabilities of the Limited Partners, (ii) change the method of allocation of profit and loss or distributions, or (iii) except as permitted under Section 7.6, dilute the ownership percentages shall require the approval of the holders of one hundred percent (100%) of the Limited Partnership Units so affected.

     (f) A copy of any amendment to be approved by the Limited Partners pursuant to Sections 12.1(d) or 12.1(e) shall be mailed to the Limited Partners not less than ten (10) days in advance of any meeting called for the purpose of voting on such amendment. The Limited Partners shall be notified as to the substance of any amendment adopted pursuant to Section 12.1 and upon request shall be furnished a copy thereof.

                                  ARTICLE XIII

                               POWER OF ATTORNEY

     SECTION 13.1 POWER. The Limited Partners, including any future substituted Limited Partners, irrevocably constitute and appoint the General Partners as their true and lawful attorneys in their name, place and stead to make, execute, swear to, acknowledge, deliver and file:

          (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Florida, or of any other state or jurisdiction in which the Partnership shall transact business or in which the General Partners shall deem it advisable to file.

          (b) Any documents, certificates or other instruments, including, without limitation to the generality of the foregoing, any and all amendments and modifications of this Partnership Agreement pursuant to
     Section 12.1 or of the instruments described in Section 13.1(a), which may be required or deemed desirable by the General Partners to effectuate the provisions of any part of this Partnership Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership.

          (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Partnership.

     The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Limited Partners to approve certain amendments to this Agreement and other Partnership matters pursuant to Section
12.1 or be used in any other manner inconsistent with the status of the Partnership as a Limited Partnership.

     SECTION 13.2 SURVIVAL OF POWER. It is expressly intended by the Limited Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the deaths, dissolution, incompetence and adjudication of insanity of a Limited Partner. The foregoing power of attorney shall survive the delivery of an assignment by a Limited Partner of its entire interest in the Partnership, except that where an assignee of such entire interest has become a substituted Limited Partner, then the foregoing power of attorney of the assignor Limited Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                  ARTICLE XIV

             LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNERS

     SECTION 14.1 LIABILITY OF THE GENERAL PARTNERS. So long as the General Partners shall act in good faith with respect to the conduct of the business and affairs of the Partnership, they shall not be liable or accountable to the Partnership or to any of the Partners, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Partnership except for willful misconduct, gross negligence, breach of fiduciary duty or malfeasance. The respective General Partners do hereby indemnify the Partnership and the remaining Partners for any loss, expense or damage which they might suffer as a result of the said General Partner's willful misconduct, gross negligence, breach of fiduciary duty or malfeasance.

     SECTION 14.2 INDEMNITY. The Partnership (but not the Limited Partners) does hereby indemnify and agree to hold the General Partners wholly harmless from and against any loss, expense, or damage suffered by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership and in furtherance of its interests, including the payment by the General Partners of any debts of the Partnership; provided, however, that the Partnership shall not be required to indemnify or hold harmless any General Partner for any loss, expense, or damage which it might suffer as a result of its willful misconduct, gross negligence, breach of fiduciary duty or malfeasance.

                                   ARTICLE XV

                                 MISCELLANEOUS

     SECTION 15.1 GOVERNING LAWS. The Partnership and this Partnership Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     SECTION 15.2 ENTIRE AGREEMENT. This Partnership Agreement contains the entire understanding among the Partners and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Partners hereto relating to the subject matter of this Partnership Agreement which are not fully expressed herein.

     SECTION 15.3 SEVERABILITY. This Partnership Agreement is intended to be performed in accordance with, and only to the extent permitted by the applicable laws, ordinances, rules and regulations of the jurisdiction in which the Partnership does business. If any provision of this Partnership Agreement, or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Partnership Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     SECTION 15.4 NOTICES. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered to the recipient, when mailed, by prepaid registered or certified mail, return receipt requested, or when sent by nationally recognized overnight courier service, addressed in either instance as set forth in this Partnership Agreement, or as set forth in any notice of change of address previously given in writing by the addressee to the addressor. Any notice to Brennand shall be addressed to it, c/o Thackeray Corporation, at the address shown on page 2, Attn: Jules Ross, with a copy to Odyssey Partners, 31 W. 52nd Street, 17th Floor, New York, New York 10019, Attn: Martin J. Rabinowitz.

     SECTION 15.5 COUNTERPARTS. This Partnership Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

     SECTION 15.6 CONSTRUCTION. The headings of the articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles and sections. Words of any gender, masculine, feminine or neuter, shall be construed to include any other gender, words in the singular number shall be construed to include the plural, and words in the plural number shall be construed to include the singular, when the context or sense of this Partnership Agreement allows.

     SECTION 15.7 TAX PARTNER. The Administrative General Partner is designated as Tax Matters Partner for the Partnership; provided, however, no definitive action may be taken without consent of both General Partners.

     SECTION 15.8 REPRESENTATIONS. The undersigned Partners hereby represent and warrant that (a) their respective entities are each duly organized and validly existing under the laws of their respective states of organization; (b) each is in full compliance with all legal requirements to do business as an entity in their respective states of organization as well as the state of Florida; (c) the undersigned persons are duly authorized to execute and deliver this Limited Partnership Agreement on behalf of their respective entities; (d) there are no actions, suits or proceedings pending or threatened against the respective Partners, which, if adversely determined, could affect their ability to perform their obligations under this Limited Partnership Agreement, or which challenges the validity of or enforceability of, or the ability of the Partners to fulfill each of their respective obligations hereunder; and (e) entering into this Limited Partnership Agreement does not violate any other agreements to which said Partners may be bound.

     SECTION 15.9 MEETINGS. The General Partners shall hold regular quarterly meetings on dates and at locations to be agreed upon by said Partners.

                                  SECTION XVI

                              BUY-SELL PROVISIONS

     SECTION 16.1 (a) At any time from and after one (1) year from the date of completion of the Project (deemed to be the date upon which the City of Orlando issues certificates of occupancy for the stores within the Property which had leases in existence at the closing of the construction loan), in the event the General Partners cannot agree upon the terms of a sale of the Property, or in the event of an unresolvable dispute as to a material matter, and a period of sixty (60) days has elapsed during which the General Partners have attempted to agree upon a price or settle their dispute, either Brennand (as to its entire Partnership interest) or BT, BEFI and EST (as to their aggregate Partnership interests) (the "Electing Partner") may offer by written notice (the "Original Notice") to the other Partner (the "Determining Partner") to either buy from or sell to the Determining Partner all, but not less than all, of its (their) interest in the Partnership. The Original Notice shall state the Electing Partner's desire to effect the sale of its (their) entire interest in the Partnership or the purchase of the Determining Partner's entire interest in the Partnership for an amount equal to the Purchase Price (as hereinafter defined). The Original Notice shall clearly reflect the computation of Purchase Price resulting from the deemed distribution of sales proceeds under Section 6.3, including the fair market value of the Property. The "Purchase Price" shall be an amount equal to the amount which would be received by the Partner required to sell (the "Selling Partner") if all of the Partnership assets had been sold for an amount equal to their fair market value as determined by the Electing Partner and the proceeds thereof had been applied and distributed in accordance with Section 6.3. Notwithstanding the preceding, in no event shall the Purchase Price to the Selling Partner be an amount less than the sum of (a) the Preferred Partnership Capital and (b) the Cumulative Preferred Return and Cumulative Preferred Return Arrearage of the Selling Partner.

     (b) Within sixty (60) days after the receipt of the Original Notice, the Determining Partner shall give a notice ("Notice of Election") to the Electing Partner of its decision (i) to sell its Units or (ii) to purchase the Units of the Electing Partner for the Purchase Price. If the Determining Partner shall not deliver a Notice of Election within such sixty (60) day period, then the Determining Partner shall be deemed to have elected and agreed to sell its Units for the Purchase Price and the Electing Partner shall be obligated to purchase the Units as set forth below. In addition to its elections under (i) and (ii) hereinabove, the Determining Partner may also elect to place the Project for sale on the open market at a price set by the Determining Partner but not less than that price which would return to the Electing Partner its requested price for its Partnership Interest. If the Project is so marketed, it shall be held for sale for at least six (6) months from the date listed until the date a bona fide third party purchase contract is executed. If no such bona fide purchase offer is received at the listed price, the Determining Partner must elect either to sell or buy the Electing Partner's Partnership Interest on the terms set forth above as contained in the Original Notice.

     (c) Upon the giving of the Notice of Election, the Determining Partner shall be obligated to purchase from the Electing Partner the Partnership Interest of the Electing Partner or to sell its Partnership Interest to the Electing Partner, as the case may be, and the Electing Partner shall be obligated to sell its Partnership Interest to the Determining Partner or to purchase from the Determining Partner the Partnership Interest of the Determining Partners as the case may be, for the Purchase Price on the closing date. The Partner thus purchasing another Partner's Partnership Interest shall hereinafter be referred to as the "Purchasing Partner".

     (d) The date and place of such sale and purchase shall be designated in the Notice of Election or, if no Notice of Election shall have been timely given, in a writing given by the Electing Partner; provided, however, that the closing date shall not be more than sixty (60) days after the Notice of Election or such writing by the Electing Partner, as the case may be, shall have been given. On such designated date of acquisition, the Purchasing Partner shall acquire the Selling Partner's Partnership Interest by payment of the Purchase Price for the Partnership Interest, either in cash or at the election of the Purchasing Partner upon payment of 20% of the Purchase Price in cash, with the balance due and payable for a period of five (5) years in annual amortized installments, due one, two, three, four and five years after the closing, including interest at nine percent (9%) per annum. The provisions of Section 10.2(a)(vii)(y) shall apply to the deferred purchase price.

     (e) If either Partner defaults in its obligation to purchase for the Purchase Price and otherwise upon the terms and conditions set forth hereinabove, the nondefaulting Partner shall have the right to (i) purchase the Partnership Interest of the defaulting Partner for a Purchase Price equal to eighty percent (80%) of the purchase price which would be applicable had the non-defaulting Partner elected to purchase the Partnership Interest of the defaulting Partner and (ii) exercise any and all rights and remedies available at law or in equity including without limitation, the right to sue and obtain a personal judgment against the defaulting Partner.

     (f) The General Partner within the Purchasing Partner will become responsible for all of the debts of the Partnership incurred before or after such purchase and will indemnify and hold harmless the Selling Partner with respect to such debts and all claims, causes of action and damages arising with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement as of the day and year first above written.

BEF, INC. a Tennessee corporation                 BT PARTNERSHIP,
                                                  a Tennessee general partnership
                                                  By: BE, INC., Managing Partner

By: /s/ Andrew J. Groveman                        By: /s/ Andrew J. Groveman
  ----------------------------------------        ------------------------------------------


BRENNAND-PAIGE INDUSTRIES, INC.,                  EST ORLANDO, LTD.,
a Delaware corporation                            a Florida limited partnership

By: /s/ Jules Ross                                By: /s/ Lothar Estein
  ----------------------------------------        ------------------------------------------

                        MANAGEMENT AND LEASING AGREEMENT

     THIS AGREEMENT, dated as of May   , 1996 by and between BT ORLANDO LIMITED
PARTNERSHIP, a Florida limited partnership ("Owner"), and (Manager").

                                  WITNESSETH:

     WHEREAS, Owner is the owner of fee title to (a) certain real property situated in the City of Orlando, State of Florida, as more particularly described in Exhibit A annexed hereto and made a part hereof (the "Land"), and
(b) any and all buildings, structures and improvements on and to be erected on the Land and any and all appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto, including, without limitation, a shopping center to be placed thereon (the "Shopping Center"); and

     WHEREAS, Owner has agreed that Manager shall be engaged by Owner to carry out, as agent of Owner, the leasing and management duties hereinafter set forth and to perform the services hereinafter set forth, for and in consideration of the fees hereinafter set forth; and

     WHEREAS, the terms "Land," "Shopping Center" and "Property" referred to herein will include the real property and all buildings, structures and improvements from time to time comprising the entire shopping complex in Orlando, Florida;

     NOW, THEREFORE, in consideration of the fees, other payments and mutual covenants as hereinafter provided for, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant, agree and declare, each intending to be legally bound, as follows:

                                   ARTICLE I

                              APPOINTMENT AND TERM

     1.01 APPOINTMENT. Owner hereby retains and appoints Manager as the exclusive manager and leasing agent of the Property, including the Shopping Center as currently planned and any modifications or expansions thereof, and Manager hereby accepts such appointment, to perform the professional and other services described in and required by this Agreement to be performed by Manager on behalf of Owner for the consideration hereinafter provided for, and on and subject to all other terms, conditions, provisions and qualifications set forth in this Agreement.

     1.02 TERM. The term of this Agreement shall be a term commencing on the date hereof and terminating December 31, 2016, unless earlier terminated in accordance with the provisions hereof.

                                   ARTICLE II

                       SERVICES TO BE RENDERED BY MANAGER

     The parties agree that Manager shall, and is hereby empowered by Owner to, manage, lease and supervise the operation of the Property as a shopping center consistent with the proper management of property of the size, type location and quality of the Property, and in furtherance thereof, Manager shall, inter alia, perform the following services and all other services customarily performed by Managers of similar properties or that may be appropriate or necessary to manage the Property effectively, all as agent for Owner:

     2.01 LEASING. Manager shall (a) develop for Owner's approval an annual leasing plan for the Property, setting forth the types of tenants, lease terms to be offered, proposed common area maintenance charges, promotion fund and amounts of tenant allowances; (b) use its best efforts to obtain suitable tenants for the Property; and (c) negotiate the business terms of all leases, agreements to lease, lease renewals, amendments and modifications as may be necessary or appropriate with such tenants. The negotiations of the leases will be based upon an agreed lease format and rental parameters. Manager will prepare the lease agreements unless advised otherwise by Owner. Legal advice in connection with the lease format and lease negotiations will be handled through an attorney obtained by Manager and approved by Owner, with his fees to be paid by Owner pursuant to a fee schedule approved by Owner. Manager shall have the authority as agent of Owner to execute any lease or lease modification only if it has been approved by Owner; provided, however, if Owner fails to respond to a proposed lease or modification that is within the parameters of the then current annual leasing plan for the Property, within fifteen (15) days after Manager submits same to Owner, Manager in its sole discretion may deem the said proposal accepted and may execute such lease as agent on behalf of Owner. Each draft of a lease proposal delivered to or for the benefit of a prospective tenant of the Property shall contain the following or similar language:

          "The transmission of this lease proposal is for review purposes only. The lease proposal shall not be valid or binding upon landlord unless and until landlord shall have executed the lease and delivered a fully executed copy of the lease to tenant. This lease proposal is subject to withdrawal or modification by landlord at any time prior to full execution and delivery of the lease by landlord and landlord reserves the right to offer the premises for lease to other parties prior to the mutual execution and delivery of the proposed lease."

     2.02 SUPERVISION OF TENANT STORES. Manager shall supervise and coordinate on behalf of Owner the development of the final store plans and placement of tenants in the Property; employ, at Owner's expense, and supervise the architects for the services required to prepare and finalize tenants' individual store plans; review all sketches, plans and specifications for alterations and installations to be done by or for tenants of the Property, including, without limitation, the designs of all exterior portions, including storefronts, of store space at the Property and all signs, subject to compliance by the tenant with the terms and provisions of its lease; all subject to approval by Owner, not to be unreasonably withheld. Manager shall plan and assist the moving into the Property and moving out of the Property of all tenants.

     2.03 RECEIVE NORMAL PAYMENTS. Subject to the provisions of Article IV hereof, Manager shall, for and on behalf of and for the account of Owner, regularly and in a timely manner collect all fixed rents, percentage rents and other sums due under tenant leases, whether payable as additional rent or otherwise, and all other revenue from the Property. All rents and other revenues collected by Manager shall be promptly deposited in a separate, segregated account (the "Management Account") in the name of Owner at a bank approved by Owner. Owner hereby approves First Tennessee Bank, National Association, with the right to revoke such approval if there is a material adverse change in said Bank's financial condition. No rents or revenues from the Property or Owner will be commingled with any other funds. Owner reserves the right to control the investment of its funds, and any and all interest earned on the Management Account or on any other funds belonging to Owner will be solely for the account of Owner. Once a month, Manager shall remit to Owner at a location designated by Owner, all sums remaining in the Management Account after payment of expenses as provided for hereinafter, less a reserve for operating expenses, tenant security deposits and capital expenditures as provided for in the Yearly Budgets or as otherwise may be agreed to from time to time between Owner and Manager. The Management Account initially
shall be funded by Owner in the aggregate amount of $          .

     2.04 PERCENTAGE RENTAL. Manager shall obtain, in accordance with the provisions of any and all leases for space at the Property, tenants' sales figures, and calculate percentage rentals to be derived therefrom, and where Manager or Owner deems it necessary, cause inspections of tenants' books to be made, and, at the expense of Owner or the tenant as the applicable lease may provide, cause audits of tenants' books to be made.

     2.05 COLLECTION OF ARREARS. Manager shall endeavor, by issuing timely and, if necessary, repeated demands for payment, to collect any rentals or other charges in arrears payable by tenants of the Property or others arising out of the operation of the Property, and shall use reasonable efforts to obtain payment of such amounts which are due without suit or resort to any other legal or equitable remedies available to Owner unless requested to do so by Owner.

     2.06 LEGAL PROCEEDINGS. In the event that Owner shall have instituted legal proceedings, or given written direction to Manager to institute legal proceedings in the name of Owner, which may be available by law to Owner for the protection of Owner's rights and for the recovery of any amount owing and unpaid under any of the leases for space at the Property, Manager, at the sole cost and expense of Owner, but subject to Owner's approval of any attorney or other fee arrangements, shall, if and to the extent given direction to do so by Owner, diligently prosecute such proceedings. Manager shall have the authority to sue and defend within the budget for legal expenses claims for or against Owner, at Owner's expense, up to $50,000 per occurrence ($150,000 cumulatively per calendar year), and Manager shall have the authority to settle any claim against Owner for up to $25,000.00 and to settle any claim it is prosecuting on behalf of Owner by compromising up to $25,000.00 (without consideration of Owner's attorney fees) of the amount of the claim. Manager will act as Owner's liaison and assist Owner, at Owner's expense, to the extent requested to do so by Owner in any other claims or lawsuits pertaining to the Property. Any activities in legal matters beyond the limits of this Section 2.06 will require Owner's approval.

     2.07 PROMOTIONAL FUND AND MERCHANTS' ASSOCIATION. Manager shall organize, supervise and coordinate Owner's participation on the activities of any promotional fund (the "Promotional Fund") and/or merchants' association in connection with the Property. Owner shall contribute to said fund or association that amount required of Owner by the tenants' leases.

     2.08 PROPERTY PROMOTION. Manager will submit an annual advertising budget for Owner's review and approval and, at the sole expense of Owner, shall carry out such advertising and promotional activities with respect to the Property as may be deemed advisable by Manager in its reasonable judgment consistent with such annual budget.

     2.09 DEALINGS WITH TENANTS. On behalf of Owner, Manager shall supervise all dealings with tenants.

     2.10 OWNER'S OBLIGATIONS. Manager shall use its best efforts to insure compliance with the terms and conditions of all leases and other agreements in respect of the operation of the Property and in so doing may call upon Owner to provide any reasonable payments necessary in connection therewith and Owner shall forthwith cause such reasonable payments to be made.

     2.11 MAINTENANCE AND REPAIRS. Manager, at Owner's expense, shall cause all areas of the Property which Owner is obligated to maintain, repair and/or operate to be maintained in good operating condition and repair in accordance with shopping center standards prevailing for such centers of similar type, age, size and quality, arrange for, supervise, and be responsible for the maintenance, repair and operation of all such areas of the Property, do all acts or things and, in its own name or in the name of Owner, hire such employees or independent contractors and purchase or lease such equipment and supplies as may be required by any law, regulation, ordinance, rule, order or determination of any applicable governmental authority or as Manager may deem, in its reasonable judgment, to be necessary or desirable to accomplish such purposes.

     2.12 EXTERIOR MAINTENANCE. Manager, at Owner's expense, shall cause all sidewalks, parking areas and other common areas to be kept in a reasonable state of cleanliness.

     2.13 CONSTRUCTION SUPERVISION. Manager shall coordinate, administrate and supervise the planning for and construction of tenants' improvements required of Owner. No fee is payable with respect to the initial occupancy of any tenant space not previously rented.

     2.14 PERSONNEL AND SHOPPING CENTER EMPLOYEES. (a) Manager, at Owner's expense, and as employees of Owner, shall hire, direct and supervise the work of any personnel or independent contractors (other than leasing and other home office personnel who shall be employed by and at Manager's expense, except for a prorata portion of the cost of the central promotions manager employed by Manager, to be charged to Owner) deemed advisable by Manager and approved by Owner to be employed in order to maintain and operate the Property in a manner consistent with good shopping center management practices for such centers of similar type, size, and quality. Manager shall pay, at the expense of and for the account of Owner in accordance with the Budget, the salaries of all such employees or independent contractors and shall maintain complete and accurate payroll records and remit to the proper authorities all income tax deductions, unemployment insurance, workmen's compensation payments, social security payments, pension and other similar deductions or payments which may, from time to time, be applicable to such employees. Manager shall comply with all local, state and federal labor and tax laws relating to compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee-related subjects. Owner and Manager shall agree as to amount of on-site personnel required (or available by beeper).

     (b) In addition to any specific provisions contained in this Agreement relating to the employment of counsel, accountants or consultants, Manager shall have the right to retain the services of such counsel and/or accountants and/or consultants when such retention is reasonably deemed necessary by Manager to assist it in connection with any of the matters for which, under the terms of this Agreement, Manager has responsibility, such engagement to be subject to the prior written approval of Owner. The charges of any such counsel, accountants or consultants shall be at the expense of and for the account of Owner.

     2.15 OFFICE SPACE. Owner shall provide, without cost to Manager, such furnished office space at the Property as may be reasonably required by Manager and approved by Owner, such approval not to be unreasonably withheld, for use by on-site personnel of Owner hired by Manager in connection with the performance of Manager's duties hereunder, and Owner will provide, and pay the cost of, utilities, including telephone, electricity, water and sewer rents, heating and air-conditioning and all other ordinary and necessary office expenses for such office.

     2.16 INSURANCE. Owner shall place or cause to be placed all insurance required for the Property, including without limitation casualty coverage in an amount equal to the full replacement value of the Property and general liability coverage initially of not less than $5,000,000.00, the latter coverage naming

Manager as an additional insured. Such insurance shall include types of coverage as are commonly carried by owners of comparable properties in similar stages of operation and/or development and will be with insurance companies with at least an A rating by Best, and shall provide that such insurance may not be canceled without at least thirty (30) days written notice to Manager and Owner. Manager will assist Owner in securing proposals from insurance companies and by making suggestions regarding insurance coverages and policies, provided that Manager shall not be held liable for Owner's decisions regarding such insurance.

     Any insurance policy provided by any tenant pursuant to any of the leases of the Property shall include both Owner and Manager as named insureds.

     Manager shall carry general liability insurance of not less than $5,000,000.00, provided, if Owner increases its liability insurance coverage, Manager will increase its liability insurance coverage by the same amount, up to $10,000,000.00 coverage, including such types of coverage as are commonly carried by managers of comparable shopping center properties, with Owner named as an additional insured on such policy or policies. Such insurance shall be with insurance companies with at least an A- rating by Best, and shall provide that such insurance may not be canceled without at least thirty (30) days written notice to Owner. Manager will provide Owner with evidence of such insurance coverage by delivering to Owner a certificate of insurance.

     2.17 PAYMENT OF EXPENSES. Subject to receipt of the funds therefor from the tenants of the Property or from Owner, and at the expense of and for the account of Owner, Manager shall pay from the Management Account all expenses required to be paid by Owner relating to the operation of the Property by Manager as herein provided, including the Management Fees and Leasing Fees due Manager hereunder and including first mortgage debt service and those expenses being designated herein as expenses of Owner, but excluding, unless otherwise directed by Owner, debt service on financing other than the first mortgage, provided, however, notwithstanding anything to the contrary herein provided, Manager shall not (except as to matters referred to in Section 3.02 hereof) pay or incur any single expense exceeding the sum of Twenty-five Thousand and No/100 Dollars ($25,000.00) unless such expense is either included in the Yearly Budgets or otherwise approved in advance and in writing by Owner. All disbursements to Affiliates (as defined in the Owner's partnership agreement), other than for the fees under Section 5.01, must be approved by Owner.

     2.18 RECORD KEEPING. Manager shall keep true and accurate books and records, inventory lists and lists of contracts with respect to all of the foregoing and submit statements thereof in format reasonably approved by Owner to Owner in accordance with the provisions of Article IV hereof.

     2.19 RULES AND REGULATIONS. Manager shall consider and advise Owner from time to time as to rules and regulations or any additional rules and regulations in its reasonable judgment required to be made under the leases with tenants for the better or more efficient operation of the Property.

     2.20 STANDARD OF CARE. Manager accepts the engagement under this Agreement and agrees to act in a commercially reasonable manner in the performance of its responsibilities hereunder, in good faith and in the best interests of Owner and to manage the Property in accordance with normal and accepted shopping center standards prevailing for such centers of similar type, size and quality. Manager shall be obligated to perform its duties, responsibilities and obligations under this Agreement that are to be performed at Owner's expense, only to the extent that current funds are made or caused to be made available by Owner to Manager. So long as Manager shall exercise the standard of care provided in this

Section 2.20 and not be guilty of gross negligence, fraud or bad faith, Manager shall not be liable for any errors in judgment or for any mistakes of fact or law or in judgment.

     2.21 NOTICES TO OWNER. Manager shall give notices to Owner of all material matters of which Manager has knowledge affecting the Property.

     2.22 OUTPARCEL SALES. Manager shall also be responsible for the sale of outparcel lots, for which it will receive a three percent (3%) commission. Manager is authorized to pay up to an additional three percent (3%) to any unaffiliated outside real estate broker who secures sales of outparcels; provided, however, that additional brokerage fees in excess of three percent (3%) shall reduce Manager's fee correspondingly.

                                  ARTICLE III

                               POWERS OF MANAGER

     3.01 MANAGER'S AUTHORITY TO CONTRACT. Manager shall have authority to bind Owner to contractual obligations to third parties in the performance of its duties hereunder, subject to the limitations of Section 2.17, provided Manager is in compliance with the provisions hereof and is not otherwise prohibited from so doing pursuant to the terms of this Agreement.

     3.02 MANAGER'S AUTHORITY TO ACT IN AN EMERGENCY. Notwithstanding anything to the contrary contained in this Agreement, Manager may, without obtaining the prior written consent of Owner, make any decision or take any action which otherwise requires the prior written consent of Owner pursuant to the terms of this Agreement if, in the reasonable judgment of Manager, such decision or action is necessary for the protection of life or health or for the preservation of the Property or to avoid the suspension of any service to or of the Property and there is insufficient time to notify Owner; provided, however, that Manager shall use its reasonable efforts to notify Owner and request its consent prior to making any decision or taking any action.

                                   ARTICLE IV

                              ACCOUNTS AND RECORDS

     4.01 ACCOUNTING AND FINANCIAL SERVICES. In furtherance of its obligations to administer and supervise the management and operation of the Property, Manager shall perform such accounting services, in accordance with generally accepted accounting principles and practices, as shall be appropriate and reasonable or as otherwise agreed to by Owner and Manager and in any event shall submit to Owner the following reports and statements:

     a. Monthly, not later than the 30th day of each month during the term of this Agreement:

          (i) Operating statement of income and expenses and capital improvements current period and year-to-date compared to budget and compared to the prior year.

          (ii) Accounts receivable status report and aging.

          (iii) Accounts payable status report.

          (iv) Investment and interest income statements.

          (v) Status report on current leasing activity.

     b. Quarterly, no later than the 30th day following the end of each calendar quarter:

          (i) Balance Sheet for accounts that should properly be maintained by Manager on its general ledger on behalf of Owner.

          (ii) Schedule of cash reserves.

          (iii) Calculation of Management Fees and Leasing Fees.

          (iv) Profit and Loss Statement.

          (v) Sources and uses of funds.

          (vi) Tenant sales reports by major categories and trends.

          (vii) Litigation status report.

          (viii) Bank account reconciliations by categories and bank statements.

     c. Manager also will make available for Owner's review upon request, the following reports:

          (i) Rent roll.

          (ii) Copies of bank reconciliations and bank statements.

          (iii) Monthly tenant sales reports.

          (iv) Current general ledger for all accounts.

          (v) Copies of payroll tax returns and all government and state reports required.

     All of said accounting reports shall be maintained in accordance with federal income tax accounting principles consistently applied. The reports listed above in a.(i)-(iv), b.(i)-(v) and (viii), and c.(i)-(v) will be certified correct by the Chief Financial Officer of Manager.

     4.02 MAINTENANCE OF ACCOUNTS AND RECORDS. Manager shall, at all times during the term hereof, maintain appropriate and proper books of account and records with respect to the Property and all transactions entered into in performance of its obligations under this Agreement.

     4.03 PERMIT INSPECTION OF ACCOUNTS AND RECORDS. Owner or the auditors or representatives of Owner shall have the right, at the sole cost and expense of Owner, from time to time, and at reasonable times and intervals, to cause such inspection of the books and records so maintained by Manager as such party shall deem necessary in the circumstances, and Manager shall make available to Owner and any such auditors such information and material as may be required by Owner and/or such auditors for the purpose of their audit and otherwise give such cooperation as may be required by such auditors for the purpose of their audit or as may be necessary for such auditors to carry out their duties on behalf of Owner. If the auditors make recommendations regarding the accounting procedures for the Property, Manager will implement those recommendations to the best of its ability.

     4.04 YEARLY BUDGETS.

     (a) Not less than thirty (30) days prior to the Shopping Center opening for business and not less than thirty (30) days prior to commencement of each full calendar year thereafter, Manager shall submit to Owner, for Owner's approval, both a proposed operating budget of income and expenses and a proposed budget for ordinary and necessary capital expenses, together with the assumptions used in preparing said budgets, for the ensuing full or part year, as the case may be ("Yearly Budgets"). The Yearly Budgets will include contingency funds and it will not be necessary for Manager to get Owner's approval for budget variances of up to ten percent (10%) for any individual line item and five percent (5%) for all items in the aggregate (excluding taxes, insurance, management fees and utilities), subject, however, to any other spending limitations provided in this Agreement. Upon request of Owner, Manager shall provide Owner with the data and information utilized in preparing the Yearly Budgets. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Yearly Budgets, and Owner acknowledges that Yearly Budgets are intended only to be reasonable estimates.

     (b) In the event Owner shall not approve or raise any objections to the proposed Yearly Budgets, and Owner and Manager are unable to resolve the disputed or objectionable matters submitted by Owner prior to the commencement of the applicable calendar year, the aggregate amount of the Yearly Budgets for the preceding calendar year, adjusted upward by the percentage of increase in the Consumer Price Index during such preceding year, shall be deemed to be the Yearly Budgets in effect until such time as new Yearly Budgets have been approved.

     4.05 REIMBURSEMENT OF MANAGER. Manager shall not be required to, but if Manager elects to advance out of its own funds voluntarily for Owner's account any sum or sums for the payment of any obligation or expense connected with the leasing, maintenance or operation of the Property which is properly chargeable to Owner hereunder, then Manager shall notify Owner immediately upon making such advance, and Owner shall reimburse Manager within ten (10) days after demand therefor. Any later payment shall require the payment of interest at the Chemical Bank (or its successor in interest) prime rate plus 2%.

                                   ARTICLE V

                                  COMPENSATION

     5.01 COMPENSATION. For its services rendered pursuant to this Management Agreement, Manager will be compensated as follows:

     (a) Management Fee. Owner agrees to pay or cause to be paid to Manager in respect of each year or portion thereof, during the term of this Management Agreement, and Manager agrees to receive from Owner, as compensation for the services to be rendered under this Agreement, a management fee ("Management Fee") equal to three percent (3%) of the actual gross rental receipts from the Property (i.e., minimum rentals and percentage rentals) and any other contributions or payments from tenants or others for taxes, insurance, common area costs or other charges relative to the respective lease (but excluding sales taxes, Promotional Fees, condemnation proceeds, insurance proceeds, and tenant or third party reimbursements for capital improvements, tenant improvements or repairs) for such year or portion thereof from the Property, payable in monthly installments, in arrears, on the first day of each calendar month for the gross receipts during the prior month. Upon expiration or prior termination of this Agreement, the Management Fee will be paid on a prorata per diem basis for the period until such expiration or termination, upon receipt of gross receipts by Owner after the expiration or termination of the term hereof, which receipts are applicable to said term. Adjustments will be made for bad debts.

     (b) Leasing Fee. Owner agrees to pay or to cause to be paid a leasing fee ("Leasing Fee") equal to (1) three percent (3%) of the minimum rents due and payable for the initial lease term pursuant to each lease for space in the Property which is signed after the date of this Management Agreement and (2) two percent (2%) of the minimum rents due and payable for any lease term for which a then current tenant of the Property extends or renews its lease (provided, if the renewal or extension involves substantial additional negotiation of lease terms significantly different from those contained in the tenant's current lease, the fee shall be as in (1)), payable in full on the day the tenant takes possession and begins paying rent for the initial lease term and on the first day of each such extended or renewed lease term; provided, however, if a tenant defaults and pays rent for less than six (6) months of any term for which Manager has been paid its said Leasing Fee, then upon Manager's securing a new lease for that defaulting tenant's space, Owner shall be entitled to a credit, against the Manager's new Leasing Fee that would be payable for such new lease, of the proportionate amount of the Leasing Fee that was paid to Manager on the said defaulting tenant's lease that is attributable to the portion of the lease term for which the defaulting tenant did not pay its rent. Upon expiration or prior termination of this Agreement, the Leasing Fee shall continue through the then current terms of all leases then in effect for which and to the extent the Leasing Fee is payable (or the initial term of any leases executed and delivered within a period of 180 days following such expiration or termination on substantially similar terms and conditions as negotiated by Manager prior to such expiration or termination for which a Leasing Fee would have been payable if this Agreement had not expired or been terminated), whether or not the tenant has commenced possession as of the date of such expiration or termination. Manager is authorized to pay up to an additional two percent (2%) to any unaffiliated outside real estate broker who secures leases on the Property, provided, however, that additional leasing fees in excess of two percent (2%) shall correspondingly decrease the leasing fee to Manager.

     (c) Construction Management Fee. Commencing after the initial leaseup, for its services as performed under Section 2.13, Owner agrees to pay Manager a fee of five percent (5%) of the hard costs of construction of the tenants' improvements that are required of Owner, to be paid prorata monthly as construction progresses, with the final amount of the fee to be adjusted between the parties within thirty (30) days after substantial completion of construction. No fee is payable with respect to the initial occupancy of any space not previously rented.

     5.02 TRAVEL EXPENSES. Owner shall reimburse Manager upon written request submitted not more often than monthly, together with supporting invoices and/or receipts where appropriate, for all of Manager's reasonable travel expenses actually incurred with respect to management of the Property as well as lease negotiations for space in the Property, subject to the budget limitations set out in this Agreement.

     5.03 FULL COMPENSATION.  The compensation payable to Manager pursuant to
Section 5.01 hereof shall constitute the only compensation payable by Owner, or any other party, to Manager for the services rendered by Manager or to be rendered by Manager pursuant to this Agreement in connection with the operation, maintenance and management of the Property. Except as otherwise in this Agreement provided, all non-site office salaries and employment costs incurred by Manager in the performance of its duties hereunder shall be borne solely by Manager. Manager shall be reimbursed its actual out-of-pocket costs for entertainment, long-distance telephone, postage, courier services, credit reports, and similar off-site expenses. Manager shall also be reimbursed for a prorata portion of the costs incurred by it and its affiliates for attendance and promotion at the annual ICSC, Value Retail News, or similar meetings. All reimbursements are subject to the budget limitations provided herein.

                                   ARTICLE VI

                            DEFAULT AND TERMINATION

     6.01 DEFAULT AND TERMINATION. (a) In the event of a default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of five (5) days as to matters involving the Manager's gross negligence or as to a monetary default or thirty (30) days as to a non-monetary default, in either case after written notice thereof shall have been given to the defaulting party specifying such default and requesting that the same be remedied, unless such default is non-monetary and cannot be reasonably remedied in the exercise of due diligence within such thirty (30) day period, in which event the party in default shall be deemed to be in compliance with this provision if it shall, in good faith, have commenced to remedy such default within such thirty (30) day period and, thereafter, shall have prosecuted to completion with diligence and continuity the remedying thereof and shall have remedied such default within a reasonable time; then, and in any event, the non-defaulting party may, at any time thereafter prior to cure, declare by written notice to the defaulting party that this Agreement shall be terminated on the date specified in such notice. No cure period is allowed hereunder for fraud. Thereupon, on such date, if such event of default shall be continuing, this Agreement shall terminate and the non-defaulting party shall be entitled to damages for such default and resulting termination. In addition to the remedy of termination and damages for default, the non-defaulting party shall have such other remedies as may be provided for in law or in equity, including without limitation thereto (i) enforcement of this Agreement without termination, (ii) suit to recover expenses and legal fees, and (iii) specific performance. So long as Manager is an affiliate of BEF, Inc. or Belz Investco L.P., and BEF, Inc. or Belz Investco L.P. or an affiliate is a general partner of Owner, determinations as to Manager's default under this Agreement shall be made by the general partner of Owner not affiliated with BEF, Inc., acting alone, and in its reasonable good faith determination.

     (b) In the event Manager shall file a voluntary petition in bankruptcy or admit in writing its insolvency or the inability to pay its debts, or in the event an involuntary petition in bankruptcy is filed against Manager and not dismissed within sixty (60) days, then in any such event, this Agreement shall immediately terminate without notice by Owner to Manager and, upon such termination for the reason stated in this paragraph, all of Manager's rights to receive compensation of every kind and nature hereunder shall terminate effective as of the termination of this Agreement. For purposes of the first sentence of this paragraph only, the term "Manager" shall include not only Manager but the present Administrative General Partner (or its affiliate that may have succeeded to said position) of Owner.

     (c) This Agreement is subject to cancellation by Owner, within thirty days after the final day of the seventh (7th) year or the thirteenth (13th) year of the Term, giving a ninety (90) day written notice of such cancellation to Manager, if the leased floor space is below 80% of the leasable floor space in the Shopping Center on either of such year-ending dates; provided that such cancellation shall not take effect if the percentage of leased floor space increases to at least 80% during such 90-day notice period; and provided, further, that the calculation of leasable floor space shall not include any space that is then unusable due to casualty or condemnation.

     (d) Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated by Owner at any time upon ninety (90) days written notice to Manager, if the Property is sold or if the present Administrative General Partner of Owner, or an affiliate thereof, is terminated as such.

     6.02 DELIVERY OF RECORDS. (a) Upon the expiration or prior termination of this Agreement, Manager shall immediately pay over any of Owner's funds that Manager is holding and deliver to Owner the leases on the Property, and as soon as possible, but no later than thirty (30) days after such expiration or termination, deliver to Owner, (i) records and documents, including without limitation, all agreements to lease and agreements with tenants and books of account maintained by Manager in accordance with the provisions of this Agreement, and (ii) materials and supplies for which Manager has been paid by Owner and which are in the possession or control of Manager and relate directly to the Property or to Owner, or to the leasing, tenant coordination or supervision of the management and operation of the Property; provided, however, that Manager may elect to retain copies of certain of such records, documents, and books of account as it may reasonably deem necessary in connection with legal proceedings or dealings with any governmental authorities, and Owner shall produce at its offices the originals of such records, documents and books of account whenever reasonably required to do so by Manager for the purpose of such legal proceedings or dealings with any governmental authorities.

     (b) Manager shall, for a period of thirty (30) days after expiration or termination of this Agreement, make itself available to consult with and advise Owner, or such other person or persons as may be designated by Owner, regarding the transition of management from Manager to Owner or Owner's designee. Owner shall reimburse Manager for Manager's reasonable out-of-pocket costs and expenses related thereto.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.01 CONSENT. Any consents or approvals required or permitted to be given by Owner hereunder must be in writing. Notwithstanding the notice requirements as set forth in Section 7.07 of this Agreement, Owner and Manager acknowledge and agree that for purposes of verifying Owner's approvals as required herein relating to various operating matters pertaining to the Property, Manager shall have the right to telecopy to Owner Manager's request for such approval, and Owner shall have the right to telecopy to Manager Owner's written approval duly signed on its behalf by one of the persons authorized to sign such approvals as hereinabove provided, upon which telecopied approval Manager shall be entitled to rely. Manager shall be required to obtain the consent or approval of both general partners of Owner in all matters requiring the consent or approval of both general partners under Owner's partnership agreement. Notwithstanding the foregoing, no telecopy shall constitute delivery of notice of default or of termination hereunder. As of the date of this Agreement, the telecopy numbers for Owner and Manager are as follows:

     Owner:    as to BEF, Inc. --
               as to Brennand-Paige Industries, Inc. --     (Ross)  212-759-4481
                                              (Rabinowitz/Odyssey)  212-708-0755
               as to EST Orlando, Ltd. --          (Lothar Estein)  407-354-3243

     Manager: (901) 762-7272

     7.02 NO ASSIGNMENT. Manager shall not assign this Agreement (but shall have the right to subcontract its services to an affiliate for which Manager shall continue to be responsible hereunder) without the express prior written consent of Owner in its sole discretion. Affiliate is defined for this purpose to mean an entity majority owned by Jack A. Belz, his spouse, their issue or spouses.

     7.03 SUCCESSORS. Subject to the provisions of Section 7.02 hereof, this Agreement and all rights, entitlements, duties and obligations arising from it shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest and permitted assigns.

     7.04 INDEX AND HEADINGS. The index and headings in this Agreement are inserted for convenience and for reference only and shall in no way affect, define, limit or describe the scope, intent or construction of any provisions hereof.

     7.05 NUMBERS AND GENDERS. Whenever the singular and the masculine or neuter genders are used in this Agreement, it shall be construed as if the plural and the masculine, feminine or neuter had been used where the content or the party or parties hereto so require and the rest of the sentence shall be construed as if the grammatical and terminological changes thereby rendered necessary had been made.

     7.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of law.

     7.07 NOTICES. Any notice, approval, consent or other communication (collectively, "notice") which may be, or is required to be, given by any party hereto shall be in writing and either personally delivered or sent by overnight courier or postage prepaid by United States certified or registered mail, return receipt requested, addressed to the party to whom the notice is directed at the address set forth below or to such alternative addresses as may from time to time be designated by notice given in the manner provided for in this Section:

                        (i)  If to Manager:
                             530 Oak Court Drive, Suite 300
                             Memphis, Tennessee 38117
                             Attention: Ronald A. Belz
    with a copy to:
                             Harkavy, Shainberg, Kosten & Pinstein
                             530 Oak Court Drive, Suite 350
                             Memphis, Tennessee 38117Attention:
                             Raymond M. Shainberg

                       (ii)  If to Owner:
                             Brennand-Paige Industries, Inc.
                             c/o Thackeray Corporation
                             400 Madison Avenue, Suite 1408
                             New York, New York 10017
                             Attn: Jules Ross

                             AND

                             BEF, Inc.
                             530 Oak Court Drive, Suite 300
                             Memphis, Tennessee 38117
                             Attn: Jimmie D. Williams

                             AND

                             EST Orlando, Ltd.
                             5211 International Drive
                             Orlando, Florida 32819
                             Attn: Lothar Estein
    with copies to:
                             Odyssey Partners
                             31 West 52nd Street, 17th Floor
                             New York, New York 10019
                             Attn: Martin J. Rabinowitz

                             AND

                             James Willard, Esq.
                             Shutts & Bowen
                             20 North Orange Avenue, Suite 1000
                             Orlando, Florida 32801

A notice shall be deemed given at the time of personal delivery or refusal to accept delivery or on the third (3rd) business day following the date of the mailing thereof or on the date received, if by overnight courier.

     7.08 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and no amendment or alteration hereof or change hereto shall be binding unless the same shall be in writing and signed by all of the parties hereto.

     7.09 SEVERABILITY. If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable, then the remaining provisions of this Agreement or the application of any such provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

     7.10 NO WAIVER. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Agreement, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of any one or more of said obligations of this Agreement or of the right to exercise such election, but the same shall continue in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature or otherwise.

     7.11 INDEMNITIES.

     (a) Owner and Manager shall indemnify, defend, protect and hold harmless each other, respectively, from any loss, liability, damage or expense (including, without limitation, attorneys' fees and court costs) incurred by said other party in connection with any action, suit or proceeding based upon the breach by Owner or Manager, respectively, of its obligations under this Agreement.

     (b) When and if an indemnitee under this Section 7.11 is threatened in writing, or is served with a summons or other judicial process bringing an action against such indemnitee for which the indemnitee is or claims to be entitled to be held harmless and defended by the indemnitor under this Section 7.11, the indemnitee shall give the indemnitor notice thereof together with a copy of all writings received in connection therewith, and such notice shall expressly state that the indemnitee is claiming that it is entitled to be held harmless and defended under the provisions of this Section 7.11. The indemnitor shall have the right to select counsel, subject to the approval of the indemnitee, and defend such claim. The indemnitee shall thereafter cause a copy of any and all further writings received by it in connection with such action or threatened action to be delivered to the indemnitor within ten (10) days after the indemnitee's receipt thereof.

     7.12 INDEPENDENT CONTRACTOR. Except as expressly provided in this Agreement, nothing contained in this Agreement or in the relationship of Owner and Manager shall be deemed to constitute an employment agreement, partnership, joint partnership or any other relationship, and Manager shall at all times be deemed an independent contractor for purposes of this Agreement.

     7.13 SURVIVAL. The Agreements to provide indemnification or any other payments set forth herein shall survive termination of this Agreement.

     7.14 SUBORDINATION TO FIRST MORTGAGE. This Management and Leasing Agreement shall be subordinate to Owner's first mortgage financing pursuant to an agreement reasonably satisfactory to Owner, Manger and mortgagee. Manager will execute any documents to further effectuate this subordination that may reasonably be requested by the first mortgagee.

     7.15 BONDING. Manager's employees responsible for the handling of Owner's funds shall be bonded in the amount of at least $4,000,000.00 through a company approved by Owner, such bond to be in accordance with the normal and customary terms for surety bonds for companies in the business of managing commercial real estate properties.

     7.16 CONTRACTS WITH RELATED ENTITIES. Manager will disclose to Owner any contracts it enters into for services to be performed at or for the Property by parties or entities that are part of or are controlled by the Belz family, and such contracts will be subject to Owner's approval.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

OWNER:                                          MANAGER:
BT ORLANDO LIMITED PARTNERSHIP
By: BEF, Inc., a Tennessee
    corporation, general partner
    By:


By: BRENNAND-PAIGE INDUSTRIES, INC.,
    a Delaware corporation, general partner
    By:

                                   AGREEMENT

     This Agreement ("Agreement") entered into as of this 20th day of May, 1996, by and between BELZ INVESTCO L.P., a Tennessee limited partnership ("Belz"), and THACKERAY CORPORATION, a Delaware corporation ("Thackeray").

                              W I T N E S S E T H:

     WHEREAS, BEF, Inc., a Tennessee corporation ("BEFI"), BT Partnership, a Tennessee general partnership ("BT"), and EST, Ltd., a Florida limited partnership ("EST"), are all affiliated with Belz, and are all entities in which Belz possesses an ownership interest;

     WHEREAS, Brennand-Paige Industries, Inc., a Delaware corporation ("Brennand") is a wholly-owned subsidiary of Thackeray;

     WHEREAS, BEFI, BT, EST and Brennand propose to enter into an Agreement of Limited Partnership ("Partnership Agreement") for BT Orlando Limited Partnership, a to-be-formed Florida limited partnership (the "Partnership"), which will develop approximately 140 acres of commercially zoned real estate in Orlando, Florida, as a retail/entertainment/shopping center complex;

     WHEREAS, Belz and Thackeray have agreed to guarantee certain obligations of their respective affiliates under the Partnership Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and understandings between the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intended to be legally bound hereby, Belz and Thackeray hereby agree as follows:

     1. Guaranty. Belz (as to its affiliates, BEFI, BT and EST) and Thackeray (as to its affiliate, Brennand) hereby agree that if their respective affiliates at any time default under any of their obligations set forth in Sections 4.2, 4.3(a), 14.1 and 16.1(f) of the Partnership Agreement, that each party hereto will guaranty and perform the obligations of its respective affiliate under the Partnership Agreement.

     With respect to the guaranty of Belz and Thackeray referenced above, such guaranty of the obligations of their respective affiliates shall be construed as though Belz and Thackeray were direct partners of the Partnership under the Partnership Agreement, owning the partnership interests of their respective affiliates. This guaranty shall be a continuing guaranty, and the liability hereunder shall in no way be affected or diminished by reason of any extension of time that may be granted by any party to the Partnership Agreement.

     2. This agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          THACKERAY CORPORATION, a
                                          Delaware corporation

                                          By: /s/ Jules Ross, Vice President

                                            ------------------------------------

                                          BELZ INVESTCO L.P., a
                                          Tennessee limited partnership

                                          By: /s/ Andrew J. Groveman, Senior
                                              Vice President

                                            ------------------------------------

                                                                       EXHIBIT D

                                  May 20, 1996

Thackeray Corporation
400 Madison Avenue, Suite 1508
New York, New York 10017

     Re: Orlando, Florida property -- Phase II

Gentlemen:

     Simultaneously with the execution of this letter agreement, affiliates of the undersigned ("Belz") are entering into the Agreement of Limited Partnership of BT Limited Partnership ("Phase I Partnership") ("BT Agreement") with an affiliate of Thackeray Corporation ("Thackeray") covering the development of approximately 140 commercial acres of land in Orlando, Florida. ("Phase I"). This letter agreement pertains to the adjacent 78 acres to be developed as Phase
II. Capitalized terms used herein have the same meaning as defined in the BT Agreement unless otherwise defined herein.

     The 78 acres involved in Phase II are comprised of approximately 22.5 commercial acres and 55.5 multi-family residential acres. You have placed a value of $1.65 per square foot on the residential acres and $200,000 per acre on the commercial acres, resulting in an approximate value of this 78 acres of $8,489,007, subject to adjustment upon actual survey.

     Belz and Thackeray hereby agree to form a new limited partnership ("Phase II Partnership"), 50% of which will be owned by Thackeray or an affiliate(s) and 50% of which will be owned by Belz or an affiliate(s) (including Lothar Estein in the definition of affiliates). The term Thackeray as used herein shall include Thackeray and its affiliates. The term Belz as used herein shall include Belz and its affiliates. The new limited partnership will develop the 22.5 acres of commercial real estate and the 55.5 acres of multi-family residential real estate. The parties agree that the new limited partnership agreement will contain the same provisions as those in the BT Agreement, subject to adjustment to reflect the land and timing differentials, and with an affiliate of Belz acting as Administrative General Partner and agreeing to use its best efforts to develop the respective portions of Phase II. Thackeray will contribute the 22.5 and 55.5 acres to the Phase II Partnership as Preferred Partnership Capital, at Gross Asset Values of $4,500,000 and $3,987,007, respectively (as adjusted upon actual survey), with the same Cumulative Preferred Return percentage as in the BT Agreement, commencing upon transfer of the respective acreage to the partnership. The respective 22.5 and 55.5 acre tracts of land (or such portions thereof as are being currently developed) will be transferred to the Phase II Partnership simultaneously with closing of the respective construction loans thereon. The parties agree to act in good faith and use their best efforts to complete this new partnership agreement within two (2) months from the date hereof.

     The commencement date ("Commencement Date") for the new partnership agreement will be the date of completion of Phase I (deemed to be the date upon which the City of Orlando issues certificates of occupancy for the stores within the Property which had leases in existence at the closing of the construction loan for Phase I). The commercial acres will not be transferred to the Phase II Partnership if said partnership fails for any reason to secure and close construction financing for the new commercial project within twenty-four (24) months from the Commencement Date. In such event, neither the Phase II Partnership nor any partners thereof (except for Thackeray) shall have any legal rights to the 22.5 commercial acres. The residential acres (or so much thereof as are not being currently developed by the Phase II Partnership) will not be transferred to the Phase II Partnership if said partnership fails for any reason to secure and close construction financing for the new residential project (or so much thereof as is not being currently developed by the Phase II Partnership) within thirty-six (36) months from the Commencement Date; provided, if construction loans for more than 50% of the residential acreage have been obtained, and said acreage is currently being developed by the Phase II Partnership, upon request from us the 36-month period shall be extended for an additional twelve (12) months. In the event the residential acreage is not required to be transferred, neither the Phase II Partnership nor any partners thereof (except for Thackeray) shall have any legal rights to the remaining residential acres.

     Please execute a copy of this letter agreement to constitute your agreement to the above and upon such execution and return to us, this letter agreement shall constitute the binding agreement of the parties hereto. This letter agreement may be executed in counterparts.

                                          Very truly yours,

                                          BELZ INVESTCO L.P.

                                          By: URCO, Inc., its general Partner

                                          By: /s/ Andrew J. Groveman, Senior
                                              Vice President

                                            ------------------------------------

AGREED:

THACKERAY CORPORATION

By: /s/ Jules Ross, Vice President

    ------------------------------

                                                                       EXHIBIT E

                          HOULIHAN VALUATION ADVISORS
                       2029 CENTURY PARK EAST, SUITE 2890
                             LOS ANGELES, CA 90067

June 28, 1996

To The Board of Directors of
  Thackeray Corporation

Gentlemen:

We understand that the Thackeray Corporation (the "Company") is contemplating a transaction (the "Transaction") whereby the Company, through a wholly-owned subsidiary, Brennand Paige Industries, Inc. ("BPI"), will transfer approximately 140 commercially zoned acres ("Parcel 1") of the Company's approximately 218 acre tract in Orlando, Florida (the "Orlando Property") to BT Orlando Limited Partnership (the "Partnership"), a newly-formed Florida limited partnership. The purpose of the Partnership will be the development, construction and maintenance of a retail/entertainment/shopping center on Parcel 1. In exchange for the transfer of Parcel 1 to the Partnership, BPI will receive a 35% general partnership interest in the Property, as well as a preferential return of 9% per year on a principal balance of $15,246,000, which represents the value allocated by the partners to Parcel 1 for capital account purposes. As part of the Transaction, the Company has also entered into a letter agreement (the "Letter Agreement") regarding the transfer of the balance of the Orlando Property ("Parcel 2"), consisting of approximately 22.5 commercially zoned acres and approximately 55.5 multi-family residentially zones acres, into another to-be-formed partnership ("Partnership 2"). In exchange for the transfer of Parcel 2 into Partnership 2, the Company, through BPI or another wholly-owned subsidiary of the Company, will receive a 50% general partnership interest in Partnership 2, as well as a 9% preferential return on a principal balance of $8,487,000, which represents the value allocated by the partners to Parcel 2 for capital account purposes.

You have requested our opinion (the "Opinion") as to the fairness to the public stockholders of the Company, from a financial point of view, of the consideration to be received by the Company in connection with the Transaction. The Opinion does not address the Company's underlying business decision to effect the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. Reviewed recent public filings for the Company, including Annual Reports and Form 10K filings for the years ended December 31, 1994 and 1995 and its Form 10Q Filing for the quarter ended March 31, 1996;

     2. Reviewed audited financial statements for the Company for the fiscal years ended December 31, 1992 though 1995;

        The Board of Directors, Thackeray Corporation                     Page 2
        June 28, 1996

     3. Reviewed copies of the following agreements related to the Transaction:

        a) the BT Orlando Limited Partnership Agreement, dated May 20, 1996,

        b) the form of its Management Leasing Agreement between the Partnership and an affiliate of Belz Enterprises ("Belz"), annexed to the Partnership Agreement,

        c) the Letter Agreement between Thackeray and an affiliate of Belz, dated May 20, 1996;

     4. Had due diligence discussions with management of the Company regarding matters pertinent to our analysis;

     5. Met with representatives of Belz, as well as experts in the Orlando real estate market to discuss various aspects of the Orlando Property and the Transaction, in addition to other relevant matters;

     6. Visited the Orlando Property;

     7. Reviewed financial forecasts and projections for the Partnership, prepared by Belz, for the years ending December 31, 1998 through 2012;

     8. Reviewed a real estate appraisal (the "Appraisal") on the Orlando Property as of March 31, 1994;

     9. Reviewed a memorandum evaluating the Orlando Property and the Appraisal, prepared by a real estate consulting firm based in Orlando, Florida;

     10. Reviewed a draft of the Company's Proxy Statement related to the Transaction (the "Proxy Statement");

     11. Reviewed price and volume information for the Company's publicly traded common stock;

     12. Reviewed certain other publicly available data, including data on real estate investment trusts and real estate limited partnerships; and

     13. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future results and financial condition of the Partnership, and that there has been no material change in the prospects of the Partnership since the date of the projections. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Orlando Property. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have further relied upon the opinions and representations of third parties who are experts in the Orlando real estate market, as to various aspects of the Orlando commercial real estate market in general and the Orlando

The Board of Directors, Thackeray Corporation                             Page 3
June 28, 1996

Property in particular. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based on the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Company in connection with the Transaction is fair to public stockholders of the Company from a financial point of view.

     This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. We understand, however, that this Opinion may be referred to in, and included as an exhibit to, the Proxy Statement. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS

/S/  HOULIHAN VALUATION ADVISORS

                                                               PRELIMINARY COPY
PROXY                        THACKERAY CORPORATION

            ANNUAL MEETING OF STOCKHOLDERS -- ________________, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby nominates and appoints MARTIN J. RABINOWITZ, JULES ROSS and RONALD D. ROTHBERG, or any one of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of Common Stock of Thackeray Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Warwick Hotel, 65 West 54th Street, New
York, New York 10019 on ____________, 1996 at 10:00 A.M., and at any
adjournment or adjournments thereof, with authority to vote said shares on the matters set forth below.



                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                                                                       Please
                                                              /X/       mark
                                                                     your votes
                                                                      as this

Unless otherwise specified on this Proxy, the shares represented by this proxy will be voted "FOR" Proposals 1, 2 and 3 below. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.


- -------------------
      COMMON

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- --------------------------------------------------------------------------------
1. To consider and act upon a proposal to transfer the Company's Orlando, Florida property.

                FOR             AGAINST         ABSTAIN

                / /               / /             / /

2. Election of Directors:
        Nominees: Martin J. Rabinowitz, Jules Ross, Ronald D. Rothberg,
                  Moses Rothman and John Sladkus.

              FOR all nominees (except as indicated on the right)

                                  / /

                  WITHHOLD AUTHORITY to vote for all nominees

                                 / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

        ----------------------------------------------------------------

3. Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants.

                FOR             AGAINST         ABSTAIN

                / /               / /             / /

4. Upon such other matters as may properly come before the meeting.



                                        NOTE: Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States.


                                        Date                            , 1996
                                        --------------------------------------


                                        Signature
                                        --------------------------------------


                                        Signature
                                        --------------------------------------

                                        Please sign exactly as your name
                                        appears. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please set forth your full
                                        title. If signer is a corporation,
                                        please sign the full corporate name by
                                        a duly authorized officer. Joint owners
                                        should each sign.